Exhibit 10.1

DENALI HOLDING INC.

FORM OF AMENDED AND RESTATED SPONSOR STOCKHOLDERS AGREEMENT

Dated as of [            ], 2016

TABLE OF CONTENTS

		Page
	ARTICLE I
	DEFINITIONS

Section 1.1.	Definitions	3
Section 1.2.	General Interpretive Principles	23

	ARTICLE II
	REPRESENTATIONS AND WARRANTIES

Section 2.1.	Representations and Warranties of the Stockholders	23
Section 2.2.	Representations and Warranties of the MD Stockholders and the MSD Partners Stockholders	24

	ARTICLE III
	GOVERNANCE

Section 3.1.	Board of Directors of the Company	25
Section 3.2.	Specified Subsidiaries	34
Section 3.3.	Protective Provisions	35
Section 3.4.	Additional Management Provisions	39
Section 3.5.	VCOC Investors	40

	ARTICLE IV
	TRANSFER RESTRICTIONS

Section 4.1.	General Restrictions on Transfers	41
Section 4.2.	Specified Restrictions on Transfers	44
Section 4.3.	Permitted Transfers	48
Section 4.4.	Tag-Along Rights	48
Section 4.5.	Drag-Along Rights	53
Section 4.6.	Diligence Access and Cooperation	57
Section 4.7.	IPO Rights	57

	ARTICLE V
	PARTICIPATION RIGHTS

Section 5.1.	Right of Participation	60
Section 5.2.	Excluded Transactions	63
Section 5.3.	Termination of ARTICLE V	63

	ARTICLE VI
	ADDITIONAL AGREEMENTS

Section 6.1.	Further Assurances	63

i

ii

SCHEDULES, ANNEXES AND EXHIBITS

SCHEDULE I	–	CAPITALIZATION TABLE

ANNEX A-1	–	FORM OF JOINDER AGREEMENT
ANNEX A-2	–	FORM OF SPECIFIED SUBSIDIARY JOINDER AGREEMENT
ANNEX B	–	FORM OF SPOUSAL CONSENT
ANNEX C	–	FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

EXHIBIT A	–	ANNUAL OPERATING PLAN LINE ITEMS

iii

DENALI HOLDING INC.

AMENDED AND RESTATED SPONSOR STOCKHOLDERS AGREEMENT

This AMENDED AND RESTATED SPONSOR STOCKHOLDERS AGREEMENT is made as of [    ], 2016, by and among Denali Holding Inc., a Delaware corporation (together with its successors and assigns, the “Company”), Denali Intermediate Inc., a Delaware corporation and wholly-owned subsidiary of the Company (together with its successors and assigns, “Intermediate”), Dell Inc., a Delaware corporation and wholly-owned subsidiary of Intermediate (together with its successors and assigns, “Dell”), Universal Acquisition Co., a Delaware corporation and direct wholly-owned subsidiary of Dell (“Merger Sub”), which, pursuant to an Agreement and Plan of Merger dated as of October 12, 2015 (as further amended, restated, supplemented or modified from time to time, the “Merger Agreement”) by and among the Company, Merger Sub, Dell and EMC Corporation, a Massachusetts corporation (together with its successors and assigns, “EMC”), Merger Sub will be merged with and into EMC (the “Merger”), with EMC surviving the Merger as a wholly-owned subsidiary of the Company, Denali Finance Corp., a Delaware corporation (together with its successors and assigns, “Denali Finance”), Dell International L.L.C., a Delaware limited liability company (together with its successors and assigns, “Dell International”), each other Specified Subsidiary (as defined herein) that becomes a party hereto pursuant to, and in accordance with, Section 3.2(c), and each of the following (hereinafter severally referred to as a “Stockholder” and collectively referred to as the “Stockholders”):

(a)	Michael S. Dell (“MD”) and Susan Lieberman Dell Separate Property Trust (the “SLD Trust” and together with MD and their respective Permitted Transferees (as defined herein) that acquire DHI Common Stock (as defined herein) pursuant to the terms of this Agreement (as defined herein), the “MD Stockholders”);

(b)	the MSD Partners Stockholders;

(c)	the SLP Stockholders (and together with the MD Stockholders and the MSD Partners Stockholders, the “Sponsor Stockholders”);

(d)	each Person signatory hereto and identified on the signature pages hereto as a “MD Co-Investor” (the “MD Co-Investors”);

(e)	each Person signatory hereto and identified on the signature pages hereto as a “MSD Partners Co-Investor” (the “MSD Partners Co-Investors”); and

(f)	any other Person who becomes a party hereto pursuant to, and in accordance with, ARTICLE VII.

WHEREAS, the parties are party to that certain Sponsor Stockholders Agreement, dated as of October 29, 2013 (the “Original Agreement”), and the parties desire to amend and restate the Original Agreement as set forth herein pursuant to Section 9.8 of the Original Agreement in order to reflect the occurrence of certain events that have transpired since the date of the Original Agreement, including the execution of the Merger Agreement;

WHEREAS, upon the filing and effectiveness of the Company’s Fourth Amended and Restated Certificate of Incorporation, (i) each issued and outstanding share of Series A Common Stock of the Company, par value $0.01 per share (“Series A Stock”), will be automatically reclassified as and become one validly issued, fully paid, and non-assessable share of Class A DHI Common Stock on a one-for-one basis, (ii) each issued and outstanding share of Series B Common Stock of the Company, par value $0.01 per share (“Series B Stock”), will be automatically reclassified as and become one validly issued fully-paid and non-assessable share of Class B DHI Common Stock on a one-for-one basis, and (iii) each issued and outstanding share of Series C Common Stock of the Company, par value $0.01 per share (“Series C Stock” and, together with the Series A Stock and the Series B Stock, the “Original Stock”), will be automatically reclassified as and become one validly issued, fully paid, and non-assessable share of Class C DHI Common Stock on a one-for-one basis, in each case without any action by any holder thereof.

WHEREAS, each of MD and the SLD Trust, pursuant to a Common Stock Purchase Agreement dated as of October 12, 2015, between the Company and each such Person (the “MD Subscription Agreement”) has agreed to acquire additional shares of Class A DHI Common Stock upon the terms and subject to the conditions set forth therein and, as a condition of receipt of such shares of Class A DHI Common Stock is required to enter into this Agreement and the Registration Rights Agreement (as defined herein);

WHEREAS, each of MSDC Denali Investors and MSDC Denali EIV, pursuant to a Common Stock Purchase Agreement dated as of October 12, 2015, between the Company and each such Person (the “MSD Partners Subscription Agreement”) has agreed to acquire additional shares of Class A DHI Common Stock upon the terms and subject to the conditions set forth therein and, as a condition of receipt of such shares of Class A DHI Common Stock, is required to enter into this Agreement and the Registration Rights Agreement;

WHEREAS, each of SLP III and SLP IV, pursuant to a Common Stock Purchase Agreement dated as of October 12, 2015, between the Company and each such Person (the “SLP Subscription Agreement”) has agreed to acquire additional shares of Class B DHI Common Stock (as defined herein) upon the terms and subject to the conditions set forth therein and, as a condition of receipt of such shares of Class B DHI Common Stock is required to enter into this Agreement and the Registration Rights Agreement;

WHEREAS, (i) the Stockholders and the amount and type of Original Stock beneficially owned by each Stockholder as of the Original Closing Date and (ii) the amount and type of DHI Securities (as defined herein) beneficially owned by each Stockholder as of the date of the Closing are identified on Schedule I attached hereto; and

WHEREAS, the Company, the MD Stockholders, the MSD Partners Stockholders and the SLP Stockholders desire to provide for the management of the Company and to set forth the respective rights and obligations of the parties hereto with respect to the ownership of DHI Securities.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the Original Agreement is, as of the Closing Date and subject to Section 9.2, amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“5% Holder” means, as of any given date, any Stockholder (other than a Sponsor Stockholder) that, together with its Permitted Transferees, beneficially owns at least 5% but less than 10% of all issued and outstanding DHI Common Stock as of such date.

“10% Holder” means, as of any given date, any Stockholder (other than a Sponsor Stockholder) that, together with its Permitted Transferees, beneficially owns at least 10% of all issued and outstanding DHI Common Stock as of such date.

“Additional Consideration” has the meaning ascribed to such term in Section 4.4(a).

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, (i) the Company, its Subsidiaries and its other controlled Affiliates (including VMware and its subsidiaries) shall not be considered Affiliates of any of the Sponsor Stockholders or any of such party’s Affiliates (other than the Company, its Subsidiaries and its other controlled Affiliates), (ii) none of the MD Stockholders and the MSD Partners Stockholders, on the one hand, and/or the SLP Stockholders, on the other hand, shall be considered Affiliates of each other, and (iii) except with respect to Section 6.2 and Section 9.14, none of the Sponsor Stockholders shall be considered Affiliates of (x) any portfolio company in which any of the Sponsor Stockholders or any of their investment fund Affiliates have made a debt or equity investment (and vice versa) or (y) any limited partners, non-managing members or other similar direct or indirect investors in any of the Sponsor Stockholders or their affiliated investment funds.

“Agreement” means this Amended and Restated Sponsor Stockholders Agreement (including the schedules, annexes and exhibits attached hereto) as the same may be amended, restated, supplemented or modified from time to time.

“Annual Operating Plan” has the meaning ascribed to such term in Section 3.3(a)(ii).

“Anticipated Closing Date” means the anticipated closing date of any proposed Qualified Sale Transaction, as determined in good faith by the Board on the Applicable Date.

“Applicable Date” means, with respect to any proposed Qualified Sale Transaction, (i) the date that the applicable Drag-Along Sale Notice is delivered to the SLP Stockholders; provided, that a definitive agreement providing for such Qualified Sale Transaction on the terms specified in the Drag-Along Sale Notice has been entered into with the applicable purchaser prior to delivery of the Drag-Along Sale Notice and (ii) in all instances other than those specified in clause (i), the date that a definitive agreement is entered into with the applicable purchaser providing for such Qualified Sale Transaction.

“Applicable IPO Return” has the meaning ascribed to such term in Section 4.7(a)(i)(C).

“Approved Exchange” means the New York Stock Exchange and/or the Nasdaq Stock Market.

“Approved Equity Plan” means (i) the Denali Holding Inc. 2013 Stock Incentive Plan and (ii) any other equity incentive plan approved by the Company or its Subsidiaries in accordance with Section 3.3(b)(xii).

“Audit Committee” has the meaning ascribed to such term in Section 3.1(c)(v)(A).

“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that (i) subject to Section 9.16, no party hereto shall be deemed to beneficially own any Securities held by any other party hereto solely by virtue of the provisions of this Agreement (other than this definition) and (ii) with respect to any Securities held by a party hereto that are exercisable for, convertible into or exchangeable for shares of DHI Common Stock upon delivery of consideration to the Company or any of its Subsidiaries, such shares of DHI Common Stock shall not be deemed to be beneficially owned by such party unless, until and to the extent such Securities have been exercised, converted or exchanged and such consideration has been delivered by such party to the Company or such Subsidiary.

“Board” means the Board of Directors of the Company or, if the context so requires, the board of directors or equivalent governing body of any Specified Subsidiary.

“Board Observer” has the meaning ascribed to such term in Section 3.1(a).

“Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York, Austin, Texas or San Francisco, California are authorized or required by law to close.

“Capital Stock Committee” means a committee of the Board established by Article IV Section 4.2 of the Bylaws of the Company that will have such power and authority with respect to decisions affecting the Class V Stock as shall be delegated to such committee in accordance with the Company’s Bylaws and the Company’s Tracking Stock Policies.

“Cause” means any of (i) the conviction of MD for a felony resulting in his incarceration or (ii) the legal incapacity of MD to serve as (x) a director of the Board of the Company or any Domestic Specified Subsidiary or (y) Chief Executive Officer of the Company or any Domestic Specified Subsidiary.

“Class A DHI Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.

“Class A Stockholders Agreement” means the Amended and Restated Class A Stockholders Agreement, dated as of the date hereof, by and among the Company, the Class A Stockholders party thereto, the Sponsor Stockholders party thereto and the other signatories thereto, as it may be amended from time to time.

“Class B DHI Common Stock” means the Class B Common Stock, par value $0.01 per share, of the Company.

“Class C DHI Common Stock” means the Class C Common Stock, par value $0.01 per share, of the Company.

“Class C Stockholders Agreement” means the Amended and Restated Class C Stockholders Agreement, dated as of the date hereof, by and among the Company, the Class C Stockholders party thereto, the Sponsor Stockholders party thereto and the other signatories thereto, as it may be amended from time to time.

“Class D DHI Common Stock” means the Class D Common Stock, par value $0.01 per share, of the Company.

“Class V Stock” means the Class V Common Stock, par value $0.01 per share, of the Company.

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Closing Date” has the meaning ascribed to such term in the Merger Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Co-Investor” means any or all of the MD Co-Investors and the MSD Partners Co-Investors.

“Common Stock” means the Class A DHI Common Stock, the Class B DHI Common Stock, the Class C DHI Common Stock, the Class D DHI Common Stock and the Class V Stock.

“Company” has the meaning ascribed to such term in the Preamble.

“Company Awards” means an award pursuant to a Company Stock Plan of restricted stock units (including performance-based restricted stock units) that correspond to DHI Common Stock and/or Company Stock Options.

“Company Stock Option” means an option to subscribe for, purchase or otherwise acquire shares of DHI Common Stock.

“Company Stock Plan” means each of (i) the Dell 2012 Long-Term Incentive Plan, Dell 2002 Long-Term Incentive Plan, Dell 1998 Broad-Based Stock Option Plan, Dell 1994 Incentive Plan, Quest Software, Inc. 2008 Stock Incentive Plan, Quest Software, Inc. 2001 Stock Incentive Plan, Quest Software, Inc. 1999 Stock Incentive Plan, V-Kernel Corporation 2007 Equity Incentive Plan, and Force10 Networks, Inc. 2007 Equity Incentive Plan and (ii) such other Approved Equity Plan pursuant to which the Company or its Subsidiaries have granted or issued Company Awards.

“Compensation Committee” has the meaning ascribed to such term in Section 3.1(c)(v)(A).

“Competitor” means, as of any particular date, (i) any of Acer Inc., Apple Inc., AsusTEK, Cisco Systems, Inc., Hewlett-Packard Company, International Business Machines Corporation, Samsung Electronics Co., Ltd. and Lenovo Group Limited and any Affiliate or direct or indirect subsidiary of the foregoing and any successors thereof and (ii) any company or Person having, as of such date, (x) a top ten global market share of revenue from the sale of personal computers, or (y) a top five global market share of revenue from the sale of any of (A) servers, (B) storage systems or (C) computer services, in each case in the most recent calendar year prior to such date for which Gartner, Inc. has published such information.

“Compliant Terms” has the meaning ascribed to such term in Section 5.1(b)(i).

“Confidential Information” has the meaning ascribed to such term in Section 6.3(a).

“Contribution” has the meaning ascribed to such term in Section 6.5.

“Covered Person” means (i) any director or officer of the Company or any of its Subsidiaries (including for this purpose VMware and its subsidiaries) who is also a director, officer, employee, managing director or other Affiliate of MSD Partners or SLP, (ii) MSD Partners and the MSD Partners Stockholders, and (iii) SLP and the SLP Stockholders; provided, that MD shall not be a “Covered Person” for so long as he is an executive officer of the Company or any of the Specified Subsidiaries.

“Covered Securities” means any equity securities, debt securities exercisable or exchangeable for, or convertible into equity securities, or any option, warrant or other right to acquire any such equity securities or debt securities, in each case, of the Company or any of its Subsidiaries; provided, that none of the Class V Stock and any debt securities exercisable or exchangeable solely for, or convertible solely into Class V Stock, or any option, warrant or other right to acquire any Class V Stock or such debt securities shall be considered Covered Securities unless, in each case, an MD Stockholder or an SLP Stockholder is purchasing and/or otherwise being issued such Class V Stock, debt securities and/or options, warrants or other rights to acquire any Class V Stock or such debt securities.

“Dell” has the meaning ascribed to such term in the Preamble.

“Dell International” has the meaning ascribed to such term in the Preamble.

“Demand Registration” has the meaning ascribed to such term in the Registration Rights Agreement.

“Denali Acquiror” means Denali Acquiror Inc.

“Denali Finance” has the meaning ascribed to such term in the Preamble.

“Designation Rights Trigger Event” means the earliest to occur of the following: (i) with respect to the Class A DHI Common Stock and the Class B DHI Common Stock, an IPO, (ii) with respect to the Class A DHI Common Stock, the Aggregate Group II Director Votes (as defined in the Company’s Fourth Amended and Restated Certificate of Incorporation) equaling zero and (iii) with respect to the Class B DHI Common Stock, the Aggregate Group III Director Votes (as defined in the Company’s Fourth Amended and Restated Certificate of Incorporation) equaling zero.

“DGCL” means the General Corporation Law of the State of Delaware.

“DHI Common Stock” means the Class A DHI Common Stock, the Class B DHI Common Stock, the Class C DHI Common Stock, the Class D DHI Common Stock and any other series or class of common stock of the Company which is established to track the performance of the DHI Group (as defined in the Company’s Fourth Amended and Restated Certificate of Incorporation).

“DHI Securities” means the DHI Common Stock, any equity or debt securities exercisable or exchangeable for, or convertible into DHI Common Stock, and any option, warrant or other right to acquire any DHI Common Stock or such equity or debt securities of the Company.

“Director Indemnification Agreements” has the meaning ascribed to such term in Section 8.1.

“Disability” means any physical or mental disability or infirmity that prevents the performance of MD’s duties as a director or Chief Executive Officer of the Company or any Domestic Specified Subsidiary for a period of one hundred eighty (180) consecutive days.

“Disabling Event” means either the death, or the continuation of any Disability, of MD.

“Domestic Specified Subsidiary” means each of (i) Intermediate, (ii) Denali Finance, (iii) Dell, (iv) EMC, (v) Dell International (other than for the purposes of Section 3.2, until such time as the MD Stockholders and the SLP Stockholders otherwise agree) and (vi) any successors and assigns of any of Intermediate, Denali Finance, Dell, EMC and Dell International (other than for the purposes of Section 3.2, until such time as the MD Stockholders and the SLP Stockholders otherwise agree) that are Subsidiaries of the Company and are organized or incorporated under the laws of the United States, any State thereof or the District of Columbia.

“Drag-Along Sale” has the meaning ascribed to such term in Section 4.5(a).

“Drag-Along Sale Notice” has the meaning ascribed to such term in Section 4.5(a).

“Drag-Along Sale Percentage” has the meaning ascribed to such term in Section 4.5(a).

“Drag-Along Sale Priority” has the meaning ascribed to such term in Section 4.5(c).

“Drag-Along Sellers” has the meaning ascribed to such term in Section 4.5(a).

“Dragged-Along Sellers” has the meaning ascribed to such term in Section 4.5(a).

“Electing Tag-Along Sellers” has the meaning ascribed to such term in Section 4.4(b).

“Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Eligible Tag-Along Seller” means (i) all Stockholders (other than the MD Stockholders) in any Tag-Along Sale in which the Initiating Tag-Along Seller is any of the MD Stockholders, (ii) the MSD Partners Stockholders, the MSD Partners Co-Investors and any Permitted Transferees of the foregoing or of the SLP Stockholders in any Tag-Along Sale in which the Initiating Tag-Along Seller is any of the SLP Stockholders and/or (iii) the SLP Stockholders and any Permitted Transferees of the foregoing or of the MSD Partners Stockholders in any Tag-Along Sale in which the Initiating Tag-Along Seller is any of the MSD Partners Stockholders.

“EMC” has the meaning ascribed to such term in the Preamble.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Excluded Securities” means any issuance of (i) Covered Securities of the Company as consideration to the selling Persons in an acquisition by the Company or its Subsidiaries, (ii) Class C DHI Common Stock in an IPO, (iii) Covered Securities of the Company to a third-party financial institution that is not a Stockholder or any of its Permitted Transferees or any of their respective Affiliates in connection with a bona fide borrowing by the Company or its Subsidiaries (provided, that in the event that any affiliated investment fund of a Stockholder that primarily invests in loans and/or debt securities of multiple issuers acquires such Covered Securities and such affiliated investment fund is not the lead investor with respect to the issuance or sale of such Covered Securities and acquires less than 25% of any class, tranche or facility with respect to such Covered Securities, such Covered Securities shall not lose their status as “Excluded Securities” as a result of such issuance to such affiliated investment fund), (iv) Covered Securities of the Company or its Subsidiaries to employees, advisors or consultants pursuant to an Approved Equity Plan or an employee incentive plan previously approved by the SLP Stockholders and the MD Stockholders, (v) securities by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company, (vi) DHI Common Stock as a result of the exercise of any Company Stock Options or upon exercise, vesting or delivery of Company Awards, (vii) Class C DHI Common Stock as a result of the conversion of any Class A DHI Common Stock, Class B DHI Common Stock or Class D DHI Common Stock pursuant to Article V of the Company’s Fourth Amended and Restated Certificate of Incorporation, (viii) securities of any Subsidiary of the Company for so long as the equity securities of such Subsidiary are traded on a national securities exchange or substantially equivalent market and/or (ix) securities in connection with any stock split, stock combination, stock dividend, distribution or recapitalization; provided, that in each such case, the Company shall have complied with its obligations in Section 3.3 to the extent applicable.

“Executive Committee” has the meaning ascribed to such term in Section 3.1(c)(v)(A).

“Exercising Stockholder” has the meaning ascribed to such term in Section 5.1(b)(i).

“Fair Market Value” means, as of a given date, (i) with respect to cash, the value of such cash on such date, (ii) with respect to Marketable Securities and any other securities that are immediately and freely tradeable on stock exchanges and over-the-counter markets, the average of the closing price of such securities on its principal exchange or over-the-counter market for the ten (10) trading days immediately preceding such date and (iii) with respect to any other securities or other assets, the fair value per security of the applicable securities or assets as of such date on the basis of the sale of such securities or assets in an arm’s-length private sale between a willing buyer and a willing seller, neither acting under compulsion, determined in good faith by MD (or, during the occurrence of a Disabling Event, the MD Stockholders) and the SLP Stockholders.

“Group I Director” has the meaning ascribed to such term in (i) the Organizational Documents of the Company when used in the context of the Company or the Board of the Company and/or (ii) the Organizational Documents of an applicable Specified Subsidiary when used in the context of such Specified Subsidiary or the Board of such Specified Subsidiary.

“Group II Director” has the meaning ascribed to such term in (i) the Organizational Documents of the Company when used in the context of the Company or the Board of the Company and/or (ii) the Organizational Documents of an applicable Specified Subsidiary when used in the context of such Specified Subsidiary or the Board of such Specified Subsidiary.

“Group III Director” has the meaning ascribed to such term in (i) the Organizational Documents of the Company when used in the context of the Company or the Board of the Company and/or (ii) the Organizational Documents of an applicable Specified Subsidiary when used in the context of such Specified Subsidiary or the Board of such Specified Subsidiary.

“Group I Director Nominee” has the meaning ascribed to such term in Section 3.1(c)(i)(A).

“Group II Director Nominee” has the meaning ascribed to such term in Section 3.1(c)(i)(A).

“Group III Director Nominee” has the meaning ascribed to such term in Section 3.1(c)(i)(C).

“Immediate Family Members” means, with respect to any natural person (including MD), (i) such natural person’s spouse, children (whether natural or adopted as minors), grandchildren or more remote descendants, siblings, spouse’s siblings and (ii) the lineal descendants of each of the persons described in the immediately preceding clause (i).

“Indemnification Sources” has the meaning ascribed to such term in Section 8.2(b).

“Indemnified Liabilities” has the meaning ascribed to such term in Section 8.2(a).

“Indemnitee-Related Entities” means any exempted company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Specified Subsidiary or the insurer under and pursuant to an insurance policy of the Company or any Specified Subsidiary) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company or any Specified Subsidiary may also have an indemnification or advancement obligation.

“Indemnitees” has the meaning ascribed to such term in Section 8.2(a).

“Initial SLP Stockholders” means the SLP Stockholders, together with any of their Permitted Transferees to whom they transferred or transfer Original Stock and/or DHI Common Stock.

“Initiating Drag-Along Seller” means any of (x) the MD Stockholders (only for so long as the MD Stockholders beneficially own at least a majority of the outstanding DHI Common Stock) or (y) the MD Stockholders and the SLP Stockholders acting jointly.

“Initiating Tag-Along Seller” means any of (i) the MD Stockholders, (ii) solely prior to an IPO, the MSD Partners Stockholders and/or (iii) solely prior to an IPO, the SLP Stockholders.

“Interim Investors Agreement” means the Interim Investors Agreement, dated as of February 5, 2013, as amended by Amendment No. 1 on August 2, 2013 and by Amendment No. 2 on September 23, 2013, by and among the Company, MD, the SLD Trust, MSD Partners, L.P. (formerly MSDC Management, L.P.), SLP III, SLP IV, SLTI III, and, for purposes of certain specified sections therein, Michael S. Dell 2009 Gift Trust and Susan L. Dell 2009 Gift Trust, as amended, restated, modified or supplemented.

“Intermediate” has the meaning ascribed to such term in the Preamble.

“IPO” means the consummation of an initial underwritten public offering that is registered under the Securities Act of Class C DHI Common Stock.

“IPO Efforts” has the meaning ascribed to such term in Section 4.7(a)(ii).

“IRR” means, as of any date of determination, the discount rate at which the net present value of all of the Initial SLP Stockholders’ investments in the Company and its Subsidiaries on and after the Original Closing Date (including, without limitation, in connection with the Original Merger and the Merger) to the date of determination and the Return to the Initial SLP Stockholders through such time equals zero, calculated for each such date that an investment was made in the Company or its Subsidiaries from the actual date such investment was made and for any Return, from the date such Return was received by the Initial SLP Stockholders.

“Joinder Agreement” means a joinder agreement substantially in the form of Annex A-1 attached hereto.

“Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (i) the Company and/or any Specified Subsidiary pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the Organizational Documents of any Indemnitee-Related Entity, on the other hand.

“Management Stockholders Agreement” means the Amended and Restated Management Stockholders Agreement, dated as of the date hereof, by and among the Company, the Management Stockholders party thereto, the Sponsor Stockholders party thereto and the other signatories thereto, as it may be amended from time to time.

“Marketable Securities” means securities that (i) are traded on an Approved Exchange or any successor thereto, (ii) are, at the time of consummation of the applicable transfer, registered, pursuant to an effective registration statement and will remain registered until such time as such securities can be sold by the holder thereof pursuant to Rule 144 without any volume or manner of sale restrictions, (iii) are not subject to restrictions on transfer as a result of any applicable contractual provisions or by law (including the Securities Act) and (iv) the aggregate amount of which securities received by a Stockholder (other than an MD Stockholder), collectively, with those received by its Affiliates, in any Tag-Along Sale or

Qualified Sale Transaction do not constitute 10% or more of the issued and outstanding securities of such class on a pro forma basis after giving effect to such transaction. For the purpose of this definition, Marketable Securities are deemed to have been received on the trading day immediately prior to (x) the date that such cash and/or Marketable Securities are received by the SLP Stockholders if not received in a Qualified Sale Transaction or (y) if received in a Qualified Sale Transaction, the Applicable Date.

“Marketed Underwritten Shelf Take-Down” has the meaning ascribed to such term in the Registration Rights Agreement.

“MD” has the meaning ascribed to such term in the Preamble.

“MD Board Observer” has the meaning ascribed to such term in Section 3.1(c)(ii).

“MD Charitable Entity” means the Michael & Susan Dell Foundation and any other private foundation or supporting organization (as defined in Section 509(a) of the Code) established and principally funded directly or indirectly by MD and/or his spouse.

“MD Co-Investor” has the meaning ascribed to such term in the Preamble.

“MD Fiduciary” means any trustee of an inter vivos or testamentary trust appointed by MD.

“MD IPO Notice” has the meaning ascribed to such term in Section 4.7(b)(i).

“MD Post-IPO Director Nominee” has the meaning ascribed to such term in Section 3.1(e)(i).

“MD Related Parties” means any or all of MD, the MD Stockholders, the MSD Partners Stockholders, any Permitted Transferee of the MD Stockholders or the MSD Partners Stockholders, any Affiliate or family member of any of the foregoing and/or any business, entity or person which any of the foregoing controls, is controlled by or is under common control with; provided, that neither the Company nor any of its Subsidiaries (including for this purpose VMware and its subsidiaries) shall be considered an “MD Related Party” regardless of the number of shares of DHI Common Stock beneficially owned by the MD Stockholders.

“MD Stockholders” has the meaning ascribed to such term in the Preamble.

“MD Subscription Agreement” has the meaning ascribed to such term in the Recitals.

“Merger” has the meaning ascribed to such term in the Recitals.

“Merger Agreement” has the meaning ascribed to such term in the Recitals.

“Minimum Float IPO” means the consummation of an IPO on an Approved Exchange in which the number of shares of Class C DHI Common Stock sold to the public equals or exceeds 10% of the outstanding DHI Common Stock calculated on a pro forma basis immediately following the consummation of such IPO.

“Minimum Return Requirement” means, with respect to the Initial SLP Stockholders, a Return with respect to their aggregate equity investment on and after the Original Closing Date (including, without limitation, in connection with the Original Merger and the Merger) in the Company and its Subsidiaries through the Anticipated Closing Date equal to or greater than both (i) two (2.0) multiplied by the SLP Invested Amount and (ii) the amount necessary to provide the Initial SLP Stockholders with an IRR of 20.0% on the SLP Invested Amount. Whether a proposed Qualified Sale Transaction satisfies the Minimum Return Requirement will be determined as of the Applicable Date and for purposes of determining whether the Minimum Return Requirement has been satisfied, the Fair Market Value of any Marketable Securities (A) received prior to the Applicable Date shall be determined as of the trading date immediately preceding the date on which they are received by the Initial SLP Stockholders and (B) to be received in the proposed Qualified Sale Transaction shall be determined as of the Applicable Date. For purposes of determining the Minimum Return Requirement, for the avoidance of doubt, all payments received, reimbursed, or indemnified pursuant to this Agreement shall be disregarded and shall not be considered payments received in respect of the Initial SLP Stockholders’ investment in the Company and its Subsidiaries.

“MSD Partners” means MSD Partners, L.P. and its Affiliates (other than MD for so long as MD serves as the Chief Executive Officer of the Company).

“MSD Partners Co-Investor” has the meaning ascribed to such term in the Preamble.

“MSD Partners Stockholders” means collectively, (i) MSDC Denali Investors, L.P., a Delaware limited partnership (“MSDC Denali Investors”) and MSDC Denali EIV, LLC, a Delaware limited liability company (“MSDC Denali EIV”), together with (ii) (A) their respective Permitted Transferees that acquire DHI Common Stock pursuant to the terms of this Agreement and (B)(I) any Person or group of Affiliated Persons to whom the MSD Partners Stockholders and their respective Permitted Transferees have transferred, at substantially the same time, an aggregate number of shares of DHI Common Stock greater than 50% of the outstanding shares of DHI Common Stock owned by the MSD Partners Stockholders immediately following the Closing (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the Closing) and (II) any Permitted Transferees of such Persons specified in clause (I).

“MSD Partners Subscription Agreement” has the meaning ascribed to such term in the Recitals.

“Negotiation Period” has the meaning ascribed to such term in Section 4.2(b)(ii)(B).

“Organizational Documents” means, with respect to any Person, the articles and/or memorandum of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company agreement, operating agreement, certificate of formation, certificate of limited partnership and/or other organizational or governing documents of such Person.

“Original Agreement” has the meaning ascribed to such term in the Preamble.

“Original Closing” means the closing of the Original Merger pursuant to the Original Merger Agreement.

“Original Closing Date” means October 29, 2013.

“Original Merger” means the merger of Denali Acquiror and Dell pursuant to the Original Merger Agreement.

“Original Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 5, 2013, between the Company, Intermediate, Denali Acquiror and Dell, as amended by Amendment No. 1 on August 2, 2013 (as further amended, restated, supplemented or modified from time to time).

“Original Stock” has the meaning ascribed to such term in the Recitals.

“Participating Sellers” has the meaning ascribed to such term in Section 4.4(c).

“Participation Closing” has the meaning ascribed to such term in Section 5.1(g).

“Participation Eligible Stockholder” means (i) each Sponsor Stockholder and its Permitted Transferees that own DHI Securities, (ii) each Co-Investor and its respective Permitted Transferees that own DHI Securities, (iii) each other Stockholder that, together with its Permitted Transferees, beneficially owns more than 5% of the outstanding shares of DHI Common Stock and (iv) each other party to the Class C Stockholders Agreement that has participation rights with respect to a Post-Closing Issuance pursuant to Section 4.1 of the Class C Stockholders Agreement.

“Participation Notice” has the meaning ascribed to such term in Section 5.1(a).

“Participation Portion” means, for each Participation Eligible Stockholder, as of the date of the relevant Participation Notice, the product of (i) the total number or aggregate principal amount of Participation Securities proposed to be issued by the Company or its Subsidiary, as applicable, in the Post-Closing Issuance as set forth in the Participation Notice and (ii) a fraction, the numerator of which is the aggregate number of shares of DHI Common Stock (including shares of DHI Common Stock issuable upon exercise of warrants and upon exercise, vesting or delivery of Company Awards) owned by such Participation Eligible Stockholder as of the date of the relevant Participation Notice and the denominator of which is the total number of shares of DHI Common Stock (including shares of DHI Common Stock issuable upon exercise of warrants and upon exercise, vesting or delivery of Company Awards) held by all Participation Eligible Stockholders and any other Persons who have participation, pre-emptive or similar rights to purchase Covered Securities in such Post-Closing Issuance, in each case as of the date of the relevant Participation Notice.

“Participation Securities” means the number of Covered Securities proposed to be sold by the Company or any of its Subsidiaries.

“Permitted Transferee” means:

(i) In the case of the MD Stockholders:

(A) MD, SLD Trust or any Immediate Family Member of MD;

(B) any MD Charitable Entity;

(C) one or more trusts whose current beneficiaries are and will remain for so long as such trust holds DHI Securities, any of (or any combination of) MD, one or more Immediate Family Members of MD or MD Charitable Entities;

(D) any corporation, limited liability company, partnership or other entity wholly-owned by any one or more persons or entities described in clauses (i)(A), (i)(B) or (i)(C) of this definition of “Permitted Transferee”; or

(E) from and after MD’s death, any recipient under MD’s will, any revocable trust established by MD that becomes irrevocable upon MD’s death, or by the laws of descent and distribution;

provided, that:

(1) in the case of any transfer of DHI Securities to a Permitted Transferee of MD during MD’s life, MD would have, after such transfer, voting control in any capacity over a majority of the aggregate number of DHI Securities owned by the MD Stockholders and owned by the persons or entities described in clauses (i)(A), (i)(B), (i)(C) or (i)(D) of this definition of “Permitted Transferee” as a result of transfers hereunder;

(2) any such transferee enters into a Joinder Agreement in the form of Annex A-1 or in such other form and substance reasonably satisfactory to the SLP Stockholders;

(3) in the case of any transfer of DHI Securities to a Permitted Transferee of MD after MD’s death to an individual or entity other than an (x) individual or entity described in clauses (i)(A), (i)(B), (i)(C) or (i)(D) of this definition of “Permitted Transferee” or (y) MD Fiduciary, such DHI Securities shall not be deemed to be owned (beneficially or of record) by the MD Stockholders for purposes of Section 3.1 and Section 3.2;

(4) in the case of any transfer of DHI Securities to a Permitted Transferee of MD that is a Person described in clauses (i)(A), (i)(B), (i)(C) or (i)(D) of this definition of “Permitted Transferee” during MD’s life, such transfer is gratuitous; and

(5) MD shall have a validly executed power-of-attorney designating an attorney-in-fact or agent, or with respect to any DHI Securities transferred to a trust revocable by MD, a MD Fiduciary, that is authorized to act on MD’s behalf with respect to all rights held by MD relating to DHI Securities in the event that MD has become incapacitated.

For the avoidance of doubt, the foregoing clauses (i)(A) through (i)(E) of this definition of “Permitted Transferee” are applicable only to transfers of DHI Securities by MD to his Permitted Transferees, do not apply to any other transfers of DHI Securities permitted under this Agreement, and shall not be applicable after the consummation of an IPO.

(ii) In the case of the MSD Partners Stockholders, (A) any of its controlled Affiliates (other than portfolio companies) or (B) an affiliated private equity fund of the MSD Partners Stockholders that remains such an Affiliate or affiliated private equity fund of such MSD Partners Stockholders; provided, that for the avoidance of doubt, except as set forth in Section 4.1(a)(i), the MD Stockholders and Permitted Transferees of the MD Stockholders shall not be Permitted Transferees of any MSD Partners Stockholder.

(iii) In the case of any other Stockholder (other than the MD Stockholders or the MSD Partners Stockholders) that is a partnership, limited liability company or other entity, (A) any of its controlled Affiliates (other than portfolio companies) or (B) an affiliated private equity fund of such Stockholder that remains such an Affiliate or affiliated private equity fund of such Stockholder.

For the avoidance of doubt, (x) each MD Stockholder will be a Permitted Transferee of each other MD Stockholder, (y) each MSD Partners Stockholder will be a Permitted Transferee of each other MSD Partners Stockholder and (z) each SLP Stockholder will be a Permitted Transferee of each other SLP Stockholder.

“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

“Piggyback Registration” means an offering by the Company, pursuant to, and in accordance with, Section 2.5 of the Registration Rights Agreement.

“Plan Assets Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“Post-Closing Issuance” means any issuance by the Company or any of its Subsidiaries prior to an IPO and after the date of this Agreement of any Covered Securities to any Person (including any Stockholder or its Affiliates).

“Priority Sell-Down” has the meaning ascribed to such term in the Registration Rights Agreement.

“Prospective Purchaser” has the meaning ascribed to such term in Section 5.1(a)(i).

“Qualified IPO” means a Minimum Float IPO in which the public offering price for Class C DHI Common Stock in such IPO implies a Return to the Initial SLP Stockholders with respect to the SLP Invested Amount equal to at least the Minimum Return Requirement. The valuation of the Company for purposes of the immediately preceding sentence and the implied Return to the Initial SLP Stockholders will each be determined (i) using the mid-point of the offering price range included in the last preliminary prospectus used during the “road show” immediately preceding such Minimum Float IPO and (ii) assuming that each share of Class A DHI Common Stock, Class B DHI Common Stock, Class C DHI Common Stock and Class D DHI Common Stock are equal in value.

“Qualified Sale Transaction” means any Sale Transaction (i) pursuant to which more than 50% of the DHI Common Stock and other debt securities exercisable or exchangeable for, or convertible into DHI Common Stock, or any option, warrant or other right to acquire any DHI Common Stock or such debt securities of the Company will be acquired by a Person that is not an MD Related Party, nor the Company or any Subsidiary of the Company, (ii) in respect of which each Stockholder other than the MD Stockholders has the right to participate in such Sale Transaction on the same terms as the MD Stockholders (including the same purchase price per share equivalent of DHI Common Stock) and on the terms described in Section 4.4 or Section 4.5, as applicable, (iii) unless otherwise agreed by prior written consent of the SLP Stockholders, in which the SLP Stockholders will receive consideration for their DHI Securities and any other securities acquired pursuant to the exercise of their participation rights (as contemplated in ARTICLE V) that consists entirely of cash and/or Marketable Securities and (iv) unless otherwise agreed by prior written consent of the SLP Stockholders, in which the net proceeds of cash and Marketable Securities to be received by the Initial SLP Stockholders will, as of the Applicable Date, result in the Minimum Return Requirement being satisfied.

“Reference Number” means ninety-eight million, one-hundred eighty-one thousand, eight-hundred eighteen (98,181,818) shares of DHI Common Stock (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the Merger).

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Sponsor Stockholders and the other signatories party thereto, as the same may be amended, restated, supplemented or modified from time to time.

“Related Party Transaction” means any agreement, contract, transaction, payment or arrangement between the Company or any of its controlled Affiliates, on the one hand, and any MD Related Party or SLP Related Party, on the other hand, other than a single or series of related transactions on arm’s-length terms involving aggregate payment by or to the Company or its Subsidiaries (including for the purposes of this definition, VMware and its subsidiaries) of less than $500,000; provided, however, that “Related Party Transaction” shall not include (i) the continuation of MD’s service as Chairman and Chief Executive Officer, as contemplated herein, or the payment to any such persons of any compensation, bonus, incentive or benefits set forth in any employment agreement entered into with MD which has previously been approved in writing by the SLP Stockholders, (ii) a transfer of DHI Common Stock to a Permitted Transferee, (iii) (A) the purchase of goods or services from the Company or its Subsidiaries on arm’s-length terms by any of MSD Capital, L.P., MSD Capital (Europe), LLP, MSD Partners, L.P., the SLP Stockholders, the Michael & Susan Dell Foundation, DFI Resources, L.L.C. and each of their respective Affiliates and, if applicable, portfolio companies, and (B) payments for reimbursement of business travel expenses to XRS Holdings, LLC and Raptor Management LLC or their respective Affiliates not in excess in the aggregate for all such payments described in this subclause (B) of $2,500,000 per fiscal year and/or (iv) the purchase of goods or services by the Company or its Subsidiaries on arms-length terms from ValleyCrest Holding Co. and/or one or more of its Subsidiaries. For the avoidance of doubt, in addition to the approval of the Audit Committee (or such other committee or subset of the Board, as applicable), if required, the payment of any discretionary bonus or other discretionary payments or amounts to any MD Related Parties (other than payments described in the proviso of the immediately preceding sentence) shall require approval of the SLP Stockholders.

“Representatives” means, with respect to any Person, such Person’s and its Affiliates’ respective directors, officers, employees, trustees, partners, members, stockholders, controlling persons, investment committee, financial advisors, attorneys, consultants, valuators, accountants, agents and other representatives.

“Restricted Period” has the meaning ascribed to such term in Section 4.2(a).

“Return” means, as of any date of determination, the sum of (i) all cash, (ii) the Fair Market Value of all Marketable Securities (determined as of the trading date immediately preceding the date on which they are received by the Initial SLP Stockholders if not received in a Qualified Sale Transaction, or if received in a Qualified Sale Transaction, the Applicable Date) and (iii) the Fair Market Value of all other securities or assets (determined as of the trading date immediately preceding the date on which they are received by the Initial SLP Stockholders), in each such case, paid to or received by the Initial SLP Stockholders prior to such date pursuant to (A) any dividends or distributions of cash and/or Marketable Securities by the Company or its Subsidiaries to the Initial SLP Stockholders in respect of their DHI Common Stock and/or equity securities of the Company’s Subsidiaries, (B) a transfer of equity securities of the Company and/or its Subsidiaries by the Initial SLP Stockholders to any Person, (C) a Qualified IPO and/or (D) a Qualified Sale Transaction; provided, however, that in the case of a Qualified IPO or Qualified Sale Transaction, if the Initial SLP Stockholders retain any portion of their DHI Common Stock and/or equity securities of the Company’s Subsidiaries following such Qualified IPO or Qualified Sale Transaction, the Fair Market Value of such portion immediately following such Qualified IPO or Qualified Sale Transaction, as applicable, (x) shall be deemed consideration paid to or received by the Initial SLP Stockholders for purposes of calculating the “Return,” (y) in the case of a Qualified IPO, shall be based on the mid-point of the offering price range included in the last preliminary prospectus used during the “road show” immediately preceding such Qualified IPO and (z) in the case of a Qualified Sale Transaction, shall be based on the per security price of such DHI Common Stock and/or equity securities of the Company’s Subsidiaries to be transferred or sold in such Qualified Sale Transaction, assuming (1) full payment of all fees and expenses payable by or on behalf of the Company or its Subsidiaries to any Person in connection therewith, including to any financial advisors, consultants, accountants, legal counsel and/or other advisors or representatives and/or otherwise payable and (2) no earn-out payments, contingent payments (other than, in the case of a Qualified Sale Transaction, payments contingent upon the satisfaction or waiver of customary conditions to closing of such Qualified Sale Transaction), and/or deferred consideration, holdbacks and/or escrowed proceeds will be received by the Initial SLP Stockholders; provided, further, that notwithstanding anything herein to the contrary and for the avoidance of doubt, (i) all payments received by the Initial SLP Stockholders, or reimbursed or indemnified pursuant to this Agreement, the Company’s Fourth Amended and Restated Certificate of Incorporation, the Bylaws of the Company, the Class A Stockholders Agreement, the Class C Stockholders Agreement and the Management Stockholders Agreement, in each case, on account of the SLP Stockholders holding Securities shall be disregarded and shall not be considered consideration paid to or received by the Initial SLP Stockholders for purposes of calculating the “Return” and (ii) in no event shall the reclassification of the Original Stock contemplated by the Recitals be deemed to have resulted in any “Return.”

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act, as such provision is amended from time to time.

“Sale Transaction” means (i) any merger, consolidation, business combination or amalgamation of the Company or any Specified Subsidiary with or into any Person, (ii) the sale of DHI Common Stock and/or other voting equity securities of the Company that represent (A) a majority of the DHI Common Stock on a fully-diluted basis and/or (B) a majority of the aggregate voting power of the DHI Common Stock and/or (iii) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company and its Subsidiaries’ assets (determined on a consolidated basis based on value) (including by means of merger, consolidation, other business combination, exclusive license, share exchange or other reorganization); provided, that in calculating the aggregate voting power of the DHI Common Stock for the purpose of clause (ii) of this definition of “Sale Transaction,” the voting power attaching to any shares of Class A DHI Common Stock and/or Class B DHI Common Stock that will convert into Class C DHI Common Stock in connection with such transaction shall be determined as if such conversion had already taken place; provided, further, that in each case, any transaction solely between and among the Company and/or its wholly-owned Subsidiaries shall not be considered a Sale Transaction hereunder.

“SEC” means the U. S. Securities and Exchange Commission or any successor agency.

“Securities” means any equity securities of the Company, including any Common Stock, debt securities exercisable or exchangeable for, or convertible into equity securities of the Company, or any option, warrant or other right to acquire any such equity securities or debt securities of the Company.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Series A Stock” has the meaning ascribed to such term in the Recitals.

“Series B Stock” has the meaning ascribed to such term in the Recitals.

“Series C Stock” has the meaning ascribed to such term in the Recitals.

“SLD Trust” has the meaning ascribed to such term in the Preamble.

“SLP” means Silver Lake Management Company III, L.L.C., Silver Lake Management Company IV, L.L.C. and their respective affiliated management companies and investment vehicles.

“SLP III” has the meaning ascribed to such term in the Preamble.

“SLP IV” has the meaning ascribed to such term in the Preamble.

“SLP Board Observer” has the meaning ascribed to such term in Section 3.1(c)(ii).

“SLP Denali Co-Investor” has the meaning ascribed to such term in the Preamble.

“SLP Implied Return” means a Return (i) assuming a sale of all DHI Securities held by the Initial SLP Stockholders based on the initial public offering price in a Minimum Float IPO consummated by the Company in connection with an SLP IPO Notice and (ii) assuming that each share of Class A DHI Common Stock, Class B DHI Common Stock, Class C DHI Common Stock and Class D DHI Common Stock are equal in value.

“SLP Invested Amount” means an amount equal to the aggregate investment by the Initial SLP Stockholders (without duplication), on and after the Original Closing Date (including, without limitation, in connection with the Original Merger and the Merger) in the equity securities of the Company and its Subsidiaries. For purposes of determining the SLP Invested Amount, all payments made by the SLP Stockholders for which they are subsequently reimbursed or indemnified pursuant to this Agreement or the SLP Subscription Agreement, or were subsequently reimbursed or indemnified pursuant to the Original Agreement or the SLP Subscription Agreement, and for which they do not or did not purchase or acquire equity securities of the Company or its Subsidiaries, shall be disregarded and shall not be considered payments made or investments in respect of the Initial SLP Stockholders’ investment in the Company and its Subsidiaries or their respective equity securities.

“SLP IPO Notice” has the meaning ascribed to such term in Section 4.7(a)(i).

“SLP Post-IPO Director Nominee” has the meaning ascribed to such term in Section 3.1(e)(i).

“SLP Related Parties” means any or all of SLP III, SLTI III, SLP IV, SLTI IV, any SLP Stockholders, any Permitted Transferee of the SLP Stockholders, any Group III Director that is a partner or member of SLP III or SLP IV or affiliated private equity funds, any Affiliate or family member of any of the foregoing and/or any business, entity or person which any of the foregoing controls, is controlled by or is under common control with; provided, that neither the Company nor any of its Subsidiaries (including for this purpose VMware and its subsidiaries) shall be considered an “SLP Related Party” regardless of the number of shares of DHI Common Stock beneficially owned by the SLP Stockholders.

“SLP Stockholders” means, collectively, (i) Silver Lake Partners III, L.P., a Delaware limited partnership (“SLP III”), Silver Lake Technology Investors III, L.P., a Delaware limited partnership (“SLTI III”), Silver Lake Partners IV, L.P., a Delaware limited partnership (“SLP IV”), Silver Lake Technology Investors IV, L.P., a Delaware limited partnership (“SLTI IV”), and SLP Denali Co-Invest, L.P., a Delaware limited partnership (“SLP Denali Co-Investor”), together with (ii) (A) their respective Permitted Transferees that acquire DHI Common Stock pursuant to the terms of this Agreement and (B)(I) any Person or group of Affiliated Persons to whom the SLP Stockholders and their respective Permitted Transferees have transferred, at substantially the same time, an aggregate number of shares of DHI Common Stock greater than 50% of the outstanding shares of DHI Common Stock owned by the SLP Stockholders immediately following the Closing (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the Closing) and (II) any Permitted Transferees of such Persons specified in clause (I).

“SLP Subscription Agreement” has the meaning ascribed to such term in the Recitals.

“SLTI III” has the meaning ascribed to such term in the Preamble.

“SLTI IV” has the meaning ascribed to such term in the Preamble.

“Specified Subsidiary” means any of (i) Intermediate, (ii) Dell, (iii) EMC, (iv) Denali Finance, (v) Dell International (other than for the purposes of Section 3.2, until such time as the MD Stockholders and the SLP Stockholders otherwise agree), (vi) any successors and assigns of any of Intermediate, Dell, EMC, Denali Finance and Dell International (other than for the purposes of Section 3.2, until such time as the MD Stockholders and the SLP Stockholders otherwise agree), (vii) any other borrowers under the senior secured indebtedness and/or issuer of the debt securities, in each case, incurred or issued to finance the Merger and the transactions contemplated thereby and by the related transactions entered into in connection therewith and (viii) each intermediate entity or Subsidiary between the Company and any of the foregoing.

“Sponsor Stockholders” has the meaning ascribed to such term in the Preamble.

“Spousal Consent” has the meaning ascribed to such term in Section 2.1(g).

“Stockholders” has the meaning ascribed to such term in the Preamble.

“Subscription Agreements” means, collectively, the MD Subscription Agreement, the MSD Partners Subscription Agreement and the SLP Subscription Agreement.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more

Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity. Notwithstanding the foregoing, VMware and its Subsidiaries shall not be considered Subsidiaries of the Company and its Subsidiaries for so long as VMware is not a direct or indirect wholly-owned subsidiary of the Company.

“Tag-Along Buyer” has the meaning ascribed to such term in Section 4.4(a).

“Tag-Along Demand” has the meaning ascribed to such term in Section 4.4(c).

“Tag-Along Participation Notice” has the meaning ascribed to such term in Section 4.4(b).

“Tag-Along Sale” has the meaning ascribed to such term in Section 4.4(a).

“Tag-Along Sale Notice” has the meaning ascribed to such term in Section 4.4(a).

“Tag-Along Sale Percentage” has the meaning ascribed to such term in Section 4.4(a).

“Tag-Along Sale Priority” has the meaning ascribed to such term in Section 4.4(c).

“Tag-Along Sale Proration” has the meaning ascribed to such term in Section 4.4(c).

“Tag-Along Sellers” has the meaning ascribed to such term in Section 4.4(b).

“Tag-Along Shares” has the meaning ascribed to such term in Section 4.4(a).

“Tax Representation Letter” has the meaning ascribed to such term in Section 6.5(a).

“transfer” has the meaning ascribed to such term in Section 4.1(a).

“Tracking Stock Policies” means the policies of the Company governing the relationship between the holders of DHI Common Stock and the holders of the Class V Stock.

“Transfer Notice” has the meaning ascribed to such term in Section 4.2(b)(ii)(B).

“VCOC Investor” has the meaning ascribed to such term in Section 3.5(a).

“VMware” means VMware, Inc., a Delaware corporation, together with its successors by merger or consolidation.

“VMware Certificate” means the Amended and Restated Certificate of Incorporation of VMware.

“wholly-owned subsidiary” means, with respect to any Person, any entity of which all of the shares of stock or equivalent ownership interests (other than, with respect to non-U.S. subsidiaries, only to the extent legally required, de minimis ownership thereof by residents, natural persons or non-Affiliates) are owned by such Person or by one or more wholly-owned subsidiaries of such Person.

Section 1.2. General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. For the avoidance of doubt, the parties hereto agree that the exclusion of VMware and its subsidiaries from the definition of “Subsidiaries” is not intended to and shall not result in any change or adjustment to the calculation of the Return, SLP Implied Return or SLP Invested Amount with respect to the DHI Securities or the amount of the Initial SLP Stockholders investments in the DHI Common Stock. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Furthermore, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application to the parties hereto and is expressly waived.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants severally and not jointly to each of the other Stockholders and to the Company as of the date of the Original Agreement (and in respect of Persons who became or become a party to this Agreement after the date of the Original Agreement, such Stockholder hereby represents and warrants to each of the other Stockholders and the Company on the date of its execution of a Joinder Agreement) and as of the date hereof as follows:

(a) Such Stockholder, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b) Such Stockholder has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such

Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(c) The execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its, his or her obligations hereunder by such Stockholder does not and will not violate (i) in the case of parties who are not individuals, any provision of its Organizational Documents, (ii) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.

(d) No notice, consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Stockholder in connection with the execution, delivery or enforceability of this Agreement.

(e) Such Stockholder is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Stockholder’s ability to enter into this Agreement or to perform its, his or her obligations hereunder.

(f) There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Stockholder to enter into this Agreement or to perform its, his or her obligations hereunder.

(g) If such Stockholder is an individual and married, he or she has delivered to the other Stockholders and the Company a duly executed copy of a Spousal Consent in the form attached hereto as Annex B (a “Spousal Consent”).

Section 2.2. Representations and Warranties of the MD Stockholders and the MSD Partners Stockholders. Each of the MD Stockholders and each of the MSD Partners Stockholders represents and warrants severally and not jointly to each of the Stockholders that other than as set forth in this Agreement, the Management Stockholders Agreement, the Class A Stockholders Agreement, the Class C Stockholders Agreement and/or the Registration Rights Agreement, there is no agreement, arrangement, or understanding between or among the MD Stockholders and their Affiliates, on the one hand, and the MSD Partners Stockholders and their Affiliates, on the other hand, with respect to any DHI Common Stock or other DHI Securities of the Company and/or their respective investments in the Company and its Subsidiaries other than the MD Stockholders and/or one or more of their Affiliates holding (i) a direct or indirect interest in the MSD Partners Stockholders and (ii) an interest in the general partner of MSDC Denali Investors and the managing member of MSDC Denali EIV.

ARTICLE III

GOVERNANCE

Section 3.1. Board of Directors of the Company.

(a) Generally. The business and affairs of the Company shall be governed by the Board. Pursuant to and in accordance with the Organizational Documents of the Company and this Section 3.1, actions or decisions by or on behalf of the Company (including, without limitation, all decisions to exercise any rights by or on behalf of the Company pursuant to this Agreement, the Management Stockholders Agreement, the Class A Stockholders Agreement, the Class C Stockholders Agreement and the Registration Rights Agreement) shall be determined by the Board, unless the Board delegates any of its powers to a committee thereof, any officer or any other Person from time to time (in each case subject to the terms of this Agreement and the Organizational Documents of the Company).

(b) Initial Board Representation after Closing.

(i) Board Size. The size of the Company’s Board shall be determined in accordance with Article VI of the Company’s Fourth Amended and Restated Certificate of Incorporation.

(ii) Initial Board. As of the date first written above, the Board is comprised of (A) [    ], [    ] and [    ] (each of whom is a Group I Director and a Group I Director Nominee), (B) Michael S. Dell (the Chief Executive Officer of the Company as of the date hereof, who is a Group II Director and a Group II Director Nominee) and (C) Egon Durban and Simon Patterson (each of whom is a Group III Director and a Group III Director Nominee). Michael S. Dell will serve as the initial Chairman of the Board for the initial term, in accordance with the Organizational Documents of the Company, after which the Chairman of the Board shall be determined in accordance with this Section 3.1 and in accordance with the Organizational Documents of the Company.

(c) Board Designation Rights Prior to an IPO.

(i) Director Nominees.

(A) Group I Director Nominees. Subject to Section 3.1(c)(i)(D), (x) the MD Stockholders, until a Designation Rights Trigger Event has occurred with respect to the Class A DHI Common Stock, and the SLP Stockholders, until a Designation Rights Trigger Event has occurred with respect to the Class B DHI Common Stock, are hereby jointly entitled to nominate for election as directors, three directors (who, if elected, shall each be designated a Group I Director); provided, that if the MD Stockholders and the SLP Stockholders acting reasonably and in good faith have failed to agree on three directors to nominate for election as directors within ten (10) Business Days of any applicable deadline to do so, despite their reasonable best efforts, then (y) (1) until a Designation Rights Trigger Event has occurred with respect to the Class A DHI Common Stock, the MD Stockholders, voting separately as a class, shall have the sole and exclusive right, and are hereby entitled, to nominate for election one Group I Director (who, if elected, shall be designated a Group I Director), (2) until a Designation Rights Trigger Event has occurred with respect to the Class B DHI Common Stock, the SLP Stockholders, voting separately as a class, shall have the sole and exclusive right, and are hereby entitled, to nominate for election one Group I Director (who, if elected, shall be designated a Group I Director) and (3) the MD Stockholders, until a Designation Rights Trigger Event has occurred with respect to the Class A DHI Common Stock, in consultation with the SLP Stockholders, until a Designation Rights Trigger Event has occurred with respect to the Class B DHI Common Stock, shall have the sole and exclusive right, and are hereby entitled, to nominate for election one Group I Director (who, if elected, shall be designated a Group I Director) (each such Person nominated in accordance with clause (x) or (y) hereof, a “Group I Director Nominee”); provided, that if the MD Stockholders and the SLP Stockholders agree under clause (x) above on (I) one director to nominate for election as a director, only sub-clauses (y)(1) and (y)(2) shall apply or (II) two directors to nominate for election as directors, only sub-clause (y)(3) shall apply. Each Group I Director must (i) satisfy the independence requirements under the current listing standards of the primary stock exchange on which the Class V Stock is listed, (ii) meet the financial literacy requirements of the listing standard of the primary stock exchange on which the Class V Stock will be listed, and (iii) in each case, satisfy the corresponding rules and regulations of the SEC, including the requirements for audit committee membership set forth in Rule 10A-3 under the Exchange Act.

(B) Group II Director Nominees. Subject to Section 3.1(c)(i)(D), until a Designation Rights Trigger Event has occurred with respect to the Class A DHI Common Stock, the MD Stockholders, voting separately as a class, shall have the sole and exclusive right, and are hereby entitled, to nominate for election as directors up to three directors (each of whom, if elected, shall be designated a Group II Director) (each such director nominee, a “Group II Director Nominee”); provided, that except as otherwise agreed in writing by the SLP Stockholders, until the earlier of an IPO or a Disabling Event, (x) the MD Stockholders shall cause MD to be a Group II Director and a Group II Director Nominee and (y) the MD Stockholders shall not assign or transfer their right to designate any Group II Director and/or a Group II Director Nominee to any Person except in connection with a transfer of all or a portion of the DHI Securities held by the MD Stockholders pursuant to a Qualified Sale Transaction as contemplated in Section 4.4.

(C) Group III Director Nominees. Subject to Section 3.1(c)(i)(D), until a Designation Rights Trigger Event has occurred with respect to the Class B DHI Common Stock, the SLP Stockholders, voting separately as a class, shall have the sole and exclusive right, and are hereby entitled, to nominate for election as directors up to three directors (each of whom, if elected, shall be designated a Group III Director) (each such director nominee, a “Group III Director Nominee”); provided, that except as otherwise agreed in writing by the MD Stockholders, (x) the SLP Stockholders shall cause each Group III Director at all times of such directors’ service to be a “Director” (or more senior investment professional) of the Silver Lake Partners Investment Team and (y) the SLP Stockholders shall not assign or transfer their right to designate any Group III Director and/or a Group III Director Nominee to any Person except in connection with a transfer of a majority of the DHI Securities held by the SLP Stockholders in accordance with ARTICLE IV.

(D) Additional Limitations on Director Nominees. No Group I Director Nominee, Group II Director Nominee or Group III Director Nominee shall serve as a director of another company if such service on such other board would cause a violation of Section 8 of the U.S. Clayton Act, as amended, as a result of any business that the Company is engaged in as of the date hereof, and the Stockholders, as applicable, shall cause any such director to resign from such other directorships or as a director of the Company.

(ii) Board Observers. Until a Designation Rights Trigger Event has occurred with respect to the Class A DHI Common Stock, the MD Stockholders shall be permitted to appoint, replace and remove one non-voting observer to the Board (an “MD Board Observer”) to attend any meetings of the Board or committees thereof (other than the Audit Committee and the Capital Stock Committee). Until a Designation Rights Trigger Event has occurred with respect to the Class B DHI Common Stock, the SLP Stockholders shall be permitted to appoint, replace and remove one non-voting observer to the Board (an “SLP Board Observer,” together with the MD Board Observer, “Board Observers”) to attend any meetings of the Board or committees thereof (other than the Audit Committee and the Capital Stock Committee). Board Observers shall not have the right to vote on any matter and the attendance of the Board Observers shall not be required for purposes of taking any action at any meeting of the Board or for determining the existence of a quorum. The MD Stockholders and the SLP Stockholders shall be entitled to replace any of their respective Board Observers designated by them at any time and from time to time. Notice of meetings of the Board or committee thereof shall be furnished (together with all written materials to be provided to the Board or such committee, as applicable) to each Board Observer no later than, and using the same form of communication as, notice of meetings of the Board or such committee, as applicable, are furnished to the members of the Board or such committee, as applicable, except to the extent the receipt of such materials would prevent the Company from asserting attorney-client privilege with respect to such materials. Any Board Observer may be required by the Board or committee thereof, as applicable, to temporarily leave a meeting of the Board or such committee, as applicable, if the presence of such Board Observer at such time would prevent the Company from asserting attorney-client privilege with respect to matters discussed before the Board or such committee, as applicable, at such time or if potentially sensitive or confidential business information is being discussed, including information that the Board or such committee reasonably believes could represent a conflict of interest with the Board Observer.

(iii) Proxy and Voting Agreement. From the date hereof until the consummation of an IPO:

(A) unless otherwise agreed to by the MD Stockholders and the SLP Stockholders in writing, each Stockholder that is a party hereto hereby agrees, severally and not jointly, (I) to sign a written resolution voting all of such Person’s DHI Common Stock in favor of the Group I Director Nominees or (II)

at the Company’s annual meeting of stockholders and at any other meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, such Person shall, in each case to the extent that its shares of DHI Common Stock are entitled to vote thereon, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, (A) appear at each such meeting or otherwise cause all of the DHI Common Stock beneficially owned by such Person as of the applicable record date to be counted as present thereat for purposes of calculating a quorum and (B) vote (or cause to be voted), in person or by proxy, all of such Person’s DHI Common Stock as of the applicable record date in favor of the Group I Director Nominees;

(B) unless otherwise agreed to by the MD Stockholders in writing, each holder of Class A DHI Common Stock that is a party hereto hereby agrees, severally and not jointly, (I) to sign a written resolution voting all of such Person’s DHI Common Stock in favor of the Group II Director Nominees or (II) at the Company’s annual meeting of stockholders and at any other meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, such Person shall, in each case to the extent that its shares of DHI Common Stock are entitled to vote thereon, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, (A) appear at each such meeting or otherwise cause all of the DHI Common Stock beneficially owned by such Person as of the applicable record date to be counted as present thereat for purposes of calculating a quorum and (B) vote (or cause to be voted), in person or by proxy, all of such Person’s DHI Common Stock as of the applicable record date in favor of the Group II Director Nominees;

(C) unless otherwise agreed to by the SLP Stockholders in writing, each holder of Class B DHI Common Stock that is a party hereto hereby agrees, severally and not jointly, (I) to sign a written resolution voting all of such Person’s DHI Common Stock in favor of the Group III Director Nominees or (II) at the Company’s annual meeting of stockholders and at any other meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, such Person shall, in each case to the extent that its shares of DHI Common Stock are entitled to vote thereon, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, (A) appear at each such meeting or otherwise cause all of the DHI Common Stock beneficially owned by such Person as of the applicable record date to be counted as present thereat for purposes of calculating a quorum and (B) vote (or cause to be voted), in person or by proxy, all of such Person’s DHI Common Stock as of the applicable record date in favor of the Group III Director Nominees;

(D) each Stockholder further agrees, severally and not jointly, to elect and, during such period, take all actions necessary to effect a continuance in office of, a Board consisting solely of the following (subject to the other provisions of this Section 3.1 and the Company’s Fourth Amended and Restated Certificate of Incorporation): (A) the Group I Director Nominees, (B) the Group II Director Nominees and (C) the Group III Director Nominees; and

(E) each holder of Class A DHI Common Stock that is a party hereto hereby grants to the MD Stockholders or their designees an irrevocable proxy coupled with an interest to vote his, her or its Class A DHI Common Stock in accordance with his, her or its agreements contained in this Section 3.1, which proxy will be valid and remain in effect until the MD Stockholders are no longer entitled to nominate a Group I Director Nominee and/or a Group II Director Nominee in accordance with this Agreement and (2) each holder of Class B DHI Common Stock that is a party hereto hereby grants to the SLP Stockholders or their designees an irrevocable proxy coupled with an interest to vote his, her or its Class B DHI Common Stock in accordance with his, her or its agreements contained in this Section 3.1, which proxy will be valid and remain in effect until the SLP Stockholders are no longer entitled to nominate a Group I Director Nominee and/or a Group III Director Nominee in accordance with this Agreement.

Further, for so long as the MD Stockholders have the right to nominate a Group I Director Nominee and/or a Group II Director Nominee for election pursuant to this Agreement or the SLP Stockholders have the right to nominate a Group I Director Nominee and/or a Group III Director Nominee for election pursuant to this Agreement, in connection with each election of directors, the Company shall nominate such Group I Director Nominee(s), Group II Director Nominee(s) and/or Group III Director Nominee(s), as the case may be, for election as a director as part of the slate of directors that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors, and shall provide the highest level of support for the election of such nominees as it provides to any other individual standing for election as a director of the Company as part of the Company’s slate of directors.

(iv) Chairman of Board; Chief Executive Officer.

(A) As long as (a) no IPO has occurred, (b) the number of shares of DHI Common Stock beneficially owned by the MD Stockholders exceeds either (x) 35% of the issued and outstanding shares of DHI Common Stock or (y) the number of shares of DHI Common Stock beneficially owned by the SLP Stockholders and (c) no Disabling Event has occurred and is continuing, then (x) removal of the Chief Executive Officer of the corporation shall require the approval of the holders of Class A DHI Common Stock, voting separately as a class, and (y) unless otherwise consented to by the holders of Class A DHI Common Stock, voting separately as a class, the Chief Executive Officer of the corporation shall also serve as Chairman of the Board of Directors (provided the Chief Executive Officer is a director).

(B) On and after an IPO, for so long as the SLP Stockholders beneficially own at least 5% of the outstanding DHI Common Stock (without regard to voting power), following the occurrence and during the continuance of a Disabling Event the Company will not, without the prior written approval of SLP Stockholders, appoint a Chairman of the Board and/or Chief Executive Officer (or officer performing similar functions) of the Company.

(v) Board Committees.

(A) Unless otherwise approved by a majority vote of each of the Class A DHI Common Stock and the Class B DHI Common Stock with respect to which a Designation Rights Trigger Event has not previously occurred, in each case, voting separately as a class, the Board shall initially establish and maintain in effect at all times:

(1) an executive committee comprised solely of Group II Directors and Group III Directors (the “Executive Committee”). Each of the Group II Directors and the Group III Directors may designate one or more designees as members of the Executive Committee, however, (i) the Group II Directors who are members of the Executive Committee shall have in aggregate a number of votes on all committee matters that equals a proportion of the total votes of the committee equal to the proportion of the total votes that the Group II Directors then have, relative to the total votes that the Group II Directors and Group III Directors combined then have, with respect to the full Board and (ii) the Group III Directors who are members of the Executive Committee shall have in aggregate a number of votes on all committee matters that equals a proportion of the total votes of the committee equal to the proportion of the total votes that the Group III Directors then have, relative to the total votes that the Group II Directors and Group III Directors combined then have, with respect to the full Board. The Executive Committee shall have the rights and powers set forth in Section 3.1(d) below;

(2) an audit committee comprised solely of no fewer than three independent directors that are qualified as independent directors under applicable stock exchange rules and federal securities laws and regulations (the “Audit Committee”);

(3) at the Board’s election, a compensation committee having such powers as may be designated by the Board (the “Compensation Committee”); and

(4) a Capital Stock Committee.

(B) The Board may establish other committees for any purpose and may expand the authorities or responsibilities of any then-existing committee, including the Audit Committee, in accordance with the Organizational Documents of the Company and subject to receipt of the prior written consent of (x) the MD Stockholders, until a Designation Rights Trigger Event has occurred with respect to the Class A DHI Common Stock and (y) the SLP Stockholders, until a Designation Rights Trigger Event has occurred with respect to the Class B DHI Common Stock.

(C) (x) Until a Designation Rights Trigger Event has occurred with respect to the Class A DHI Common Stock, all Board committees (other than the Audit Committee and the Capital Stock Committee) shall include at least one Group II Director and (y) until a Designation Rights Trigger Event has occurred with respect to the Class B DHI Common Stock, all Board committees (other than the Audit Committee and the Capital Stock Committee) shall include at least one Group III Director.

(d) Executive Committee. Except to the extent otherwise agreed to in writing by (i) the MD Stockholders, so long as a Designation Rights Trigger Event has not occurred with respect to the Class A DHI Common Stock, and (ii) the SLP Stockholders, so long as a Designation Rights Trigger Event has not occurred with respect to the Class B DHI Common Stock, the Executive Committee shall have the following powers, responsibilities and authority, it being intended that with respect to the matters delegated by the Board to the Executive Committee, the Executive Committee shall exercise the full power, responsibility and authority of the Board with respect to such matters:

(i) the review and approval of any acquisitions and dispositions by the Company and any of its Subsidiaries, to the extent requiring approval of the Board and excluding dispositions of shares of Class V Stock;

(ii) the review and approval of the annual budget and business plan of the Company and its Subsidiaries;

(iii) the incurrence of indebtedness by the Company and or its Subsidiaries, to the extent that such incurrence requires approval of the Board;

(iv) the entering into of material commercial agreements, joint ventures and strategic alliances by the Company or its Subsidiaries, in each case to the extent requiring the approval of the Board;

(v) the appointment, removal and compensation of senior executives of the Company or its Subsidiaries, other than equity compensation and grants (which will be made either by the full Board or, if one is established, the Compensation Committee and/or a subcommittee thereof);

(vi) the adoption of employee benefit plans by the Company or its Subsidiaries, to the extent that such action requires approval of the Board;

(vii) the redemption or repurchase by the Company of DHI Common Stock;

(viii) the commencement and/or settlement by the Company or its Subsidiaries of litigation, in each case to the extent such action requires the approval of the Board; and

(ix) any such other matters as may be delegated by the Board to the Executive Committee.

For the sake of clarity, the foregoing, including any further delegation of powers, responsibilities and authority to the Executive Committee, is in no way intended to limit, impact or otherwise affect the rights granted pursuant to Section 3.3(a) and Section 3.3(b) hereof.

(e) Board Representation Following an IPO.

(i) Post-IPO Director Nominees. From and after an IPO, to the extent permitted by applicable law and the rules of the Approved Exchange on which the Company’s equity securities are traded or listed, the Company agrees that, unless otherwise agreed to by the MD Stockholders and the SLP Stockholders, each of (i) the MD Stockholders, on the one hand, and (ii) the SLP Stockholders, on the other hand, shall have the right to nominate at each meeting or action by written consent at which directors will be elected a number of individuals for election to the Board such that if such nominees are elected then the aggregate number of nominees of the MD Stockholders or the SLP Stockholders (as applicable) serving on the Board will equal the product of the following (such individuals, the “MD Post-IPO Director Nominees” if nominated by the MD Stockholders and the “SLP Post-IPO Director Nominees” if nominated by the SLP Stockholders): (x) the percentage of the total voting power for the regular election of directors of the Company beneficially owned by the MD Stockholders or by the SLP Stockholders, as the case may be and (y) the number of directors then on the Board; provided, however, that such product shall be rounded up to the nearest whole number of directors. Notwithstanding the foregoing, the MD Stockholders (for so long as the MD Stockholders collectively beneficially own at least 5% of the total voting power for the regular election of directors of all outstanding voting equity securities of the Company), on the one hand, and/or the SLP Stockholders (for so long as the SLP Stockholders collectively beneficially own at least 5% of the total voting power for the regular election of directors of all outstanding voting equity securities of the Company), on the other hand, shall have the right to nominate at least one individual for election to the Board.

(ii) Post-IPO Support. For so long as the MD Stockholders have the right to nominate an MD Post-IPO Director Nominee for election pursuant to Section 3.1(e)(i) or the SLP Stockholders have the right to nominate an SLP Post-IPO Director Nominee for election pursuant to Section 3.1(e)(i), in connection with each election of directors, each of the Company, and each of the Stockholders party to this Agreement, shall nominate such MD Post-IPO Director Nominee and/or SLP Post-IPO Director Nominee, as the case may be, for election as a director as part of the slate of directors that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors, and shall provide the highest level of support for the election of such nominees as it provides to any other individual standing for election as a director of the Company. No Stockholder shall otherwise act, alone or in concert with others, to seek to propose to the Company or any of its stockholders to nominate or support any Person as a director who is not an MD Post-IPO Director

Nominee, SLP Post-IPO Director Nominee or otherwise nominated by the then incumbent directors of the Company. Each Stockholder shall vote and provide such substantially comparable proxies as is set forth in Section 3.1(c)(iii)(C), mutatis mutandis, with respect to all of its voting securities of the Company in favor of each MD Post-IPO Director Nominee and SLP Post-IPO Director Nominee nominated in accordance herewith, unless and to the extent that the SLP Stockholders may otherwise notify the other Stockholders or the Company (which shall promptly notify the other Stockholders) that it has elected to terminate such arrangements as contemplated in this sentence.

(iii) Post-IPO Director Replacements. In the event that any MD Post-IPO Director Nominee shall cease to serve as a director for any reason (other than the reduction in the right to nominate pursuant to Section 3.1(e)(i)), the MD Stockholders shall have the right to nominate another MD Post-IPO Director Nominee to fill the vacancy resulting therefrom. In the event that any SLP Post-IPO Director Nominee shall cease to serve as a director for any reason (other than the reduction in the right to nominate pursuant to Section 3.1(e)(i)), the SLP Stockholders shall have the right to nominate another SLP Post-IPO Director Nominee to fill the vacancy resulting therefrom. Additionally, (1) the MD Stockholders shall take all actions, including voting any Securities, that may be required in order to elect any such MD Post-IPO Director Nominee or SLP Post-IPO Director Nominee so long as an MD Post-IPO Director Nominee is then serving on the Board and (2) the SLP Stockholders shall take all actions, including voting any Securities, that may be required in order to elect any such MD Post-IPO Director Nominee or SLP Post-IPO Director Nominee so long as an SLP Post-IPO Director Nominee is then serving on the Board. For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any MD Post-IPO Director Nominee or SLP Post-IPO Director Nominee shall not affect the right of the MD Stockholders or SLP Stockholders, as the case may be, to nominate any MD Post-IPO Director Nominee or any SLP Post-IPO Director Nominee, as the case may be, for election pursuant to Section 3.1(e)(i) in connection with any future election of directors of the Company.

(iv) Post-IPO Board Committees. (A) For so long as the MD Stockholders or the SLP Stockholders have the right to nominate an MD Post-IPO Director Nominee or SLP Post-IPO Director Nominee, as the case may be, for election pursuant to Section 3.1(e)(i) and (B) to the extent permitted by applicable law and the rules of the Approved Exchange on which the Company’s equity securities are traded or listed, the MD Stockholders and the SLP Stockholders, as the case may be, shall be entitled to have at least one of their applicable MD Post-IPO Director Nominees and SLP Post-IPO Director Nominees, as the case may be, to the extent then serving on the Board, serve as a member of each committee of the Board (other than the Audit Committee and the Capital Stock Committee); provided, however, that if the Board shall establish a committee to consider a proposed transaction between any Sponsor Stockholder (or any of its Affiliates), on the one hand, and the Company or any of its Subsidiaries (including for this purpose VMware and its subsidiaries), on the other hand, then the directors nominated by such Sponsor Stockholder whose (or whose Affiliate’s) transaction is being considered by such committee may be excluded from participation in such committee

(and for purposes of this proviso, the MSD Partners Stockholders, the MSD Partners Co-Investors and their respective Permitted Transferees shall be deemed to be Affiliates of the MD Stockholders).

Section 3.2. Specified Subsidiaries.

(a) Specified Subsidiary Governance. The business and affairs of each Specified Subsidiary shall be governed by the Board of such Specified Subsidiary. It is the intent of the parties that (i) the authority with respect to decisions and actions, and the size, composition, voting power, designation and nomination rights (including the selection and appointment of any Board Observer) and voting mechanics of (or otherwise applicable to) the Board of each Specified Subsidiary shall replicate the authority with respect to decisions and actions described in Section 3.1, and the size, composition, voting power, designation and nomination rights (including the selection and appointment of any Board Observer and voting mechanics of (or otherwise applicable to) the Board pursuant to Section 3.1 and the applicable provisions of the Company’s Fourth Amended and Restated Certificate of Incorporation, and (ii) the identity and selection of the Chairman of the Board and Chief Executive Officer of each Specified Subsidiary shall replicate the identity and selection of the Chairman of the Board and Chief Executive Officer of the Company pursuant to Section 3.1 and the applicable provisions of the Company’s Fourth Amended and Restated Certificate of Incorporation. In furtherance of the foregoing, each of the Stockholders, the Company, the Specified Subsidiaries, and their respective Boards, shall take all actions, including, without limitation, voting or providing a written consent or proxy (provided that no Person shall provide or grant a proxy with respect to voting securities of any Specified Subsidiary to any other Person) with respect to such Person’s common stock and other voting securities of the Company and/or any Specified Subsidiary beneficially owned or held of record or controlled by such Person, or causing the adoption of stockholders resolutions and amendments to the Organizational Documents, and taking all other necessary action, in each case, in order to ensure that (i) the authority with respect to decisions and actions, and the size, composition, voting power, designation and nomination rights (including the selection and appointment of any Board Observer) and voting mechanics of the Board of each of the Specified Subsidiaries replicate the authority with respect to decisions and actions described in Section 3.1, and the size, composition, voting power, designation and nomination rights (including the selection and appointment of any Board Observer) and voting mechanics of (or otherwise applicable to) the Board pursuant to Section 3.1 and the applicable provisions of the Company’s Fourth Amended and Restated Certificate of Incorporation, and (ii) the identity and selection of the Chairman of the Board and Chief Executive Officer of each Specified Subsidiary replicate the identity and selection of the Chairman of the Board and Chief Executive Officer of the Company pursuant to Section 3.1 and the applicable provisions of the Company’s Fourth Amended and Restated Certificate of Incorporation, in each case, mutatis mutandis. Anything herein to the contrary notwithstanding, in no event shall any Person that is not a holder of voting stock or voting securities of a Specified Subsidiary have any direct right to designate, nominate, appoint, remove or replace any director or officer of such Specified Subsidiary (or otherwise have any direct right to determine or adjust the size or composition of the Board of such Specified Subsidiary).

(b) Specified Subsidiary Organizational Documents. The Stockholders, the Company, and each Specified Subsidiary shall take all action and cause to be done all things necessary to ensure that the Organizational Documents of each Specified Subsidiary incorporate and are consistent with the provisions of Section 3.2(a) at all times during which the holder of Class A DHI Common Stock is entitled to designate or nominate, as applicable, a Group II Director Nominee and/or the holder of Class B DHI Common Stock is entitled to designate or nominate, as applicable, a Group III Director Nominee, in each case, pursuant to this Agreement. Notwithstanding anything that may be permitted pursuant to the Organizational Documents of any Specified Subsidiary, none of the Company, any Specified Subsidiary, any Stockholder or any Board or Affiliate of the foregoing shall take any action that would be inconsistent with the provisions of this Agreement.

(c) Additional Specified Subsidiaries. Each of the Company and the Specified Subsidiaries shall cause any Subsidiary that (i) is not then a party to this Agreement and (ii) becomes, or otherwise satisfies the criteria of, a Specified Subsidiary, to promptly (and in any event, within five (5) Business Days) become party to this Agreement by executing and delivering to the Company a Specified Subsidiary Joinder Agreement in the form attached hereto as Annex A-2, and to agree to be bound and shall be bound by all the terms and conditions of this Agreement as a “Specified Subsidiary.” No later than one (1) Business Day following such execution, the Company shall deliver to each Sponsor Stockholder a notice thereof, together with a copy of such Specified Subsidiary Joinder Agreement.

Section 3.3. Protective Provisions.

(a) Consultation Rights. Notwithstanding anything herein to the contrary, until the earlier of (1) the consummation of a Minimum Float IPO or (2) the consummation of an IPO on an Approved Exchange that is approved by both (x) the MD Stockholders and (y) the SLP Stockholders, the Company shall not, and shall cause each Specified Subsidiary (including Dell and EMC) and/or their respective Subsidiaries not to, directly or indirectly, take any of the following actions without advance consultation with (A) the MD Stockholders, in which any recommendations of the MD Stockholders are considered in good faith, until such time as the aggregate number of shares of DHI Common Stock beneficially owned by the MD Stockholders is less than 50% of the Reference Number, and (B) the SLP Stockholders, in which any recommendations of the SLP Stockholders are considered in good faith, until such time as the aggregate number of shares of DHI Common Stock beneficially owned by the SLP Stockholders is less than 50% of the Reference Number:

(i) any hiring decisions with respect to or entry into, or material amendment of any employment agreement with respect to any member of the “executive leadership team” of the Company or any of its Subsidiaries (or members of management of the Company or any of its Subsidiaries having substantially similar responsibilities and/or a comparable title as a member of the “executive leadership team” of the Company or any of its Subsidiaries in effect on the date of this Agreement, it being agreed that the only members of management of the Company or any of its Subsidiaries having such responsibilities or titles as of the date of this Agreement are the current members of the “executive leadership team”); and/or

(ii) approving the annual budget for the Company and its Subsidiaries for the ensuing fiscal year, which shall, among other things, include the line items and detail set forth on Exhibit A hereto (the “Annual Operating Plan”) and any material changes thereto or material deviations therefrom (which Annual Operating Plan must be submitted to the Executive Committee, the SLP Stockholders and the MD Stockholders by the senior executives of the Company not less than 30 days prior to the beginning of each fiscal year).

(b) Stockholder Consent Rights. Notwithstanding anything herein to the contrary, until the earlier of (1) the consummation of a Minimum Float IPO or (2) the consummation of an IPO on an Approved Exchange that is approved by both (x) the MD Stockholders and (y) the SLP Stockholders, the Company shall not, and shall cause each Specified Subsidiary (including Dell and EMC) and/or their respective Subsidiaries not to, directly or indirectly, take any of the following actions without the prior written approval of (A) the SLP Stockholders, until such time as the aggregate number of shares of DHI Common Stock beneficially owned by the SLP Stockholders is less than 50% of the Reference number, and (B) the MD Stockholders, until such time as the aggregate number of shares of DHI Common Stock beneficially owned by the MD Stockholders is less than 50% of the Reference Number:

(i) any amendment, modification, repeal or restatement to the Organizational Documents of the Company or any Specified Subsidiary, other than an amendment to (A) increase the authorized number of shares of any class of stock in connection with an issuance approved by the SLP Stockholders and the MD Stockholders (to the extent such Stockholders have such approval right), (B) modify the size or composition of the applicable Board from that specified in the Company’s Fourth Amended and Restated Certificate of Incorporation (in the case of the Board of the Company) or Section 3.2 of this Agreement (in the case of the Boards of the Specified Subsidiaries) and/or (C) any amendment, modification, repeal or restatement that is ministerial or administrative in nature and does not otherwise adversely affect the holders of shares of the Class A DHI Common Stock or the holders of shares of the Class B DHI Common Stock or the directors elected by such class of DHI Common Stock;

(ii) the creation of, or delegation of authority to, any committee of any board of directors (other than the creation of the Audit Committee, the Compensation Committee and/or the Capital Stock Committee as expressly provided in Section 3.1(c)(v));

(iii) (1) any acquisition of any Person, business, line of business or intellectual property portfolio (other than ordinary course intellectual property licensing) (whether by merger, amalgamation, stock purchase, asset purchase, reorganization, consolidation, share exchange, business combination or otherwise), or any investment in any securities or indebtedness of any Person (other than any then-existing wholly-owned Subsidiary of the Company and other than cash and cash equivalents and other than liquid investments in connection with ordinary course cash management and pension plan asset investment and similar arrangements), including any joint venture or non-wholly-owned Subsidiary, for aggregate consideration payable by the Company or any of its Subsidiaries in all such transactions in excess of $500,000,000 in any calendar year period and/or (2) other than in connection with an acquisition permitted by clause (1) of this Section 3.3(b)(iii), any creation, incorporation or formation of any non-wholly-owned

Subsidiary, other than (i) any non-wholly-owned Subsidiary of the Company immediately after the Closing and (ii) non-U.S. Subsidiaries only to the extent legally required, in jurisdictions which legally require de minimis ownership of equity securities by residents, natural persons or non-Affiliates;

(iv) any transaction, commercial agreement or capital investment involving consideration payable, or committed to be paid, by the Company or any of its Subsidiaries to any Person (other than the Company or any of its wholly-owned Subsidiaries) in excess of $500,000,000;

(v) (1) any Sale Transaction that is not a Qualified Sale Transaction and/or (2) any sales, transfers or licenses of any subsidiary, division, operation, business, line of business or intellectual property (other than intellectual property licensing in the ordinary course of business) or patent portfolio (whether by merger, amalgamation, stock sale, asset sale, reorganization, consolidation, share exchange, business combination or otherwise), in each case, held by or of the Company or its Subsidiaries to any Person other than the Company and its wholly-owned Subsidiaries for aggregate consideration in all such transactions in excess of $500,000,000 in any calendar-year period;

(vi) (1) voting to approve or providing any consent as a holder of common stock or other securities of VMware to (A) any action under Article VI of the VMware Certificate, (B) any amendment to the VMware Certificate or the Amended and Restated Bylaws of VMware, (C) any sale, transfer, lease or other disposition of all or substantially all of the assets of VMware or (D) any other action submitted to a vote of the VMware stockholders other than the ratification of the appointment of VMware’s independent auditors and the election of directors (subject to the Company’s compliance with Section 6.10 hereof), (2) directly or indirectly transferring any equity securities, debt securities exercisable or exchangeable for, or convertible into, equity securities, or any option, warrant or other right to acquire any such equity securities or debt securities, in each case, of VMware or (3) converting any Class B Common Stock of VMware into Class A Common Stock of VMware;

(vii) (1) any incurrence, assumption or guarantee by the Company or its Subsidiaries of indebtedness, including for this purpose, any receivables, warehouse, securitization or other facility or off-balance sheet financing, in excess of $500,000,000 in the aggregate for all such indebtedness and other financings, other than (w) indebtedness incurred on the Closing Date to finance the Merger and related transactions and drawdowns in the ordinary course of business of the Company and its Subsidiaries under the revolving credit facility entered into at the Closing or the receivable facilities in existence on the date of this Agreement or as permitted by this Section 3.3(b)(vi), (x) refinancing, renewal or replacement of indebtedness existing immediately after the Closing on substantially market terms at such time for borrowers of similar credit quality and which would not cause the total outstanding principal amount of indebtedness for borrowed money of the Company and its Subsidiaries to increase immediately after giving effect to such transaction or series of transactions, (y) indebtedness incurred for liquidity or global cash management purposes in the ordinary course of business, the repayment term of which does not exceed twelve (12) months and (z) ordinary course security deposits and customer or supplier arrangements (but, for the avoidance of doubt, not excluding receivables facilities) and/or (2) any amendment, modification, restatement, termination or refinancing (other than as permitted by subclause (1)(x) of this Section 3.3(b)(vi)) of indebtedness existing immediately after the Closing or such off-balance-sheet financing of the Company or its Subsidiaries existing immediately after the Closing;

(viii) (1) any creation (including by merger, reclassification or otherwise) of any new class or series of, or any sale or issuance of, any equity securities, debt securities exercisable or exchangeable for, or convertible into, equity securities, or any option, warrant or other right to acquire any such equity securities or debt securities, in each case, of the Company or any of its Subsidiaries, other than (x) issuances of equity securities of any direct or indirect Subsidiary of the Company to the Company or a direct or indirect wholly-owned Subsidiary of the Company or (y) grants and issuances of stock options and/or equity incentive awards in accordance with an Approved Equity Plan, (2) the consummation of an IPO (other than a Minimum Float IPO after October 29, 2018) or (3) any listing of equity securities of the Company or any of its Subsidiaries on any national securities exchange or substantially equivalent market (including any private Rule 144A market) (other than a listing of (A) Class C DHI Common Stock on such exchange or market after October 29, 2018, so long as the number of shares of Class C DHI Common Stock so listed equals or exceeds 10% of the outstanding DHI Common Stock calculated on a pro forma basis following such listing, and (B) Class V Stock on such exchange or market);

(ix) entering into, amending or terminating any Related Party Transactions with any MD Related Party (with respect to the consent right of the SLP Stockholders) or any SLP Related Party (with respect to the consent right of the MD Stockholders);

(x) (1) any redemptions, repurchases or other acquisitions by the Company or any of its Subsidiaries of any equity securities of the Company (other than (a) repurchases of equity securities of employees of the Company or its Subsidiaries (other than MD) pursuant to the “put / call” provisions applicable to such securities (provided, that such provisions are consistent with the terms set forth in an Approved Equity Plan or forms of agreements previously approved by each of the SLP Stockholders and the MD Stockholders) and/or (b) any withholding of equity securities to pay taxes or exercise prices, in accordance with the terms of an Approved Equity Plan) and/or (2) any reclassification of any equity securities of the Company;

(xi) any liquidation, dissolution or winding-up of the operations of the Company or any of its material Subsidiaries, and any assignment for the benefit of creditors, consent to the appointment of a custodian, receiver, trustee or liquidator with similar powers or any filing or commencement of proceedings under bankruptcy or insolvency laws, in each case, with respect to the Company or any of its material Subsidiaries;

(xii) (1) approve, enter into, adopt, terminate, amend or modify any employee equity plan, other than administrative amendments or amendments required by applicable law and/or (2) granting, issuing or awarding any equity securities of the Company or any of its Subsidiaries to directors or members of the “executive leadership team” of the Company or its Subsidiaries (or members of management of the Company or any of its Subsidiaries having substantially similar responsibilities and/or a comparable title as a member of the “executive leadership team” of the Company or any of its Subsidiaries in effect at the Closing Date, it being agreed that the only members of management of the Company or any of its Subsidiaries having such responsibilities or titles at the Closing Date are the current members of the “executive leadership team”) other than under an Approved Equity Plan or an equity plan previously approved by each of the SLP Stockholders and the MD Stockholders;

(xiii) any settlement or compromise of any actual or threatened litigation, arbitration, audit, mediation or regulatory, administrative or governmental investigation, inquiry or proceeding (A) that would result in a payment by the Company and/or its Subsidiaries in excess of $500,000,000, (B) that would impose a limitation on the operations of, or other equitable remedy on, the Company or any of its Subsidiaries in each case that would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole or (C) in which MD, any MD Stockholder or MSD Partners Stockholder or any of their respective Permitted Transferees or family members has a material direct or indirect personal interest (other than as a stockholder of the Company);

(xiv) entering into any agreement or arrangement that would (A) restrict the SLP Stockholders, the MD Stockholders, the holders of shares of Class A DHI Common Stock or the holders of shares of Class B DHI Common Stock from having or exercising consent rights under this Agreement or the Company’s Fourth Amended and Restated Certificate of Incorporation and/or (B) contain any non-solicitation, no hire or non-competition provision purporting to bind, limit or restrict any Stockholder or its Affiliates (other than the Company or its Subsidiaries).

(c) Transferability of Protective Provisions. As contemplated in Section 9.9, the SLP Stockholders may transfer their rights set forth in this Section 3.3, in whole but not in part, in connection with a transfer of a greater than a majority of the DHI Securities beneficially owned by the SLP Stockholders immediately following the Closing (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the Closing) in accordance with ARTICLE IV.

Section 3.4. Additional Management Provisions.

(a) Notwithstanding anything herein to the contrary, the Company, each Specified Subsidiary and each Stockholder acknowledges and agrees that (i) the Group II Directors may share confidential, non-public information about the Company, any Specified Subsidiary and their respective Subsidiaries (including any materials received in their capacities as members of a Board or committee of the Company or any Specified Subsidiaries) with the MD Stockholders and the MSD Partners Stockholders and their respective Affiliates, in each case, on a confidential basis and (ii) the Group III Directors may share confidential, non-public information about the Company, any Specified Subsidiary and their respective Subsidiaries (including any materials received in their capacities as members of a Board or committee of the Company or any Specified Subsidiaries) with the SLP Stockholders and their respective Affiliates, limited partners, members and direct and indirect investors, in each case, on a confidential basis.

(b) Except (i) to the extent resulting from the rights granted under this Agreement, the Management Stockholders Agreement, the Class A Stockholders Agreement, the Class C Stockholders Agreement and the Registration Rights Agreement, (ii) as required by applicable law and/or (iii) for any authority granted to an individual as an officer or director of the Company or its Subsidiaries, no Stockholder (in its capacity as a Stockholder) shall have the authority to manage the business and affairs of the Company or its Subsidiaries or contract for or incur on behalf of the Company or its Subsidiaries any debts, liabilities or obligations, and no such action of a Stockholder will be binding on the Company or its Subsidiaries.

Section 3.5. VCOC Investors.

(a) With respect to (X) each SLP Stockholder, MSD Partners Stockholder and MSD Partners Co-Investor and (Y) each Affiliate thereof that directly or indirectly has an interest in the Company, in each such case of (X) and (Y) that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations (each, a “VCOC Investor”), for so long as the VCOC Investor, directly or through one or more Subsidiaries, continues to hold any Securities (or other securities of the Company into which such Securities may be converted or for which such Securities may be exchanged), in each case, without limitation or prejudice of any the rights provided to the MD Stockholders or the SLP Stockholders hereunder, the Company shall, with respect to each such VCOC Investor:

(i) provide such VCOC Investor or its designated representative with the following:

(A) the information rights and the visitation rights set forth in Section 6.8(a)(i)(A), (B), (C) and (F), Section 6.8(a)(ii), Section 6.8(a)(iv) and Section 6.8(b)(i)(B) of this Agreement;

(B) to the extent the Company or any of its Subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Company or such Subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company or such Subsidiary as soon as available; and

(C) copies of all materials provided to the Board at substantially the same time as provided to the members of the Board and, if requested, copies of the materials provided to the board of directors (or equivalent governing body) of any Subsidiary of the Company; provided, that the Company or such Subsidiary shall be entitled to exclude portions of such materials to the extent providing such portions would be reasonably likely to result in the waiver of attorney-client privilege;

provided that solely for purposes of Section 3.5(a)(i)(A), the obligation of the Company to deliver the materials described in Section 6.8(a)(i)(B) and (C) pursuant to Section 3.5(a)(i)(A) shall be deemed satisfied if (i) delivered by the Company to a designated representative of the VCOC Investor (it being understood that the designated representative shall be entitled to distribute copies of such materials to each VCOC Investor) or (ii) the Company makes such information available through public filings on the EDGAR system or any successor or replacement system of the U.S. Securities and Exchange Commission; and

(ii) make appropriate officers of the Company and its Subsidiaries and members of the Board available periodically and at such times as reasonably requested by such VCOC Investor for consultation with such VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries.

(b) The Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

(c) Any VCOC Investor, for so long as such VCOC Investor directly or indirectly, or through one or more Subsidiaries, continues to hold any Securities (or other securities of the Company into which such Securities may be converted or for which such Securities may be exchanged) shall be an express third party beneficiary of this Section 3.5.

ARTICLE IV

TRANSFER RESTRICTIONS

Section 4.1. General Restrictions on Transfers.

(a) Generally.

(i) No Stockholder may directly or indirectly, sell, exchange, assign, pledge, hypothecate, mortgage, gift or otherwise transfer, dispose of or encumber, in each case, whether in its own right or by its representative and whether voluntary or involuntary or by operation of law (any of the foregoing, whether effected directly or indirectly (including by a direct or indirect transfer of equity, ownership or economic interests, or options, warrants or other contractual rights to acquire an equity, ownership or economic interest, in any Stockholder), shall be deemed included in the term “transfer” as used in this Agreement) any DHI Securities, or any legal, economic or beneficial interest in any DHI Securities, unless (i) such transfer of DHI Securities is made on the books and records of the Company and is in compliance with the provisions of this ARTICLE IV and any other agreement applicable to the transfer of such DHI Securities), (ii) the transferee of such DHI Securities (if other than (A) the Company or another

Stockholder or (B) a transferee of DHI Securities pursuant to an offer and sale registered under the Securities Act) agrees to become a party to this Agreement pursuant to ARTICLE VII hereof, executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A-1 and (iii) in the case of a transfer of DHI Securities to a natural person, such natural person’s spouse executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A-1 and to the extent that the failure to execute and deliver a Spousal Consent could impair or adversely affect the obligations of the transferor or transferee set forth herein, or otherwise could impair or adversely affect the enforceability of any provisions of this Agreement, executes and delivers a Spousal Consent in the form attached hereto as Annex B. Notwithstanding the foregoing, (1) it is understood that a transfer of limited partnership interests, limited liability company interests or similar interests in any of the Sponsor Stockholders, any other private equity fund or any parent entity with respect to any such Sponsor Stockholder or private equity fund shall not constitute a transfer for purposes of this Agreement so long as there is no change of control of such entity, and such entity (other than a Sponsor Stockholder or a Co-Investor party hereto) was not formed for the purpose of acquiring a direct or indirect interest in DHI Securities of the Company, (2) the foregoing clause (1) is not intended to, and shall not permit, the transfer of any direct or indirect interest in any DHI Securities of the Company held by an MSD Partners Stockholder or its direct or indirect equityholders to the MD Stockholders or their Affiliates or Permitted Transferees other than one or more acquisitions by an MD Stockholder or one or more of its Affiliates or Permitted Transferees of direct or indirect interests in an MSD Partners Stockholder from an employee or investment professional of MSD Partners or any of its Affiliates in connection with the departure or termination of such employee or investment professional from MSD Partners or such Affiliate; provided, that subject to the immediately succeeding clause (3), any DHI Securities acquired by an MD Stockholder or one or more of its Affiliates or Permitted Transferees pursuant to this clause (2) shall be subject to the transfer restrictions in this ARTICLE IV if such DHI Securities are proposed to be subsequently transferred by such MD Stockholder, Affiliate or Permitted Transferee to any Person that is not an employee or investment professional of MSD Partners or any of its Affiliates or Permitted Transferee of the MD Stockholders, (3) nothing herein prohibits MD Stockholders from having a direct or indirect interest in the MSD Partners Stockholders on the Closing Date or from selling or transferring any interest in an MSD Partners Stockholder at any time following the Closing Date to an employee or investment professional of MSD Partners or any of its Affiliates and no such sale shall be deemed a “transfer” hereunder and (4) (A) any conversion of Class A DHI Common Stock, Class B DHI Common Stock or Class D DHI Common Stock to Class C DHI Common Stock and/or (B) any redemption or reclassification of the Series A Stock or Series B Stock as contemplated by the Company’s Fourth Amended and Restated Certificate of Incorporation shall not be deemed a “transfer” hereunder; provided, that in the case of clauses (2) and (3), at no time shall the MD Stockholders, without the prior written consent of the SLP Stockholders, hold direct or indirect interests in the MSD Partners Stockholders representing more than 25% of the outstanding equity interests of the MSD Partners Stockholders in the aggregate.

(ii) Any purported transfer of DHI Securities or any interest in any DHI Securities by any Stockholder that is not in compliance with this Agreement shall be null and void, and the Company shall refuse to recognize any such transfer for any purpose and shall not reflect in its register of stockholders or otherwise any change in record ownership of DHI Securities pursuant to any such transfer.

(iii) Prior to an IPO, the Company shall not issue any DHI Securities upon original issue or reissue or otherwise dispose of any DHI Securities (other than DHI Securities registered under the Securities Act) unless the recipient or transferee of such DHI Securities (if other than a Stockholder) shall agree to become a party to this Agreement pursuant to ARTICLE VII hereof or, to the extent such DHI Securities are issued pursuant to an employee plan or agreement with a Person other than an MD Stockholder, the Management Stockholders Agreement pursuant to the terms thereof.

(b) Fees and Expenses. Except as otherwise provided herein or in any other applicable agreement between a Stockholder (or any of its Affiliates) and the Company, any Stockholder that proposes to transfer DHI Securities in accordance with the terms and conditions hereof shall be responsible for any fees and expenses incurred by the Company in connection with such transfer.

(c) Securities Law Acknowledgement. Each Stockholder acknowledges that the DHI Common Stock has not been registered under the Securities Act and may not be transferred, except as otherwise provided herein, pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Stockholder agrees that it will not transfer any DHI Common Stock at any time if such action would (i) constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of DHI Common Stock under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder, (ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time or (iii) be a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code or cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code. Each Stockholder agrees it shall not be entitled to any certificate for any or all of the DHI Common Stock, unless the Board shall otherwise determine.

(d) Legend.

(i) Each certificate (or book-entry share) evidencing DHI Common Stock shall bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF AN AMENDED AND RESTATED SPONSOR STOCKHOLDERS AGREEMENT, DATED AS OF [●], 2016, AS IT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED

FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SUCH SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(ii) In the event that either or both of the paragraphs in the restrictive legend set forth in Section 4.1(d)(i) has ceased to be applicable, the Company shall provide any Stockholder, or their respective transferees, at their request, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any), with new certificates (or evidence of book-entry share) for such DHI Securities of like tenor not bearing such paragraph(s) of the legend with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in the first paragraph of the legend in Section 4.1(d)(i) shall cease and terminate only upon the termination of this ARTICLE IV with respect to the Stockholder holding such DHI Securities).

(e) No Other Proxies or Voting Agreements. No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any DHI Securities or enter into any agreements or arrangements of either kind with any person with respect to any DHI Securities inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of DHI Securities who are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any DHI Securities, nor shall any Stockholder act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting (if applicable) of any DHI Securities in any manner which is inconsistent with the provisions of this Agreement.

Section 4.2. Specified Restrictions on Transfers.

(a) Restrictions on Transfers During Restricted Period. Subject to Section 4.2(c), until the earlier of (x) October 29, 2018 and (y) the consummation of an IPO (and subject to any applicable lock-up or no transfer period in connection with such IPO) (the “Restricted Period”):

(i) no Stockholder (including, for the avoidance of doubt, any Permitted Transferee of a Stockholder) may transfer any DHI Securities without the prior written consent of each of the MD Stockholders and the SLP Stockholders, except transfers of DHI Securities:

(A) in a Qualified Sale Transaction;

(B) pursuant to the “tag-along” rights of such Stockholder under Section 4.4 in respect of (x) any transfer by the MD Stockholders or the MSD Partners Stockholders that has been approved in advance by the SLP Stockholders or (y) a Sale Transaction that either is a Qualified Sale Transaction or has been approved by the SLP Stockholders;

(C) pursuant to the “drag-along” rights under Section 4.5 in connection with a Qualified Sale Transaction (in each case, subject to the “tag-along” rights of the other Stockholders under Section 4.4); or

(D) to a Permitted Transferee of such Stockholder.

(b) Restrictions on Transfers After Restricted Period. Subject to Section 4.2(c) and Section 4.3, from and after October 29, 2018 and prior to the consummation of an IPO (and subject to any applicable lock-up or no transfer period in connection with such IPO):

(i) MD Stockholders. The MD Stockholders and their Permitted Transferees may only transfer their DHI Securities to the same extent as such Persons were permitted to transfer DHI Securities during the Restricted Period (without taking into effect clause (x) of the definition thereof) as set forth in Section 4.2(a); provided, however, that:

(A) the MD Stockholders and their Permitted Transferees shall be permitted, during such period from and after October 29, 2018, to transfer (in addition to any transfers of DHI Securities that would be permitted in the absence of this subclause (A)) in any twelve (12) month period up to a number of shares of DHI Common Stock equal to 5% of the number of shares of DHI Common Stock held by the MD Stockholders and their Permitted Transferees immediately following the completion of the Merger (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the date of this Agreement), subject to the “tag-along” rights of the other Stockholders as, and only to the extent, described in Section 4.4; and

(B) from and after the occurrence of a Disabling Event (but, in the case of a Disability, MD, or MD’s power-of-attorney, guardian or comparable person has irrevocably waived MD’s rights under Section 9.7 and ARTICLE III other than any rights that exist during the occurrence of a Disabling Event), the MD Stockholders and their Permitted Transferees may freely transfer any DHI Securities, subject to the “tag-along” rights of the other Stockholders as described in Section 4.4.

(ii) MSD Partners Stockholders; SLP Stockholders. The MSD Partners Stockholders and the SLP Stockholders and their respective Permitted Transferees may transfer any DHI Securities; provided, however, that:

(A) such transfer of DHI Securities shall be subject to the “tag-along” rights of such other Stockholders as, and only to the extent, described in Section 4.4; and

(B) prior to contacting or negotiating with potential transferees or entering into any agreement with respect to such transfer of DHI Securities, such transferring Stockholder shall (1) provide written notice of its desire to transfer such DHI Securities to the MD Stockholders (a “Transfer Notice”), (2) if the MD Stockholders provide such transferring Stockholder written notice of their desire to negotiate to purchase such DHI Securities within five (5) days of their receipt of such Transfer Notice, negotiate with the MD Stockholders for a period of thirty (30) days commencing on the date of the MD Stockholders’ receipt of the applicable Transfer Notice (or such longer period as may be agreed to in writing by the MD Stockholders and the transferring Stockholder) (such period, the “Negotiation Period”) with respect to the all-cash price per share that the MD Stockholders are prepared to pay to such transferring Stockholder to acquire such DHI Securities proposed to be transferred by such transferring Stockholder and (3) not transfer or enter into any agreement to transfer such DHI Securities within 120 days after the end of the Negotiation Period to any third party for a per share price per DHI Security less than the per share price per DHI Security, if any, irrevocably offered by the MD Stockholders in writing during the Negotiation Period (and if no definitive agreement with respect to such transfer has been entered into by such transferring Stockholder within 120 days after the end of the Negotiation Period, this Section 4.2(b)(ii)(B) shall apply again to any subsequent transfer of such DHI Securities); provided, however, that if the MD Stockholders fail to (x) provide notice to the transferring Stockholder of its desire to negotiate within five (5) days of its receipt of the Transfer Notice and/or (y) irrevocably offer in definitive form in writing to the transferring Stockholder an all-cash per share price which it will pay for the acquisition of such DHI Securities within the Negotiation Period, then in each of the case of the foregoing clauses (x) and (y), such transferring Stockholder may sell its DHI Securities to a third party transferee for any price during the 120-day period (provided, that if such transferring Stockholder has entered into a definitive agreement to effect a sale or transfer of its DHI Securities within 120 days after the end of the Negotiation Period, which sale or transfer of DHI Securities or definitive agreement with respect thereto is subject to any governmental or regulatory approval, then such 120-day period shall be extended until the expiration of ten (10) days after all such approvals shall have been received or obtained) following the last day of the five (5) day period referenced in the foregoing subclause (1) or the end of the Negotiation Period referenced in the foregoing subclause (2), as applicable (and if no definitive agreement with respect to such transfer has been entered into by such transferring Stockholder within 120 days after the end of the Negotiation Period, this Section 4.2(b)(ii)(B) shall apply again to any subsequent transfer of such DHI Securities); provided, further, that this Section 4.2(b)(ii)(B) shall not be applicable from and after the occurrence and during the continuation of a Disabling Event.

(iii) MD Co-Investors. The MD Co-Investors and their Permitted Transferees may not transfer any DHI Securities without the prior written consent of the MD Stockholders, except transfers of DHI Securities:

(A) in a Qualified Sale Transaction; or

(B) pursuant to the “tag-along” rights of such Stockholder under Section 4.4 in respect of (x) any transfer by the MD Stockholders or the MSD Partners Stockholders that has been approved by the SLP Stockholders or (y) any Qualified Sale Transaction.

(iv) MSD Partners Co-Investors. The MSD Partners Co-Investors and their Permitted Transferees may not transfer any DHI Securities without the prior written consent of the MSD Partners Stockholders, except transfers of DHI Securities:

(A) in a Qualified Sale Transaction; or

(B) pursuant to the “tag-along” rights of such Stockholder under described in Section 4.4 in respect of (x) any transfer by the MD Stockholders or the MSD Partners Stockholders that has been approved by the SLP Stockholders or (y) any Qualified Sale Transaction.

(v) No Stockholder or any Permitted Transferee thereof may tender or otherwise transfer any DHI Securities pursuant to, under or in respect of any liquidity of similar program established, maintained or offered for the benefit of or to the employees of the Company or its Subsidiaries.

(c) Additional Restrictions on Transfer. Notwithstanding anything herein to the contrary, prior to the consummation of an IPO, no Stockholder may transfer any DHI Securities to any Person if:

(i) such Person is a Competitor; or

(ii) such Person’s holding of any DHI Securities would,

(A) cause a violation of applicable law or regulation with respect to foreign ownership controls; or

(B) result in the termination of a material government contract of the Company or its Subsidiaries due to such Person being a non-U.S. person or having non-U.S. ownership; provided, that in the case of this clause (B), (x) the Company has complied with the immediately succeeding sentence and (y) the Company and the Specified Subsidiaries shall have, and shall have caused their respective Subsidiaries to have, previously taken reasonable mitigation efforts with respect to such Person that may be required by the applicable governmental entity to permit such Person to hold DHI Securities;

In the event that a Stockholder that desires to transfer DHI Securities notifies the Company thereof of such intent and identifies to the Company the proposed transferee of such DHI Securities, (1) the Company shall promptly (and in any event, within five (5) Business Days) notify such Stockholder in writing whether the proposed transferee’s or transferees’ holding of such DHI Securities would result in the termination of a material government contract of the Company or its Subsidiaries due to such Person being a non-U.S. person or having non-U.S. ownership, and the failure of the Company to provide such a notice within such time period shall be deemed to be an irrevocable determination by the Company that the proposed transferee’s or transferees’ holding of such DHI Securities would not result in the termination of a material government contract of the Company or its Subsidiaries due to such Person being a non-U.S. person or having non-U.S. ownership, (2) such Stockholder shall be entitled to conclusively rely upon any such determination by the Company for purposes of this Agreement (including any failure of the Company to provide notice pursuant to the foregoing clause (1)) that the proposed transferee’s or transferees’ holding of such DHI Securities would not result in the termination of a material government contract of the Company or its Subsidiaries due to such Person being a non-U.S. person or having non-U.S. ownership and (3) such Stockholder may transfer DHI Securities to any such transferee or transferees, subject to the other provisions of this Agreement.

Section 4.3. Permitted Transfers. Notwithstanding anything to the contrary herein, each Stockholder and its Permitted Transferees may transfer DHI Securities held by him, her or it to a Permitted Transferee of such Stockholder without complying with the provisions of this ARTICLE IV, other than Section 4.1; provided, that such Permitted Transferee shall have executed and delivered to the Company a Joinder Agreement in the form attached hereto as Annex A-1 as contemplated in Section 4.1(a) and ARTICLE VII, or otherwise agreed with all parties hereto, in a written instrument reasonably satisfactory to the MD Stockholders and the SLP Stockholders, that he, she or it will immediately convey record and beneficial ownership of all such DHI Securities and all rights and obligations hereunder to such Stockholder or another Permitted Transferee of such Stockholder if, and immediately prior to such time that, he, she or it ceases to be a Permitted Transferee of such Stockholder.

Section 4.4. Tag-Along Rights.

(a) Subject to Section 4.4(h) and receipt of prior written approval of any applicable Stockholder as may be required pursuant to Section 4.1 and/or Section 4.2, (x) if any Initiating Tag-Along Seller proposes to transfer all or a portion of their DHI Securities to any Person (other than to a Permitted Transferee of such Initiating Tag-Along Seller) or (y) a Sale Transaction is entered into by the MD Stockholders that either is a Qualified Sale Transaction or has been approved by the SLP Stockholders (each of the transfers in the foregoing clauses (x) and (y), a “Tag-Along Sale”), then the Initiating Tag-Along Seller shall give, or direct the Company to give and the Company shall so promptly give, written notice (a “Tag-Along Sale Notice”) of such proposed transfer to all Eligible Tag-Along Sellers with respect to such Tag-Along Sale at least fifteen (15) days prior to each of the consummation of such proposed transfer and the delivery of a Tag-Along Sale Notice setting forth (i) the number and type of each class of DHI Securities proposed to be transferred, (ii) the consideration to be received for such DHI

Securities by such Initiating Tag-Along Seller, including any Additional Consideration received, (iii) the identity of the purchaser (the “Tag-Along Buyer”), (iv) a copy of all definitive documents relating to such Tag-Along Sale, including all documents that the Eligible Tag-Along Seller would be required to execute in order to participate in such Tag-Along Sale and all other agreements or documents referred to, or referenced, therein, (v) a detailed summary of all material terms and conditions of the proposed transfer, (vi) the fraction, expressed as a percentage, determined by dividing the number of DHI Securities to be purchased from the Initiating Tag-Along Seller and its Permitted Transferees by the total number of DHI Securities held by the Initiating Tag-Along Seller and its Permitted Transferees (the “Tag-Along Sale Percentage”) and (vii) an invitation to each Eligible Tag-Along Seller to irrevocably agree to include in the Tag-Along Sale up to a number of DHI Securities held by such Eligible Tag-Along Seller equal to the product of the total number of DHI Securities held by such Eligible Tag-Along Seller multiplied by the Tag-Along Sale Percentage, subject to adjustment pursuant to the Tag-Along Sale Priority and the Tag-Along Sale Proration as contemplated in Section 4.4(c) (such amount of DHI Securities with respect to each Eligible Tag-Along Seller, such Eligible Tag-Along Seller’s “Tag-Along Shares”). In the event that any MD Related Party directly or indirectly receives any compensation or other consideration or benefit arising out of or in connection with the applicable Tag-Along Sale (other than any bona fide cash and/or equity compensation (whether in the form of an initial equity grant or otherwise) for service as an executive officer of the acquiring or surviving company or any of their Subsidiaries or, with respect to MD Related Parties, any bona fide commercial arrangement that is not a “Related Party Transaction” because of the proviso of the definition thereof between an MD Related Party and the proposed Tag-Along Buyer or any of its Affiliates which commercial arrangement has been binding and in full force and effect (or, in the absence of a binding legal arrangement, to the extent a course of dealing has been in place) for at least twelve (12) months prior to the date that the Tag-Along Sale Notice is provided to the Eligible Tag-Along Seller) pursuant to any non-competition, non-solicitation, no-hire, or other arrangement separate from the transfer of the DHI Securities of the Company (“Additional Consideration”), the value of such Additional Consideration (as reasonably determined by the Board, subject to the consent of the SLP Stockholders not to be unreasonably withheld, conditioned or delayed) shall be deemed to have been part of the consideration paid or payable to the MD Stockholders in respect of their DHI Securities in such Tag-Along Sale and shall be reflected in the amount offered by the Tag-Along Buyer set forth in the applicable Tag-Along Sale Notice. In the event that more than one MD Stockholder, more than one MSD Partners Stockholder or more than one SLP Stockholder, as the case may be, proposes to execute a Tag-Along Sale as an Initiating Tag-Along Seller, then all such transferring MD Stockholders, MSD Partners Stockholders and/or SLP Stockholders, as the case may be, shall be treated as the Initiating Tag-Along Seller, and the DHI Securities held and to be transferred by such MD Stockholders, MSD Partners Stockholders or SLP Stockholders, as the case may be, shall be aggregated as set forth in Section 9.16, including for purposes of calculating the applicable Tag-Along Sale Percentage. Notwithstanding anything in this Section 4.4 to the contrary, but subject to Section 4.4(c), if the Initiating Tag-Along Seller is transferring DHI Securities or vested in-the-money Company Stock Options in such Tag-Along Sale, each of the Eligible Tag-Along Sellers shall be entitled to transfer the same proportion of DHI Securities held by such Eligible Tag-Along Seller as the proportion of the Initiating Tag-Along Seller’s DHI Securities and vested in-the-money Company Stock Options relative to the Initiating Tag-Along Seller’s total number of such DHI Securities that are being sold by the Initiating Tag-Along

Seller in such Tag-Along Sale. For the avoidance of doubt, no DHI Securities that are subject to any vesting or similar condition may be transferred prior to such time as such DHI Securities have fully vested; provided, that it is understood that if such DHI Securities vest in connection with such Tag-Along Sale, such DHI Securities may be transferred in connection therewith in accordance with this Section 4.4.

(b) Upon delivery of a Tag-Along Sale Notice, each Eligible Tag-Along Seller may elect to include all or a portion of such Eligible Tag-Along Seller’s Tag-Along Shares in such Tag-Along Sale (Eligible Tag-Along Sellers who make such an election being an “Electing Tag-Along Seller” and, together with the Initiating Tag-Along Seller and all other Persons (other than any Affiliates of the Initiating Tag-Along Seller) who otherwise are transferring, or have exercised a contractual or other right to transfer, DHI Securities in connection with such Tag-Along Sale, the “Tag-Along Sellers”), at the same price per share equivalent of DHI Common Stock and pursuant to the same terms and conditions as agreed to by the Initiating Tag-Along Seller and otherwise in accordance with this Section 4.4, by sending an irrevocable written notice (a “Tag-Along Participation Notice”) to the Initiating Tag-Along Seller within fifteen (15) days of the date the Tag-Along Sale Notice is received by such Eligible Tag-Along Seller, indicating such Electing Tag-Along Seller’s irrevocable election, subject to Section 4.4(d), to include its Tag-Along Shares in the Tag-Along Sale and setting forth the number of Eligible Tag-Along Seller’s Tag-Along Shares it elects to include. Following such fifteen (15) day period, each Electing Tag-Along Seller that has delivered a Tag-Along Participation Notice shall be entitled to sell to such proposed transferee, on the same terms and conditions as, and concurrently with, the other Electing Tag-Along Sellers and the Initiating Tag-Along Seller, such Electing Tag-Along Seller’s Tag-Along Shares it elects to include, which terms and conditions have been set forth in the Tag-Along Sale Notice, subject to the Tag-Along Sale Priority and the Tag-Along Sale Proration as contemplated in Section 4.4(c). Each Eligible Tag-Along Seller who does not deliver a Tag-Along Participation Notice within such fifteen (15) day period shall have waived and be deemed to have waived all of such Eligible Tag-Along Seller’s rights with respect to such Tag-Along Sale. For the avoidance of doubt, it is understood that in order to be entitled to exercise its right to include Tag-Along Shares in a Tag-Along Sale pursuant to this Section 4.4, each Electing Tag-Along Seller must agree to make the same representations and warranties, covenants, indemnities and agreements to the Tag-Along Buyer as made by the Initiating Tag-Along Seller and any Electing Tag-Along Seller in connection with the Tag-Along Sale (and shall be subject to the same escrow or other holdback arrangements as such Persons so long as such escrows or other holdbacks are proportionately based on the amount of consideration received for the sale of DHI Securities in such Tag-Along Sale transaction); provided, that:

(i) each Electing Tag-Along Seller shall be entitled to receive its pro rata portion (based on the relative amount (and taking into account the per share equivalent of DHI Common Stock) of DHI Securities sold in such Tag-Along Sale transaction) of any deferred consideration or indemnification payments relating to such Tag-Along Sale (provided, however, that, with respect to any unexercised Company Stock Options proposed to be transferred in such Tag-Along Sale by any Tag-Along Seller, the per share consideration in respect thereof shall be reduced by the exercise price of such options or, if required pursuant to the terms of such options or such Tag-Along Sale, such Tag-Along Seller must exercise the relevant option and transfer the relevant shares of DHI Common Stock (rather than the option) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise));

(ii) the aggregate amount of liability of each Electing Tag-Along Seller shall not exceed the proceeds received by such Electing Tag-Along Seller in such Tag-Along Sale;

(iii) all indemnification obligations (other than with respect to the matters referenced in Section 4.4(b)(iv)) shall be on a several and not joint basis to the Tag-Along Sellers pro rata (based on the amount of consideration received by each Tag-Along Seller in the Tag-Along Sale transaction);

(iv) no Electing Tag-Along Seller shall be responsible for any indemnification obligations and/or liabilities (including through escrow or hold back arrangements) for (A) breaches or inaccuracies of representations and warranties made with respect to any other Tag-Along Seller’s (1) ownership of and title to DHI Securities, (2) organization and authority or (3) conflicts and consents and any other matter concerning such other Person and/or (B) breaches of any covenant specifically relating to any other Tag-Along Seller; and

(v) no Stockholders that have elected to be an Electing Tag-Along Seller shall be required in connection with such Tag-Along Sale transaction to agree to (A) any employee, customer or other non-solicitation, no-hire or other similar provision, (B) any non-competition or similar restrictive covenant and/or (C) any term that purports to bind any portfolio company or investment of any Electing Tag-Along Seller or any of their respective Affiliates.

(c) Notwithstanding anything in this Section 4.4 to the contrary, if the Initiating Tag-Along Seller is any of the MD Stockholders (or, for the avoidance of doubt, any of their Permitted Transferees) and such Initiating Tag-Along Seller seeks to transfer DHI Common Stock representing a majority of the DHI Common Stock beneficially owned by the MD Stockholders immediately following the Original Closing, then the number of Tag-Along Shares that an Eligible Tag-Along Seller may include in any Tag-Along Sale pursuant to this Section 4.4 shall be an amount equal to 100% of the equity securities in the Company, Dell and their respective Subsidiaries (excluding any shares of Class V Stock) held by such Eligible Tag-Along Seller (such right, the “Tag-Along Sale Priority”). Further, in the event that Stockholders having the right to participate in a Tag-Along Sale (including the Initiating Tag-Along Seller, the “Participating Sellers”) have elected to include more DHI Securities in the aggregate than the Tag-Along Buyer is willing to purchase (the “Tag-Along Demand”), the number of DHI Securities permitted to be sold by the Participating Sellers shall be reduced such that each Tag-Along Seller is permitted to sell only its pro rata share of the Tag-Along Demand (in proportion to the number of DHI Securities held by each Participating Seller) (the “Tag-Along Sale Proration”); provided that, in a Tag-Along Sale subject to Tag-Along Sale Priority rights, the number of DHI Securities to be sold by Participating Sellers with Tag-Along Sale Priority shall not be reduced.

(d) Notwithstanding the delivery of any Tag-Along Sale Notice, all determinations as to whether to complete any Tag-Along Sale and as to the timing, manner, price and, subject to Section 4.4(b)(i) through (v), other terms and conditions of any such Tag-Along Sale shall be at the sole discretion of the Initiating Tag-Along Seller, and none of the Initiating Tag-Along Seller, its Affiliates and their respective Representatives shall have any liability to any Electing Tag-Along Seller arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Tag-Along Sale except to the extent such Initiating Tag-Along Seller failed to comply with the provisions of this Section 4.4; provided, that (i) if the Initiating Tag-Along Seller agrees to amend, restate, modify or supplement the terms and/or conditions of the Tag-Along Sale after such time that any Stockholder has elected to be an Electing Tag-Along Seller in accordance with the terms of this Section 4.4, the Initiating Tag-Along Seller shall promptly notify the Company and each Electing Tag-Along Seller of such amendment, restatement, modification and/or supplement and (ii) each such Electing Tag-Along Seller shall have the right to withdraw its Tag-Along Participation Notice by delivering written notice of such withdrawal to the Initiating Tag-Along Seller within five (5) Business Days of the date of receipt of such notice from the Initiating Tag-Along Seller.

(e) Notwithstanding anything in this Section 4.4 to the contrary, this Section 4.4 shall not apply to (i) any transfers of DHI Securities to a Permitted Transferee of the transferring Stockholder, (ii) any transfers of DHI Securities pursuant to Section 4.5 and/or (iii) any transfer of DHI Securities in a registered public offering (whether in a Demand Registration, Piggyback Registration, Marketed Underwritten Shelf Take-Down or otherwise), it being understood that participation rights in connection with transfers of DHI Securities in a registered public offering (whether in a Demand Registration, Piggyback Registration, Marketed Underwritten Shelf Take-Down or otherwise) shall be governed by the terms of the Registration Rights Agreement.

(f) All reasonable and documented out-of-pocket costs and expenses incurred by the Company, its Subsidiaries and/or the Tag-Along Sellers in connection with such Tag-Along Sale shall be allocated and borne on a pro rata basis by each Tag-Along Seller in accordance with the amount of consideration otherwise received by each Tag-Along Seller in such Tag-Along Sale. For the avoidance of doubt, it is understood that this Section 4.4(f) shall not prevent any Tag-Along Sale to be structured in a manner such that some or all of the such costs and expenses result in a pro rata reduction in the consideration received by the Tag-Along Sellers in such Tag-Along Sale.

(g) Notwithstanding anything herein to the contrary, if the Initiating Tag-Along Seller has not completed the proposed Tag-Along Sale within one hundred twenty (120) days following delivery of the Tag-Along Sale Notice in accordance with this Section 4.4, the Initiating Tag-Along Seller may not then effect such proposed Tag-Along Sale without again complying with the provisions of this Section 4.4; provided, that if such proposed Tag-Along Sale is subject to, and conditioned on, one or more prior regulatory approvals, then such one hundred twenty (120) day period shall be extended solely to the extent necessary until no later than the expiration of ten (10) days after all such approvals shall have been received.

(h) The “tag-along” rights described in this Section 4.4 shall survive an IPO (and shall be exercisable by any Stockholder) in respect of a single or series of related transfers of DHI Securities by the MD Stockholders equal to 10% or more of the then outstanding DHI Common Stock to the same Person or “group” (within the meaning of Section 13(d) of the Exchange Act) (other than a Permitted Transferee of the MD Stockholders) and shall automatically terminate upon, the earlier of (i) the 18-month anniversary of an IPO and (ii) such time following an IPO that the MD Stockholders no longer beneficially own DHI Common Stock representing a majority of the DHI Common Stock beneficially owned by the MD Stockholders immediately following the Original Closing Date, provided, that in addition to any other applicable provisions in this Section 4.4 (including the Tag-Along Sale Priority and the Tag-Along Sale Proration), such transfer of DHI Securities shall also be subject to the Priority Sell-Down pursuant to the Registration Rights Agreement; provided, further, that any registered offering of DHI Securities shall be governed by the terms of the Registration Rights Agreement.

Section 4.5. Drag-Along Rights.

(a) Subject to Section 4.5(h), an Initiating Drag-Along Seller shall be entitled to give, or direct the Company to give and the Company shall so promptly give, written notice (a “Drag-Along Sale Notice”) to the other Stockholders that such Initiating Drag-Along Seller or the Company has entered into a Qualified Sale Transaction (a “Drag-Along Sale”), and that such Initiating Drag-Along Seller is requiring the other Stockholders (all Stockholders participating in a Drag-Along Sale pursuant to this Section 4.5, the “Dragged-Along Sellers,” and together with the Initiating Drag-Along Seller and all other Persons (other than any Affiliates of the Initiating Drag-Along Seller) who otherwise are transferring, have a contractual obligation to transfer, or have exercised a contractual or other right to transfer, DHI Securities in connection with such Drag-Along Sale, the “Drag-Along Sellers”) to participate, agree and take such actions reasonably necessary to sell in such Drag-Along Sale, on the same price per share equivalent of DHI Common Stock, consideration, terms and conditions as the Initiating Drag-Along Seller and in the manner set forth in this Section 4.5, a number of DHI Securities held by such Dragged-Along Seller determined by multiplying (A) the number of DHI Securities held by such Dragged-Along Seller at the time the Drag-Along Sale Notice for such Drag-Along Sale is given by (B) a fraction, expressed as a percentage, the numerator of which is the number of DHI Securities to be transferred by the Initiating Drag-Along Seller and its Permitted Transferees in such Drag-Along Sale and the denominator of which is the total number of DHI Securities held at such time by the Initiating Drag-Along Seller and its Permitted Transferees (such fraction, the “Drag-Along Sale Percentage”), subject to adjustment pursuant to the Drag-Along Sale Priority as contemplated in Section 4.5(c). The Drag-Along Sale Notice shall be delivered to all Dragged-Along Sellers at least fifteen (15) days prior to each of the consummation of such Drag-Along Sale and the delivery of a Drag-Along Sale Notice setting forth (i) the number and type of each class of DHI Securities proposed to be transferred, (ii) the consideration to be received for such DHI Securities, including any Additional Consideration received, (iii) the identity of the other Person(s) party to the Drag-Along Sale, (iv) a detailed summary of all material terms and conditions of the proposed transfer, (v) the Drag-Along Sale Percentage, (vi) the date of the anticipated completion of the proposed Drag-Along Sale (which date shall not be less than fifteen (15) days after the delivery of such notice) and (vii) any action or actions required of the Dragged-Along Sellers in connection with the Drag-Along Sale. In the event that any MD Related Party directly or indirectly receives any Additional Consideration in connection with any

Drag-Along Sale, the value of such Additional Consideration (as reasonably determined by the Board, subject to the consent of the SLP Stockholders, not to be unreasonably withheld, conditioned or delayed) shall be deemed to have been part of the consideration paid or payable to the MD Stockholders in respect of their DHI Securities in such Drag-Along Sale transaction and shall be reflected in the amount offered by the proposed transferee set forth in the applicable Drag-Along Sale Notice. In the event that more than one MD Stockholder and/or more than one SLP Stockholder is the Initiating Drag-Along Seller, then all such transferring MD Stockholders and/or SLP Stockholders, as the case may be, shall be treated as the Initiating Drag-Along Seller, and the DHI Securities held and to be transferred by such MD Stockholders and/or SLP Stockholders, as the case may be, shall be aggregated as set forth in Section 9.16, including for purposes of calculating the applicable Drag-Along Sale Percentage. Notwithstanding anything in this Section 4.5 to the contrary, but subject to Section 4.5(c), if the MD Stockholders and the MSD Partners Stockholders are transferring some, but not all of their DHI Securities or vested in-the-money Company Stock Options in any Drag-Along Sale, each of the other Stockholders shall be entitled to transfer the same proportion of DHI Common Stock held by it as the proportion, in the aggregate, of the MD Stockholders’ and the MSD Partners Stockholders’ DHI Securities and vested in-the-money Company Stock Options (relative to the MD Stockholders’ and the MSD Partners Stockholders’ total number of such DHI Securities) that are being sold by the MD Stockholders and the MSD Partners Stockholders in such Drag-Along Sale. For the avoidance of doubt, no DHI Securities that are subject to any vesting or similar condition may be transferred prior to such time as such DHI Securities have fully vested; provided, that it is understood that if such DHI Securities vest in connection with such Drag-Along Sale, such DHI Securities shall be required to be transferred in connection therewith in accordance with this Section 4.5.

(b) Upon delivery of a Drag-Along Sale Notice, all Dragged-Along Sellers participating in a Drag-Along Sale pursuant to this Section 4.5 shall be required to agree to make the same representations, warranties, covenants, indemnities and agreements as the applicable Initiating Drag-Along Seller and all other Drag-Along Sellers in such Drag-Along Sale (and shall be subject to the same escrow or other holdback arrangements as such Persons so long as such escrows or other holdbacks are proportionately based on the amount of consideration received for the sale of DHI Securities in such Drag-Along Sale transaction); provided, that:

(i) each Dragged-Along Seller shall be entitled to receive its pro rata portion (based on the relative amount (and taking into account the per share equivalent of DHI Common Stock) of DHI Securities sold in such Drag-Along Sale transaction) of any deferred consideration or indemnification payments relating to such Drag-Along Sale transaction (provided, however, that, with respect to any unexercised Company Stock Options proposed to be transferred in such Drag-Along Sale by any Drag-Along Seller, the per share consideration in respect thereof shall be reduced by the exercise price of such options or, if required pursuant to the terms of such options or such Drag-Along Sale, such Drag-Along Seller must exercise the relevant option and transfer the relevant shares of DHI Common Stock (rather than the option) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise));

(ii) the aggregate amount of liability of each Dragged-Along Seller shall not exceed the proceeds received by such Dragged-Along Seller in such Drag-Along Sale;

(iii) all indemnification obligations (other than with respect to the matters referenced in Section 4.5(b)(iv)) shall be on a several and not joint basis to the Drag-Along Sellers pro rata (based on the amount of consideration received by each Drag-Along Seller in the Drag-Along Sale transaction);

(iv) no Dragged-Along Seller shall be responsible for any indemnification obligations and/or liabilities (including through escrow or hold back arrangements) for (A) breaches or inaccuracies of representations and warranties made with respect to any other Drag-Along Seller’s (1) ownership of and title to equity securities, (2) organization and authority or (3) conflicts and consents and any other matter concerning such other Person and/or (B) breaches of any covenant specifically relating to any other Drag-Along Sellers; and

(v) no Dragged-Along Seller shall be required in connection with such Drag-Along Sale transaction to agree to (A) any employee, customer or other non-solicitation, no-hire or other similar provision, (B) any non-competition or similar restrictive covenant and/or (C) any term that purports to bind any portfolio company or investment of any a Dragged-Along Seller or any of their respective Affiliates.

(c) Notwithstanding anything in this Section 4.5 to the contrary, (i) if a Drag-Along Sale is structured or otherwise effected (A) such that less than 100% of the DHI Securities are being transferred or (B) as a sale of less than all of the assets of the DHI Group (as defined in the Company’s Fourth Amended and Restated Certificate of Incorporation), each Stockholder (other than any MD Stockholder) shall have the option of selling in such Drag-Along Sale 100% of the equity securities of the Company, Dell and their respective Subsidiaries held by such Stockholder (excluding any shares of Class V Stock) on the same terms and conditions as applicable to other DHI Securities being sold in such Drag-Along Sale (such right, the “Drag-Along Sale Priority”) and (ii) in the event that in connection with a Drag-Along Sale, MD, the MD Stockholders, the MSD Partners Stockholders or their Permitted Transferees, Affiliates or family members that beneficially own DHI Securities, roll over or exchange (or are entitled to roll over or exchange) all or a portion of such DHI Securities in such Drag-Along Sale, they shall only be permitted to do so if the other Stockholders are permitted, but not required, to roll over a pro rata portion of their DHI Securities at the same price per DHI Security and with the same rights and preferences related thereto (other than differences in governance rights attributable to the size of such Person’s post-Drag-Along Sale ownership).

(d) In connection with a Drag-Along Sale, at the request of the Initiating Drag-Along Seller or the Company (at the direction of the Initiating Drag-Along Seller), each Drag-Along Seller shall, subject to the limitations set forth in Section 4.5(b):

(i) (A) sign a written resolution voting all of such Dragged-Along Seller’s voting DHI Securities in favor of such Drag-Along Sale (if such a vote is required) or (B) at the Company’s annual meeting of stockholders or at any other meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, in each case to the extent that such Dragged-Along Seller’s DHI Securities are entitled to vote thereon, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, (x) appear at each meeting of stockholders or otherwise cause all of the voting DHI Securities beneficially owned by such Dragged-Along Seller as of the applicable record date to be counted as present thereat for purposes of calculating a quorum and (y) vote (or cause to be voted), in person or by proxy, all of such Dragged-Along Seller’s voting DHI Securities as of the applicable record date in favor of such Drag-Along Sale (if such a vote is required); and

(ii) take or cause to be taken all such actions as are reasonably required or necessary in order to facilitate and consummate expeditiously such Drag-Along Sale pursuant to this Section 4.5, including (A) executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments and (B) filing applications, reports, returns, filings and other documents or instruments with governmental authorities.

(e) Notwithstanding the delivery of any Drag-Along Sale Notice, all determinations as to whether to complete any Drag-Along Sale and as to the timing, manner, price and, subject to Section 4.5(b)(i) through (v), other terms and conditions of any such Drag-Along Sale shall be at the sole discretion of the Initiating Drag-Along Seller, and none of the Initiating Drag-Along Seller, its Affiliates and their respective Representatives shall have any liability to any Dragged-Along Seller arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Drag-Along Sale except to the extent such Initiating Drag-Along Seller failed to comply with the provisions of this Section 4.5; provided, that (i) if the Initiating Drag-Along Seller agrees to amend, restate, modify or supplement the terms and/or conditions of the Drag-Along Sale after such time that the Drag-Along Sale Notice has been delivered to the Dragged-Along Sellers in accordance with the terms of this Section 4.5, the Initiating Drag-Along Seller shall promptly notify the Company and cause to be delivered to each Dragged-Along Seller a revised Drag-Along Sale Notice containing all of the items required of a Drag-Along Sale Notice as set forth in Section 4.5(a) at least fifteen (15) days prior to the consummation of such Drag-Along Sale.

(f) All reasonable and documented out-of-pocket costs and expenses incurred by the Company, its Subsidiaries and/or any of the Sponsor Stockholders and their Permitted Transferees in connection with a Drag-Along Sale shall either be (i) borne in full by the Company or (ii) allocated and borne on a pro rata basis by each Drag-Along Seller in accordance with the amount of consideration otherwise received by each Drag-Along Seller in such Drag-Along Sale. For the avoidance of doubt, it is understood that this Section 4.5(f) shall not prevent any Drag-Along Sale to be structured in a manner such that some or all of the such costs and expenses result in a pro rata reduction in the consideration received by the Drag-Along Sellers in such Drag-Along Sale.

(g) Notwithstanding anything herein to the contrary, if the Initiating Drag-Along Seller has not completed the proposed Drag-Along Sale within one hundred eighty (180) days following delivery of the Drag-Along Sale Notice in accordance with this Section 4.5, then such Drag-Along Sale Notice shall be null and void, each Dragged-Along Seller shall be released from its obligations under such Drag-Along Sale Notice and it shall be necessary for a separate Drag-Along Sale Notice to be furnished by the Initiating Drag-Along Seller, and the other terms and provisions of this Section 4.5 separately complied with, in order to consummate such Drag-Along Sale pursuant to this Section 4.5; provided, that if such proposed Drag-Along Sale is subject to, and conditioned on, one or more prior regulatory approvals, then such one hundred eighty (180) day period shall be extended solely to the extent necessary until no later than the expiration of ten (10) days after all such approvals shall have been received.

(h) This Section 4.5 automatically terminates without any further action upon an IPO.

Section 4.6. Diligence Access and Cooperation. The Company agrees to provide, and shall cause its Subsidiaries and controlled Affiliates and its and their respective officers, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives to provide, such cooperation as may reasonably be requested (including with respect to timeliness) in connection with and to assist in the structuring and/or facilitation of any sale or transfer of DHI Securities by any Sponsor Stockholder, Co-Investor and/or their respective Permitted Transferees permitted by this ARTICLE IV, including Section 4.5. Such reasonable cooperation will include (a) participation in meetings, drafting sessions and due diligence sessions, (b) access to the properties, facilities, material contracts and books and records, including financial statements, projections and accountants’ work papers, (c) access to the officers, management, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives of the Company and its Subsidiaries as may be required or requested in connection with such transaction, (d) promptly furnishing to the transferor, any Initiating Drag-Along Seller (if applicable), transferee or acquiror and its or their advisors and representatives financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by the transferor or Initiating Drag-Along Seller (if applicable) and (e) assisting the transferor or Initiating Drag-Along Seller (if applicable) and their advisors and/or representatives in the preparation and execution of any documents in connection with such transfer or sale, each of subclauses (a) through (e) to the extent reasonably requested and required for such sale or transfer or Drag-Along Sale (if applicable) to be effectuated. Prior to the Company, its Subsidiaries or its or their respective officers, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives providing any confidential information to a third party as contemplated in this Section 4.6, such third party shall be required to execute a confidentiality agreement as provided for in Section 6.3(c)(ii).

Section 4.7. IPO Rights.

(a) SLP Stockholders IPO Right.

(i) IPO Notice. If at any time the SLP Stockholders determine in good faith that the Company could consummate a Minimum Float IPO in which the Initial SLP Stockholders will be able to receive an SLP Implied Return with respect to their aggregate equity investment on and after the Original Closing Date in the Company and its Subsidiaries of an amount equal to at least:

(A) 1.8 times the aggregate investment by the Initial SLP Stockholders (without duplication) on and after the Original Closing Date in the equity of the DHI Group if such Minimum Float IPO is consummated prior to October 29, 2016;

(B) 2.1 times the aggregate investment by the Initial SLP Stockholders (without duplication) on and after the Original Closing Date in the equity of the DHI Group if such Minimum Float IPO is consummated on or after October 29, 2016 and prior to October 29, 2017; or

(C) 2.3 times the aggregate investment by the Initial SLP Stockholders (without duplication) on and after the Original Closing Date in the equity of the DHI Group if such Minimum Float IPO is consummated on or after October 29, 2017 and prior to October 29, 2018 (such implied returns contemplated in clauses (A) through (D), the “Applicable IPO Return,” which, for the avoidance of doubt, shall be measured as of the date of the SLP IPO Notice); and/or

(D) (x) on or after October 29, 2018 or (y) upon the occurrence and during the continuation of a Disabling Event, no minimum implied return or amount shall be applicable (provided, that if the Disabling Event is a Disability of MD, then this subclause (y) shall cease to apply upon the cessation of such Disabling Event; provided, further, that so long as the SLP Stockholders have delivered an SLP IPO Notice during the continuation of a Disabling Event, then the Company shall proceed with a Minimum Float IPO), then the SLP Stockholders may provide written notice to the Company requesting that the Company commence a Minimum Float IPO (such notice, an “SLP IPO Notice”).

(ii) Reasonable Best Efforts. Upon receipt of an SLP IPO Notice, the Company and the Stockholders shall each use their respective reasonable best efforts to effect a Minimum Float IPO as soon as reasonably practicable, and in any event, within one hundred eighty (180) days following the Company’s receipt of an SLP IPO Notice, provided, that reasonable best efforts shall not be deemed to require that any Stockholder sell shares in the IPO. Without limiting the foregoing, following receipt of an SLP IPO Notice, the Stockholders and the Company agree to use their respective reasonable best efforts to promptly take, and cause each of their Subsidiaries, officers, employees, agents and representatives to promptly take, all such actions, and cause to be done all such things, as may be necessary or appropriate to consummate a Minimum Float IPO, including pursuant to Section 2.3 of the Registration Rights Agreement and causing the Company to (A) promptly engage such financial advisors, accountants, attorneys and other advisors as may be appropriate (and the Stockholders shall waive, and cause their Affiliates to waive, any conflicts of interest resulting from the engagement of such Persons by the Company), (B) reorganize, consolidate, exchange, combine or otherwise restructure the Company and its Subsidiaries as may be appropriate (and in accordance with Section 6.9), (C) amend, modify, repeal or restate the governing, constituent or Organizational Documents of the Company or its Subsidiaries, (D) participate in and otherwise facilitate any due diligence process, (E) prepare, comment to, revise or modify the registration statement, prospectus, investor and/or rating agency materials, SEC correspondence and any other necessary documentation, including any amendments to any of the foregoing, (F) implement all necessary corporate governance procedures and policies, including those related to whistleblowers, affiliate transactions, insider trading, Regulation FD, any listing or FINRA code of business conduct or ethics, (G) appoint qualified independent directors, (H) engage a “big four” accounting firm and (I) participate in a reasonable number of rating agency meetings, road shows and any other investor presentations (clauses (A) through (I), collectively, the “IPO Efforts”). In connection with the foregoing, the Company shall keep the SLP Stockholders reasonably apprised of the status of effecting such Minimum Float IPO, and consult with the SLP Stockholders and their representatives and consider in good faith the SLP Stockholders’ and their representatives’ advice and recommendations with respect to such Minimum Float IPO.

(iii) Withdrawal / Revocation Rights. Notwithstanding anything in this Section 4.7(a) to the contrary, the SLP Stockholders may withdraw and revoke the SLP IPO Notice by providing written notice thereof to the Company (and contemporaneously to the MD Stockholders), in which case the Company and the Stockholders shall cease all further efforts in pursuit of such Minimum Float IPO (unless such Minimum Float IPO is a Qualified IPO (without giving effect to Section 4.7(a)(iv)) or is consummated after October 29, 2018). If the SLP IPO Notice has been withdrawn or revoked by the SLP Stockholders as provided in the immediately preceding sentence, the SLP Stockholders (A) shall not be permitted to deliver another SLP IPO Notice to the Company for six (6) months following such revocation or withdrawal and (B) shall pay the reasonable and documented out-of-pocket costs and expenses incurred by the Company and its Subsidiaries in connection with preparation for such Minimum Float IPO.

(iv) Other. A Minimum Float IPO consummated by the Company in accordance with this Section 4.7(a) in connection with an SLP IPO Notice shall be deemed to be a “Qualified IPO” and shall not be subject to the SLP Stockholders’ consent right under Section 3.3(b). For the avoidance of doubt, the SLP Stockholders’ delivery of an SLP IPO Notice shall not affect the MD Stockholders’ right to effect a Qualified Sale Transaction prior to the consummation of a Minimum Float IPO. Except as otherwise provided herein, all costs and expenses, including those of the Company, Dell, the MD Stockholders and the SLP Stockholders, to effect such an IPO in connection with SLP IPO Notice pursuant to this Section 4.7(a), shall be borne, paid and, to the extent not so borne or paid, promptly reimbursed upon written request, by the Company.

(b) MD Stockholders IPO Right.

(i) IPO Notice. At any time on or after October 29, 2018, the MD Stockholders may provide written notice to the Company requesting that the Company commence a Minimum Float IPO (such notice, an “MD IPO Notice”).

(ii) Reasonable Best Efforts. Upon receipt of an MD IPO Notice, the Company and the Stockholders shall each use their respective reasonable best efforts to effect a Minimum Float IPO as soon as reasonably practicable, and in any event, within one hundred eighty (180) days following the Company’s receipt of an MD IPO Notice, provided, that reasonable best efforts shall not be deemed to require that any Stockholder sell shares in the IPO. Without limiting the foregoing, following receipt of an MD IPO Notice, the Stockholders and the Company agree to use their respective reasonable best efforts to promptly take, and cause each of their Subsidiaries, officers, employees, agents and representatives to promptly take, all such actions, and cause to be done all such things, as may be necessary or appropriate to consummate a Minimum Float IPO, including pursuant to Section 2.3 of the Registration Rights Agreement and causing the Company to take the IPO Efforts. In connection with the foregoing, the Company shall keep the MD Stockholders and the SLP Stockholders reasonably apprised of the status of effecting such Minimum Float IPO.

(iii) Withdrawal / Revocation Rights. Notwithstanding anything in this Section 4.7(b), the MD Stockholders may withdraw and revoke the MD IPO Notice by providing written notice thereof to the Company (and contemporaneously to the SLP Stockholders), in which case, the Company and the Stockholders shall cease all further efforts in pursuit of such Minimum Float IPO. If the MD IPO Notice has been withdrawn or revoked by the MD Stockholders as provided in the immediately preceding sentence, the MD Stockholders (A) shall not be permitted to deliver another MD IPO Notice to the Company for six (6) months following such revocation or withdrawal and (B) shall pay the reasonable and documented out-of-pocket costs and expenses incurred by the Company and its Subsidiaries in connection with preparation for such Minimum Float IPO.

(iv) Other. A Minimum Float IPO consummated by the Company in accordance with this Section 4.7(b) in connection with an MD IPO Notice shall be deemed to be a “Qualified IPO” and shall not be subject to the SLP Stockholders’ consent right under Section 3.3(b). Except as otherwise provided herein, all costs and expenses, including those of the Company, Dell, the MD Stockholders and the SLP Stockholders, to effect such an IPO in connection with an MD IPO Notice shall be borne, paid and, to the extent not so borne or paid, promptly reimbursed upon written request, by the Company.

ARTICLE V

PARTICIPATION RIGHTS

Section 5.1. Right of Participation.

(a) Offer. Subject to Section 5.2, not less than fifteen (15) Business Days prior to the consummation of any Post-Closing Issuance, the Company shall deliver a written notice regarding such Post-Closing Issuance (each, a “Participation Notice”) to each Participation Eligible Stockholder, which Participation Notice shall include:

(i) the principal terms and conditions of the proposed Post-Closing Issuance, including (A) a description and the number of Participation Securities to be included in the Post-Closing Issuance, (B) the maximum and minimum price per unit of the Participation Securities or the aggregate principal amount of the Participation Securities (as applicable), in each case, as determined by the Board, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (C) the proposed manner of disposition, (D) if known, the name and address of the Person or Persons to whom the Participation Securities will be issued (the “Prospective Purchaser”) and (E) if known, the proposed date of the Post-Closing Issuance, or if not known, the anticipated date of the Post-Closing Issuance.

(ii) an irrevocable offer by the Company to issue, at the option of each Participation Eligible Stockholder, to such Participation Eligible Stockholder such portion of the Participation Securities to be included in the Post-Closing Issuance as may be requested by such Participation Eligible Stockholder (subject to Section 5.1(c), not to exceed such Participation Eligible Stockholder’s Participation Portion of the total amount of Participation Securities to be included in the Post-Closing Issuance), on the same terms and conditions and at the same price per unit, with respect to each Participation Security issued.

(b) Exercise.

(i) General. Subject to Section 5.2 and Section 5.3, each Participation Eligible Stockholder shall have the right to purchase such portion of the Participation Securities to be included in the Post-Closing Issuance as may be requested by such Stockholder (subject to Section 5.1(c), not to exceed such Stockholder’s Participation Portion of the total amount of Participation Securities to be included in the Post-Closing Issuance), on the same terms and conditions and at the same price per unit, with respect to each Participation Security issued, unless otherwise agreed in writing by the MD Stockholders and the SLP Stockholders. In order to exercise such right, each Participation Eligible Stockholder shall provide written notice of such exercise to the Company within ten (10) Business Days after the date of receipt of the Participation Notice specifying the number or aggregate principal amount of Participation Securities (subject to Section 5.1(c), not to exceed such Stockholder’s Participation Portion of the total number of Participation Securities to be included in the Post-Closing Issuance) that such Participation Eligible Stockholder desires to purchase (each an “Exercising Stockholder”). Each Participation Eligible Stockholder who does not exercise such right in compliance with the above requirements, including the applicable time periods, shall be deemed to have waived all of such Participation Eligible Stockholder’s rights to participate in such Post-Closing Issuance, and the Company shall thereafter be free to issue Participation Securities in such Post-Closing Issuance to the Prospective Purchaser, any Exercising Stockholders and any other stockholders of the Company, at a price no less than the minimum price set forth in the Participation Notice and on other principal terms and conditions not materially more favorable to the Prospective Purchaser than those set forth in the Participation Notice (“Compliant Terms”), without any further obligation to such non-exercising Participation Eligible Stockholder pursuant to this ARTICLE V. If, prior to consummation of the proposed Post-Closing Issuance, the terms of such proposed Post-Closing Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be materially more favorable to the Prospective Purchaser than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Post-Closing Issuance pursuant to this Section 5.1.

(ii) Irrevocable Exercise. The exercise by each Exercising Stockholder of its rights under this ARTICLE V shall be irrevocable except as hereinafter provided, and each such Exercising Stockholder shall be bound and obligated to acquire the Participation Securities in the Post-Closing Issuance as such Exercising Stockholder shall have specified in such Exercising Stockholder’s written commitment on the price, terms and conditions of such Post-Closing Issuance so long as they are Compliant Terms.

(iii) Time Limitation. If at the end of the one hundred twentieth (120th) day after the date of the delivery of the Participation Notice the Company has not completed the Post-Closing Issuance, each Exercising Stockholder shall be released from such holder’s obligations under this ARTICLE V with respect to the offer subject to such Participation Notice, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished to all Stockholders, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Post-Closing Issuance pursuant to this Section 5.1; provided, that such ninety (90) day period shall be extended for up to one-hundred and eighty (180) days to the extent necessary to comply with any regulatory requirements applicable to such proposed Post-Closing Issuance.

(c) Calculation of Participation Securities. The Exercising Stockholders shall be entitled to purchase in the Post-Closing Issuance a number of Participation Securities equal to the lesser of (A) the maximum number of Participation Securities such Exercising Stockholder has elected to purchase in the Post-Closing Issuance in its, his or her irrevocable written notice of acceptance and (B) such Exercising Stockholder’s Participation Portion.

(d) Post-Issuance Participation Notice. Notwithstanding the first sentence of Section 5.1(a), the Company may elect to deliver a Participation Notice with respect to any Post-Closing Issuance after completion of such Post-Closing Issuance. If the Company shall so elect to deliver any Participation Notice after completion of the applicable Post-Closing Issuance, then the terms of such Post-Closing Issuance shall be required to permit each of the Participation Eligible Stockholders receiving such Participation Notice a period of not less than ten (10) Business Days after delivery thereof to deliver to the Company with a written commitment to purchase such Participation Eligible Stockholder’s Participation Portion of the total amount of Participation Securities included in such Post-Closing Issuance (whether pursuant to the resale of Participation Securities by the initial purchaser(s) of such Participation Securities or the issuance by the Company of additional Participation Securities) upon the terms, and subject to the conditions, set forth in this Section 5.1.

(e) Further Assurances. Each Exercising Stockholder shall take or cause to be taken all such reasonable actions as are reasonably necessary in order to consummate expeditiously each Post-Closing Issuance pursuant to this Section 5.1, including (i) executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, (ii) filing applications, reports, returns, filings and other documents or instruments with governmental authorities and (iii) otherwise cooperating with the Company and the Prospective Purchaser. Without limiting the generality of the foregoing, each such Exercising Stockholder agrees to execute and deliver such subscription and other agreements as shall be reasonably requested by the Company in connection with such Post-Closing Issuance.

(f) Expenses. All costs and expenses incurred by the Company and the Sponsor Stockholders in connection with any proposed Post-Closing Issuance of Participation Securities (whether or not consummated), including all attorney’s fees and charges, all accounting fees and charges and, only with respect to the Company, all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company. The Sponsor Stockholders shall be required to pay their own finders, brokerage or investment banking fees, charges or commissions, if any, in connection with any proposed Post-Closing Issuance of Participation Securities, unless otherwise agreed with the Company.

(g) Closing. The consummation of a Post-Closing Issuance pursuant to this Section 5.1 (the “Participation Closing”) shall take place on such date, at such time and at such place as the Company shall specify by notice to each Exercising Stockholder, but in any event, not earlier than ten (10) Business Days prior to the date such notice is provided to each Exercising Stockholder (unless otherwise agreed to by each such Exercising Stockholder). At any Participation Closing, each Exercising Stockholder shall be delivered the certificates or other instruments evidencing the Participation Securities to be issued to such Exercising Stockholder, registered in the name of such Exercising Stockholder or such holder’s designated nominee, with any transfer tax stamps affixed, if applicable (other than any transfer tax stamps required by reason of the Participation Securities being registered in a name other than that of the Exercising Stockholder), against delivery by such Exercising Stockholder of the applicable consideration by wire transfer of immediately available funds to the account or accounts designated by the Company.

Section 5.2. Excluded Transactions. The provisions of this ARTICLE V shall not apply to Post-Closing Issuances by the Company of any Excluded Securities.

Section 5.3. Termination of ARTICLE V. This ARTICLE V automatically terminates without any further action upon an IPO.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1. Further Assurances. From time to time, at the reasonable request of the MD Stockholders or the SLP Stockholders and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 6.2. Other Businesses; Waiver of Certain Duties.

(a) Each of the Company, the Specified Subsidiaries, and each Stockholder (for itself and on behalf of the Company) hereby expressly acknowledges and agrees, to the fullest extent permitted by applicable law and subject to any express agreement that may from time to time be in effect, any Covered Person may, and shall have no duty not to:

(i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any Person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries (including for this purpose VMware and its subsidiaries);

(ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates; and/or

(iii) make investments in any kind of property in which the Company may make investments.

To the fullest extent permitted by Section 122(17) of the DGCL or any other applicable law in the event that the applicable entity is not incorporated, formed or organized as a corporation in the State of Delaware, the Company and the Specified Subsidiaries hereby renounce any interest or expectancy of the Company or such Specified Subsidiary, as the case may be, to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Company, any Specified Subsidiary or their respective stockholders for breach of any fiduciary duty solely by reason of such Person’s participation in any such business or investment. The Company and the Specified Subsidiaries shall pay in advance any expenses incurred in defense of such claim as provided in this provision. In the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person in his or her capacity as a partner, member, employee, officer or director of the MSD Partners Stockholders or the SLP Stockholders, as applicable, and (y) the Company or any Specified Subsidiary, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or any Specified Subsidiary. To the fullest extent permitted by Section 122(17) of the DGCL or any other applicable law in the event that the applicable entity is not incorporated, formed or organized as a corporation in the State of Delaware, the Company and each Specified Subsidiary hereby renounces any interest or expectancy of the Company or such Specified Subsidiary in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as an officer or director of the Company, any Specified Subsidiary or any of their respective Subsidiaries (including for this purpose VMware and its subsidiaries) and waives any claim against each Covered Person and shall indemnify a Covered Person against any claim, that such Covered Person is liable to the Company, any Specified Subsidiary or their respective stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other Person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Company or such Specified Subsidiary; provided, however, in each such case, that any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as an officer or director of the Company, a Specified Subsidiary or any of their respective Subsidiaries (including for this purpose VMware and its subsidiaries) shall belong to the Company or such Specified Subsidiary, as the case may be. The Company and the Specified Subsidiaries shall pay in advance any expenses incurred in defense of such claim as provided in this provision, except to the extent that a Covered Person is determined by a final, non-appealable order of a Delaware court having competent jurisdiction (or any other judgment which is not appealed in the applicable time) to have breached this Section 6.2(a), in which case any such advanced expenses shall be promptly reimbursed to the Company or such Specified Subsidiary, as applicable.

(b) The Company, the Specified Subsidiaries and each of the Stockholders agrees that the waivers, limitations, acknowledgments and agreements set forth in this Section 6.2 shall not apply to any alleged claim or cause of action against any of the Sponsor Stockholders based upon the breach or nonperformance by such Sponsor Stockholder of this Agreement or any other agreement to which such Person is a party.

(c) The provisions of this Section 6.2, to the extent that they restrict the duties and liabilities of the Sponsor Stockholders or any Sponsor Director otherwise existing at law or in equity, are agreed by the Company, the Specified Subsidiaries and each of the Stockholders to replace such other duties and liabilities of the Sponsor Stockholders or any Sponsor Director to the fullest extent permitted by applicable law.

Section 6.3. Confidentiality.

(a) Each Stockholder agrees to keep confidential and not disclose to any third party any materials and/or information provided to it by or on behalf of the Company or any of its Subsidiaries (which for purposes of this Section 6.3 shall include VMware and its subsidiaries), and, subject to Section 6.3(b), not to use any such information other than in connection with its investment in the Company (“Confidential Information”); provided, however, that the term “Confidential Information” does not include information that:

(i) is already in such recipient’s possession (provided, that such information is not subject to another confidentiality agreement with or other obligation of secrecy to any Person);

(ii) is or becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by such recipient or its Representatives;

(iii) is or becomes available to such recipient on a non-confidential basis from a source other than any of the Stockholders or any of their respective Representatives (provided, that such source is not known by such recipient to be bound by a confidentiality agreement with or other obligation of secrecy to any Person); and/or

(iv) is or was independently developed by such recipient or its Representatives without the use of any Confidential Information.

(b) The Company acknowledges that the SLP Stockholders’ (including its affiliated private equity funds’) and MSD Partners Stockholders’ (including its affiliated private equity funds’) review of the Confidential Information will inevitably enhance their knowledge and understanding of the Company’s and its Subsidiaries’ industries in a way that cannot be separated from such Stockholder’s or its affiliated private equity funds’ other knowledge and the Company agrees that Section 6.3(a) shall not restrict such Stockholder’s (including its affiliated private equity funds’) use of such overall knowledge and understanding of such industries, including in connection with the purchase, sale, consideration of and decisions related to other investments and serving on the boards of such investments.

(c) Notwithstanding anything in this Section 6.3 to the contrary, any such Stockholder may disclose Confidential Information to:

(i) such Stockholder’s and its Affiliates’ Representatives who are subject to a customary confidentiality obligation to such Stockholder or its Affiliates;

(ii) any Person to which such Stockholder offers or may propose to offer to transfer any DHI Securities (provided, that (x) such transfer would be permitted by the terms of this Agreement (assuming the receipt of all consents required hereunder) and (y) the prospective transferee agrees to be subject to a customary confidentiality agreement with the Company or Dell);

(iii) any other Stockholder or its Affiliates, or their respective Representatives, or any member of a Board or any board of directors of any Subsidiary of the Company;

(iv) the extent required to be disclosed by such Stockholder or its Affiliates, or their respective Representatives, by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, law, regulation, legal or judicial process or audit or inquiries by a regulator, bank examiner or self-regulatory organization or pursuant to mandatory professional ethics rules (but only to the extent so required and after notifying the Company to the extent reasonably practicable and requesting confidential treatment);

(v) current or prospective limited partners of a Stockholder or its affiliated private equity funds who are subject to confidentiality obligations to such Stockholder or its affiliated private equity funds; and/or

(vi) to such other Person(s) with the Company’s prior written consent.

Section 6.4. Publicity. Except as may be required by applicable law or regulation (but only after using reasonable best efforts to give the MD Stockholders and the SLP Stockholders an opportunity to review and comment), no Stockholder shall make any public announcement regarding, or filings with respect to, the transactions contemplated by the Merger Agreement without the prior written consent of the MD Stockholders and the SLP Stockholders.

Section 6.5. Certain Tax Matters.

(a) Each of the Sponsor Stockholders and the Company acknowledge that, in connection with the Original Merger, (i) the contribution by the MD Stockholders of shares of common stock, par value $0.01 per share, of Dell, and cash to the Company in exchange for shares of Original Stock and (ii) the contribution by the other Stockholders of shares of common stock, par value $0.01 per share, of Dell, and cash to the Company in exchange for shares of Original Stock, in each case, at the Original Closing, taken together (the “Contribution”), were intended to qualify as an exchange described in Section 351 of the Code. In connection therewith, each of the Initial SLP Stockholders agreed, without the prior written consent of the MD Stockholders (such consent not to be unreasonably withheld, conditioned or delayed); provided, that it shall be deemed to be unreasonable to withhold such consent if the MD Stockholders have been advised by their counsel that the Contribution fails to qualify as an exchange described in Section 351 of the Code), (x) not to take any position inconsistent with the treatment of the Contribution as an exchange described in Section 351 of the Code, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code or a change in law after the date of the Contribution and (y) not to take any action that could reasonably be expected to cause the Contribution to fail to qualify as an exchange described in Section 351 of the Code (including any action that is inconsistent with the representations warranties or covenants made by such Stockholder in the Original Agreement).

(b) Each Stockholder that was required to deliver a tax representation letter to counsel to the MD Stockholders pursuant to Section 2.17 of the Interim Investors Agreement (a “Tax Representation Letter”), hereby represents and warrants to the MD Stockholders, as of the Original Closing Date, as follows: (i) such Stockholder has delivered the Tax Representation Letter in accordance with the requirements of Section 2.17 of the Interim Investors Agreement and (ii) the representations and warranties of such Stockholder set forth in such Tax Representation Letter were true, correct and complete as of the Original Closing Date. Notwithstanding anything to the contrary herein or in any Tax Representation Letter delivered by the Company, in no event shall the Company be liable to any party (including the MD Stockholders) for the failure of any representation, warranty or covenant contained in its Tax Representation Letter to be true, correct or complete or for the Company’s failure to comply with any covenant contained in such Tax Representation Letter.

Section 6.6. Restriction on Employee Equity Program. Without the prior written consent of the MD Stockholders and the SLP Stockholders, prior to an IPO, the Company shall not issue, nor shall it permit any of its Subsidiaries to issue, any options or other equity grants or awards (including any Company Awards) under any employee equity program unless such options, grants or other awards (including Company Awards), and any resulting equity securities of the Company or any of its Subsidiaries, are subject to the terms and provisions of the Management Stockholders Agreement.

Section 6.7. Expense Reimbursement.

(a) Directors; Board Observers. The Company shall, or shall cause a Specified Subsidiary to, promptly and upon request, reimburse the MD Stockholders or the SLP Stockholders, as applicable, for all reasonable and documented out-of-pocket costs and expenses of their respective director nominees of each Board and the Board Observers, if any, incurred in connection with Board service, including travel, lodging and meal expenses in connection with Board or committee meetings.

(b) MD Stockholders; SLP Stockholders. From and after the date hereof, Dell shall pay directly or reimburse, or cause to be paid directly or reimbursed, with respect to MD, the SLP Stockholders, SLP and its Affiliates:

(i) the ongoing reasonable out-of-pocket costs and expenses incurred by such Persons in connection with the MD Stockholders’ and the SLP Stockholders’ investment in the Company, including (A) fees, expenses and reasonable out-of-pocket disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants retained by such Persons, (B) reasonable costs and expenses of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by such Persons or any of their respective Affiliates and (C) transportation or any other expense not associated with their or their Affiliates’ ordinary operations;

(ii) the payment or reimbursement of the SLP Stockholders’ or their Affiliates’ reasonable out-of-pocket costs and expenses for their “value creation” personnel and/or employees, but only to the extent that the MD Stockholders or the Company have requested such personnel or employees to provide services to the Company and/or its Subsidiaries pursuant to an engagement letter agreed with the Company and/or its Subsidiaries; and

(iii) payment or reimbursement of the costs and expenses (including internal costs, overhead, compensation and expenses of a similar nature, but excluding the costs and expenses paid or reimbursed pursuant to Section 6.7(b)(ii)) for the SLP Stockholders or their Affiliates’ “value creation” personnel and/or employees, but only to the extent that the MD Stockholders or the Company have requested such personnel or employees to provide services to the Company and/or its Subsidiaries pursuant to an engagement letter agreed with the Company and/or its Subsidiaries;

provided, that all payments or reimbursement for such expenses will be made by wire transfer in same-day funds to the bank account(s) designated by such applicable Stockholder or its relevant Affiliate promptly upon or as soon as practicable following request for reimbursement.

(c) Co-Investors. To the extent (A) any of the MD Stockholders has agreed with one or more MD Co-Investors to provide for ongoing reimbursement of reasonable and documented out-of-pocket expenses of such MD Co-Investors for monitoring their investment in the Company or the MSD Partners Stockholders have agreed with one or more MSD Partners Co-Investors to provide for ongoing reimbursement of reasonable and documented out-of-pocket expenses of such MSD Partners Co-Investors for monitoring their investment in the Company and (B) Merger Sub has entered into one or more letter agreements with any such MD Co-Investors and/or any such MSD Partners Co-Investors with respect thereto, the Company hereby assumes each such letter agreement and agrees to pay and perform, all unperformed obligations of Merger Sub under and pursuant to each such letter agreement; provided, that in no event shall the aggregate amount of reimbursement of such expenses for all MD Co-Investors and MSD Partners Co-Investors exceed $1,000,000 without the prior written consent of the SLP Stockholders.

Section 6.8. Information Rights; Visitation Rights.

(a) Information Rights.

(i) Information Generally. The Company shall deliver, or cause to be delivered, to each of (v) the MD Stockholders (for so long they are entitled to nominate a Group II Director or MD Post-IPO Director Nominee), (w) the SLP Stockholders (for so long as they are entitled to nominate a Group III Director or SLP Post-IPO Director Nominee), (x) the 10% Holders, (y) solely with respect to the subsequent clauses (B), (C) and (D), the 5% Holders and the MSD Partners Stockholders and (z) the VCOC Investors or their designated representatives:

(A) to the extent prepared in the ordinary course of business of the Company and/or any of its Subsidiaries (which for purposes of this Section 6.8 shall include VMware and its subsidiaries), as soon as available, and in any event within thirty (30) days after the end of each month, the consolidated balance sheet (or other similar monthly financial accounts) of the Company and its consolidated Subsidiaries as at the end of such month and the related consolidated statements of income, cash flows and changes in stockholders’ equity for such month and the portion of the fiscal year then ended of the Company and its consolidated Subsidiaries, in each case, setting forth the figures for the corresponding periods of the previous fiscal year, or, in the case of such balance sheet, for the last day of such month, in comparative form, all in reasonable detail (or in such other presentation or format as is prepared in the ordinary course of business of the Company and/or any of its Subsidiaries);

(B) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its consolidated Subsidiaries as of the end of such period, and the related consolidated statements of income, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries for the period then ended and the portion of the fiscal year then ended, in each case (x) prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments and (y) setting forth the figures for the corresponding periods of the previous fiscal year, or, in the case of such balance sheet, for the last day of such fiscal quarter, in comparative form, all in reasonable detail;

(C) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, (1) a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal year, and the audited consolidated statements of income, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries for the fiscal year then ended, in each case, (x) prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, (y) setting forth in comparative form the figures for the immediately preceding fiscal year, all in reasonable detail and (2) a copy of the report, opinion or certification of the Company’s independent accountant with respect to the Company’s financial statements for such fiscal year;

(D) to the extent prepared in the ordinary course of business, with reasonable promptness after the transmission (but in any event, within three (3) Business Days), a copy of each valuation of the Company undertaken for purposes of management equity grants;

(E) as soon as practicable after the discovery by any member of senior management of the Company or any Specified Subsidiary of any material adverse event or material litigation, a written statement summarizing such event or litigation in reasonable detail; and

(F) with reasonable promptness after the transmission or occurrence (but in any event, within three (3) Business Days), other reports, including communications directed at stockholders of the Company generally or the financial community, and any reports filed by the Company with the SEC or any stock exchange (if and when applicable).

(ii) Debt Financing-Related Information. The Company shall deliver, or cause to be delivered, to each of (w) the MD Stockholders, (x) the SLP Stockholders, (y) the MSD Partners Stockholders and (z) the 5% Holders all information required to be delivered by the Company or its Subsidiaries to the creditors, lenders and/or noteholders pursuant to the terms of the senior secured indebtedness and the debt securities, in each case, incurred or issued to finance the Merger and the transactions contemplated thereby and by the related transactions entered into in connection therewith, as such indebtedness may be in effect from time to time.

(iii) Other Information. The Company shall deliver, or cause to be delivered with reasonable promptness to the MD Stockholders and the SLP Stockholders such other information and data with respect to the Company or any of its consolidated Subsidiaries as from time to time may be reasonably requested by such Stockholder, including a complete, correct and accurate capitalization table for the DHI Securities.

(iv) SEC Filings. At any time during which the Company is subject to the periodic reporting requirements of the Exchange Act or voluntarily reports thereunder, the Company may satisfy its obligations pursuant to Section 6.8(a)(i)(B) and Section 6.8(a)(i)(C) by filing with the SEC (via the EDGAR system) on a timely basis annual and quarterly reports satisfying the requirements of the Exchange Act.

(b) Visitation Rights.

(i) The Company shall, and shall cause its Subsidiaries to, permit each of (x) the MD Stockholders (for so long as they either (1) beneficially own at least 5% of the issued and outstanding DHI Common Stock or (2) are entitled to nominate a Group II Director or MD Post-IPO Director Nominee), (y) the MSD Partners Stockholders (for so long as they beneficially own at least 5% of the issued and outstanding DHI Common Stock) and (z) the SLP Stockholders (for so long as they either (1) beneficially own at least 5% of the issued and outstanding DHI Common Stock or (2) are entitled to nominate a Group III Director or SLP Post-IPO Director Nominee), at any time and from time to time during normal business hours and with reasonable prior notice, reasonable access to:

(A) examine and make copies of and abstracts from the books, records, material contracts, properties, employees and management of the Company and its Subsidiaries;

(B) visit the properties of the Company and its Subsidiaries; and

(C) discuss the affairs, finances and accounts of the Company and its Subsidiaries with any of the directors, officers or employees of the Company and the independent accountants of the Company.

(c) Termination of Section 6.8. The provisions of this Section 6.8 shall automatically terminate upon the completion of an IPO, other than with respect to the MD Stockholders, the MSD Partners Stockholders and the SLP Stockholders.

Section 6.9. Cooperation with Reorganizations and SEC Filings.

(a) Mergers, Reorganizations, Etc. In the event of any merger, amalgamation, statutory share exchange or other business combination or reorganization of the Company, on the one hand, with any of its Subsidiaries (which for this purpose includes VMware and its subsidiaries), on the other hand, the Stockholders shall, to the extent necessary, as determined by the approval of the MD Stockholders and the SLP Stockholders, execute a stockholders agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, such terms of this Agreement.

(b) IPO Reorganization. Notwithstanding anything herein to the contrary, in connection with and subject to the consummation of any IPO, each of the Stockholders hereby acknowledges and agrees that, except as otherwise agreed to by the MD Stockholders and the SLP Stockholders, each share of Series A Common Stock held by any (i) “Management Stockholder” party to the Management Stockholders Agreement (as “Management Stockholder” is defined therein) and (ii) “New Class A Stockholder” party to the Class A Stockholders Agreement (as “New Class A Stockholder” is defined therein) shall be exchanged for a newly issued share of Class C DHI Common Stock.

(c) Further Assurances. In connection with any proposed transaction contemplated by Section 6.9(a) or Section 6.9(b), each Stockholder shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Company and the other Stockholders, including taking all actions reasonably requested by the Company or the MD Stockholders and the SLP Stockholders, acting jointly, and executing and delivering all agreements, instruments and documents as may be reasonably required in order to consummate any such proposed transaction contemplated by Section 6.9(a) or Section 6.9(b).

(d) SEC Filings. Each Stockholder agrees, to the extent practicable and as requested by the MD Stockholders and the SLP Stockholders, acting jointly, to use reasonable efforts to take or avoid taking (as applicable) actions that would potentially cause liability to the Company or any Stockholder under Section 13 or Section 16 of the Exchange Act or the rules and regulations promulgated thereunder. To the extent that the Company or any Stockholder determines that it is obligated to make filings under Section 13 or Section 16 of the Exchange Act or the rules and regulations promulgated thereunder, each Stockholder agrees to use reasonable efforts to cooperate with the Person that determines that it has such a filing obligation, including by promptly providing information reasonably required by such Person for any such filing.

Section 6.10. VMware Board of Directors. Unless otherwise agreed to by the MD Stockholders and the SLP Stockholders, for so long as the Company and/or its Subsidiaries beneficially own securities of VMware representing a majority of the votes entitled to be cast for the election of the members of the VMware Board of Directors, the Company agrees to take, and cause its Subsidiaries to take, any and all actions available to it or them to ensure that a representative designated by (a) each of the MD Stockholders, for so long as a Designation Rights Trigger Event has not occurred with respect to the Class A DHI Common Stock, and (b) the SLP Stockholders, for so long as a Designation Rights Trigger Event has not occurred with respect to the Class B DHI Common Stock, will be nominated and elected to serve as a member of the VMware Board of Directors.

Section 6.11. VMware Section 16 Liability. The Company will not and shall cause its Subsidiaries (including VMware and its subsidiaries) not to enter into or effect any transaction in Class V Common Stock or the common stock or other securities of VMware that could potentially cause liability to any MD Stockholder, MSD Partners Stockholder, SLP Stockholder or any of their respective Affiliates under Section 16 of the Exchange Act by virtue of such Person’s ownership of stock of the Company or as a member of the Company’s Board or the board of directors of VMware, in each case without the prior written consent of each of the foregoing parties which could incur such liability.

ARTICLE VII

ADDITIONAL PARTIES

Section 7.1. Additional Parties. Additional parties may be added to and be bound by and receive the benefits afforded by, and be subject to the obligations provided by, this Agreement upon the execution and delivery of a Joinder Agreement in the form attached hereto as Annex A-1 by such additional party to the Company and the acceptance thereof by the Company, provided, however, that the addition of Specified Subsidiaries to this Agreement shall be governed by Section 3.2(c) and not this Section 7.1. To the extent permitted by Section 9.8, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such additional Stockholder as the MD Stockholders, the

SLP Stockholders and such additional Stockholder may agree. Promptly after signing and delivering such a Joinder Agreement, the Company will promptly deliver an updated Schedule I to each Stockholder and separately, upon written request by any Stockholder, a conformed copy of such Joinder Agreement.

ARTICLE VIII

INDEMNIFICATION; INSURANCE

Section 8.1. Indemnification of Directors. In addition to any other indemnification rights that the directors have pursuant to the Organizational Documents of the Company, each of the directors of the Company shall have the right to enter into, and the Company agrees to enter into, an indemnification agreement substantially in the form of Annex C attached hereto (the “Director Indemnification Agreements”).

Section 8.2. Indemnification of Stockholders.

(a) To the fullest extent permitted by applicable law, the Company will, and will cause each of the Specified Subsidiaries to, indemnify, exonerate and hold the Stockholders and each of their respective partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, proceedings, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, arbitration or claim arising directly or indirectly out of, or in any way relating to, (i) such Stockholder’s or its Affiliates’ ownership of Securities or such Stockholder’s or its Affiliates’ control or ability to influence the Company or any of its Subsidiaries (which for purposes of this ARTICLE VIII shall include VMware and its subsidiaries) or their respective predecessors or successors (other than any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise out of any willful breach of this Agreement by such Indemnitee or its Affiliates or other related Persons or (y) without limiting any other rights to indemnification, to the extent such control or the ability to control the Company or any of its Subsidiaries derives from such Stockholder’s or its Affiliates’ capacity as an officer or director of the Company or any of its Subsidiaries) or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries; provided, however, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company will, and will cause the Specified Subsidiaries to, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For the purposes of this Section 8.2, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company or any of the Specified Subsidiaries, then such payments shall be promptly repaid by such Indemnitee to the Company and the Specified Subsidiaries, as applicable. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the Organizational Documents of the Company or any of its Subsidiaries.

(b) The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Specified Subsidiaries to, be fully and primarily responsible for the payment to the Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) applicable law, (ii) the Organizational Documents of the Company, (iii) the Director Indemnification Agreements, (iv) this Agreement, (v) any other agreement between the Company or any Specified Subsidiary and the Indemnitee pursuant to which the Indemnitee is indemnified, (vi) the laws of the jurisdiction of incorporation or organization of any Specified Subsidiary and/or (vii) the Organizational Documents of any Specified Subsidiary (clauses (i) through (vii) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any Indemnitee Related Entities. Under no circumstance shall the Company or any Specified Subsidiary be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any Specified Subsidiary under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause the Specified Subsidiaries to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any Specified Subsidiary pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any Specified Subsidiary, as applicable, and (z) Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights.

(c) The Company and Stockholders agree that each of the Indemnitees and Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 8.2, entitled to enforce this Section 8.2 as though each such Indemnitee and Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the Specified Subsidiaries to perform the terms and obligations of this Section 8.2 as though each such Specified Subsidiary was a party to this Agreement.

Section 8.3. Insurance. The Company shall, and shall cause the Specified Subsidiaries to, at all times maintain a policy or policies of insurance providing directors’ and officers’ liability insurance to the extent reasonably satisfactory to the MD Stockholders and the SLP Stockholders, and Indemnitees shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage provided to any other director or officer of the Company or any Specified Subsidiary. If, at the time the Company or any of the Specified

Subsidiaries receives from an Indemnitee any notice of the commencement of any action, cause of action, suit, claim or proceeding, and the Company or a Specified Subsidiary has such insurance in effect which would reasonably be expected to cover such Action or Proceeding, the Company shall give prompt notice of the commencement of such action, cause of action, suit, claim or proceeding to the insurers in accordance with the procedures set forth in such policy or policies. The Company shall thereafter take all necessary or reasonably desirable action to cause such insurers to pay, on behalf of the Indemnitees, all amounts payable as a result of such action, cause of action, suit, claim or proceeding in accordance with the terms of such policy or policies.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Entire Agreement. This Agreement (together with the Management Stockholders Agreement, the Registration Rights Agreement, the Class A Stockholders Agreement, the Class C Stockholders Agreement and the Subscription Agreements) constitutes the entire understanding and agreement between the parties and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including the Organizational Documents of any Person, this Agreement shall govern as among the parties hereto. Each of the parties hereto shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this Agreement and, if necessary, to procure (so far as it is able to do so) any required amendment to the Company’s and/or its Subsidiaries’ Organizational Documents, in order to cure any such inconsistency.

Section 9.2. Effectiveness. This Agreement shall become effective solely upon (i) execution of this Agreement by each of the Company and the Sponsor Stockholders and (ii) the consummation of the Closing (as defined in the Merger Agreement). In the event that the Merger Agreement is terminated for any reason without the Closing having occurred, this Agreement shall not become effective, shall be void ab initio and the Original Agreement shall continue in full force and effect without amendment or restatement.

Section 9.3. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 9.4. Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Section 9.5. Submissions to Jurisdictions; WAIVER OF JURY TRIAL.

(a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement shall be brought and determined exclusively in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware). Each party hereby further irrevocably waives any claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), that any such court lacks jurisdiction over such party.

(b) Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 9.13 of this Agreement, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective. Subject to Section 9.5(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(c) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and hereby further irrevocably waives and agrees not to plead or claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) is not a convenient forum for any such suit, action or proceeding.

(d) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5(e).

Section 9.6. Obligations. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 9.7. Consents, Approvals and Actions.

(a) MD Stockholders. All actions required to be taken by, or approvals or consents of, the MD Stockholders under this Agreement, the Management Stockholders Agreement, the Class A Stockholders Agreement, the Class C Stockholders Agreement and the Registration Rights Agreement, shall be taken by consent or approval by, or agreement of MD or his permitted assignee; provided, that upon the occurrence and during the continuation of a Disabling Event, such approval or consent shall be taken by consent or approval by, or agreement of, the holders of a majority of the DHI Securities held by the MD Stockholders, and in each case, such consent, approval or agreement shall constitute the necessary action, approval or consent by the MD Stockholders.

(b) SLP Stockholders. All actions required to be taken by, or approvals or consents of, the SLP Stockholders under this Agreement, the Management Stockholders Agreement, the Class A Stockholders Agreement, the Class C Stockholders Agreement and the Registration Rights Agreement, shall be taken by consent or approval by, or agreement of the holders of a majority of the DHI Securities held by the SLP Stockholders, and in each case such consent, approval or agreement shall constitute the necessary action, approval or consent by the SLP Stockholders.

(c) MSD Partners Stockholders. All actions required to be taken by, or approvals or consents of, the MSD Partners Stockholders under this Agreement, the Management

Stockholders Agreement, the Class A Stockholders Agreement, the Class C Stockholders Agreement and the Registration Rights Agreement, shall be taken by consent or approval by, or agreement of, the holders of a majority of the DHI Securities held by the MSD Partners Stockholders, and such consent, approval or agreement shall constitute the necessary action, approval or consent by the MSD Partners Stockholders.

Section 9.8. Amendment; Waiver.

(a) Except as set forth in Section 9.8(b), any amendment, modification, supplement or waiver to or of any provision of this Agreement, the Management Stockholders Agreement, the Class A Stockholders Agreement, the Class C Stockholders Agreement or the Registration Rights Agreement shall require the prior written approval of the MD Stockholders and the SLP Stockholders; provided, that if the express terms of any such amendment, modification, supplement or waiver disproportionately and adversely affects a Stockholder (other than the Sponsor Stockholders) or an MSD Partners Stockholder relative to the SLP Stockholders, it shall require the prior written consent of the holders of a majority of the DHI Securities held by such affected Stockholders and their Permitted Transferees in the aggregate.

(b) Notwithstanding the foregoing, (i) any addition of a transferee of DHI Securities or a recipient of DHI Securities as a party hereto pursuant to ARTICLE VII shall not constitute an amendment hereto and the applicable Joinder Agreement need be signed only by the Company and such transferee or recipient and (ii) the Company shall promptly amend the books and records of the Company appropriately and as and to the extent necessary to reflect the removal or addition of a Stockholder, any changes in the amount and/or type of DHI Securities beneficially owned by each Stockholder and/or the addition of a transferee of DHI Securities or a recipient of any DHI Securities, in each case, pursuant to and in accordance with the terms of this Agreement.

(c) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 9.9. Assignment of Rights By Stockholders.

(a) Subject to Section 9.9(b), no Stockholder may assign or transfer its rights under this Agreement except with the prior consent of the MD Stockholders and the SLP Stockholders. Any purported assignment of rights or obligations under this Agreement in derogation of this Section 9.9 shall be null and void.

(b) Notwithstanding anything in this Agreement to the contrary (but without limiting the restrictions on transfer contained in ARTICLE IV):

(i) the MD Stockholders may assign or transfer their rights under this Agreement solely in connection with, and subject to the consummation of, a Qualified Sale Transaction; and

(ii) the SLP Stockholders may assign or transfer all of their rights under this Agreement to any Person to whom the SLP Stockholders transfer DHI Securities beneficially owned by the SLP Stockholders (and such transferee who is transferred such rights shall be deemed to be the SLP Stockholders for all purposes hereunder); provided, that the SLP Stockholders may only assign or transfer all of their rights under or pursuant to ARTICLE III and Section 4.7(a) (and thereafter the SLP Stockholders shall retain no such rights) to any Person or group of Affiliated Persons to whom the SLP Stockholders transfer greater than a majority of the DHI Securities beneficially owned by the SLP Stockholders immediately following the Closing (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the Closing) (and such transferee who is transferred such rights shall be deemed to be the SLP Stockholders for all purposes hereunder); provided, further, that the SLP Stockholders may only assign or transfer (A) all of their rights under or pursuant to Section 3.1(c)(iv)(B) prior to an IPO and (B) their rights set forth in Section 3.3, in whole but not in part; provided, further, that the SLP Stockholders shall retain the right, at their election, to be deemed the “SLP Stockholders” for purposes of ARTICLE IV (other than the right to be an Initiating Drag-Along Seller pursuant to clause (y) of the definition thereof); and

(iii) the MSD Partners Stockholders may assign or transfer all of their rights under this Agreement to any Person or group of Affiliated Persons to whom the MSD Partners Stockholders transfer greater than a majority of the DHI Securities beneficially owned by the MSD Partners Stockholders immediately following the Closing (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the Closing) (and such transferee who is transferred such rights shall be deemed to be the MSD Partners Stockholders for all purposes hereunder).

Section 9.10. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 9.11. Third Party Beneficiaries. Except for Section 3.5, Section 6.2, ARTICLE VIII and Section 9.14 (which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

Section 9.12. Termination. This Agreement shall terminate only (i) by written consent of the MD Stockholders (for so long as the MD Stockholders own DHI Securities) and the SLP Stockholders (for so long as the SLP Stockholders own DHI Securities), (ii) upon the consummation of a Drag-Along Sale or (iii) upon the dissolution or liquidation of the Company; provided, that Section 3.5 shall survive any such termination and remain in full force and effect; provided, further, that in the case of a termination pursuant to clauses (i) or (ii), Section 6.7 and

ARTICLE VIII shall survive any such termination and remain in full force and effect unless and solely to the extent expressly waived in writing, with reference to such provisions, by the MD Stockholders and the SLP Stockholders.

Section 9.13. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or nationally-recognized overnight courier, which shall be addressed:

(a) in the case of the Company, to its principal office to the attention of its General Counsel;

(b) in the case of the Stockholders identified below, to the following respective addresses, e-mail addresses or facsimile numbers:

If to any of the SLP Stockholders or the SLP Denali Co-Investor, to:

c/o Silver Lake Partners

2775 Sand Hill Road

Suite 100

Menlo Park, CA 94025

Attention: Karen King

Facsimile: (650) 233-8125

E-mail: karen.king@silverlake.com

and

c/o Silver Lake Partners

9 West 57th Street

32nd Floor

New York, NY 10019

Attention: Andrew J. Schader

Facsimile: (212) 981-3535

E-mail: andy.schader@silverlake.com

with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, CA 94304
Attention:	Rich Capelouto
Chad A. Skinner
Facsimile:	(650) 251-5002
Email: rcapelouto@stblaw.com
Email: cskinner@stblaw.com

If to any of the MD Stockholders, to:

Michael S. Dell

c/o Dell Inc.

One Dell Way

Round Rock, TX 78682

Facsimile: (512) 283-1469

Email: michael@dell.com

with a copy (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street New York, NY 10019
Attention:	Steven A. Rosenblum
Andrew J. Nussbaum
Gordon S. Moodie
Facsimile:	(212) 403-2000
Email: sarosenblum@wlrk.com
Email: ajnussbaum@wlrk.com
Email: gsmoodie@wlrk.com

and

MSD Capital, L.P.
645 Fifth Avenue
21st Floor
New York, NY 10022-5910
Attention:	Marc R. Lisker
Marcello Liguori
Facsimile:	(212) 303-1772
Email: mlisker@msdcapital.com
Email: mliguori@msdcapital.com

If to any of the MSD Partners Stockholders, to:
MSD Partners, L.P.
645 Fifth Avenue
21st Floor
New York, NY 10022-5910
Attention:	Marc R. Lisker
Marcello Liguori
Facsimile:	(212) 303-1772
Email: mlisker@msdpartners.com
Email: mliguori@msdpartners.com

with a copy (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Steven A. Rosenblum
Andrew J. Nussbaum
Gordon S. Moodie
Facsimile:	(212) 403-2000
Email: sarosenblum@wlrk.com
Email: ajnussbaum@wlrk.com
Email: gsmoodie@wlrk.com

(c) in the case of any other Stockholder, to the address, e-mail address or facsimile number appearing in Schedule I opposite its name and/or in its Joinder Agreement (if applicable).

Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 9.13, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Stockholders hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by Electronic Transmission addressed to the email address or facsimile number of such Stockholders as provided herein.

Section 9.14. No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 9.15. No Partnership. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.

Section 9.16. Aggregation; Beneficial Ownership.

(a) Subject to Section 9.16(c), all DHI Securities held or acquired by (a) the MD Stockholders and their Affiliates and Permitted Transferees, (b) the MSD Partners Stockholders and their Affiliates and Permitted Transferees or (c) the SLP Stockholders and their Affiliates and Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights under and application of any limitations under this Agreement, and each such Stockholder and its Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

(b) Subject to Section 9.16(c), without limiting the generality of the foregoing:

(i) for the purposes of calculating the beneficial ownership of the MD Stockholders, all of the MD Stockholders’ DHI Common Stock, the MSD Partners Stockholders’ DHI Common Stock, all of their respective Affiliates’ DHI Common Stock and all of their respective Permitted Transferees’ DHI Common Stock (including in each case DHI Common Stock issuable upon exercise, delivery or vesting of Company Awards) shall be included as being owned by the MD Stockholders and as being outstanding.

(ii) for the purposes of calculating the beneficial ownership of any other Stockholder, all of such Stockholder’s DHI Common Stock, all of its Affiliates’ DHI Common Stock and all of its Permitted Transferees’ DHI Common Stock (including in each case DHI Common Stock issuable upon exercise, delivery or vesting of Company Awards) shall be included as being owned by such Stockholder and as being outstanding.

(c) Notwithstanding anything herein to the contrary, in the case of any transfer of DHI Securities by the MD Stockholders, their Affiliates or Permitted Transferees after MD’s death to an individual or Person other than an (i) individual or entity described in clauses (i)(A), (i)(B), (i)(C) or (i)(D) of the definition of “Permitted Transferee” or (ii) MD Fiduciary, such DHI Securities shall not be deemed to be owned by the MD Stockholders for purposes of Section 3.1 and Section 3.2.

Section 9.17. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects to be valid and enforceable.

Section 9.18. Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be via facsimile transmission or e-mail if in .pdf format), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Sponsor Stockholders Agreement or caused this Sponsor Stockholders Agreement to be signed by its officer thereunto duly authorized as of the date first written above.

COMPANY:

DENALI HOLDING INC.

By:
Name:
Title:

[Sponsor Stockholders Agreement]

SPECIFIED SUBSIDIARY:

DENALI INTERMEDIATE INC.

By:
Name:
Title:

[Sponsor Stockholders Agreement]

SPECIFIED SUBSIDIARY:

DELL INC.

By:
Name:
Title:

[Sponsor Stockholders Agreement]

SPECIFIED SUBSIDIARY:

[EMC] INC.

By:
Name:
Title:

[Sponsor Stockholders Agreement]

SPECIFIED SUBSIDIARY:

DENALI FINANCE CORP.

By:
Name:
Title:

[Sponsor Stockholders Agreement]

SPECIFIED SUBSIDIARY:

DELL INTERNATIONAL L.L.C.

By:
Name:
Title:

[Sponsor Stockholders Agreement]

MD STOCKHOLDER:

MICHAEL S. DELL

[Sponsor Stockholders Agreement]

MD STOCKHOLDER:

SUSAN LIEBERMAN DELL SEPARATE PROPERTY TRUST

By:
	Name:	Susan L. Dell
	Title:	Trustee

[Sponsor Stockholders Agreement]

MSD PARTNERS STOCKHOLDERS:

MSDC DENALI INVESTORS, L.P.

By: MSDC Denali (GP), LLC, its General Partner

By:
	Name:	Marc R. Lisker
	Title:	Manager

MSDC DENALI EIV, LLC

By: MSDC Denali (GP), LLC, its Managing Member

By:
	Name:	Marc R. Lisker
	Title:	Manager

[Sponsor Stockholders Agreement]

SLP STOCKHOLDERS:

SILVER LAKE PARTNERS III, L.P.

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:
	Name:	James Davidson
	Title:	Managing Director

SILVER LAKE PARTNERS IV, L.P.

By:	Silver Lake Technology Associates IV, L.P., its general partner

By:	SLTA IV (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:
	Name:	James Davidson
	Title:	Managing Director

SILVER LAKE TECHNOLOGY INVESTORS III, L.P.

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:
	Name:	James Davidson
	Title:	Managing Director

[Sponsor Stockholders Agreement]

SILVER LAKE TECHNOLOGY INVESTORS IV, L.P.

By:	Silver Lake Technology Associates IV, L.P., its general partner

By:	SLTA IV (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:
	Name:	James Davidson
	Title:	Managing Director

SLP DENALI CO-INVEST, L.P.

By:	SLP Denali Co-Invest GP, L.L.C., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:
	Name:	James Davidson
	Title:	Managing Member

[Sponsor Stockholders Agreement]

Schedule I

CAPITALIZATION TABLE

As of [    ], 2016

Name / Address	Type of Securities Beneficially Owned	Number of Securities Beneficially Owned
MD Stockholders: c/o Dell Inc. One Dell Way Round Rock, TX 78682 Attention: Michael S. Dell Facsimile: (512) 283-1469	Class A DHI Common Stock	Michael S. Dell: Susan Lieberman Dell Separate Property Trust: MD Stockholders Total:	[ ] [ ] [ ]

MSD Partners Stockholders: MSD Partners, L.P. 645 Fifth Avenue 21st Floor New York, NY 10022-5910 Attention: Marc R. Lisker Marcello Liguori Facsimile: (212) 303-1772	Class A DHI Common Stock	MSDC Denali Investors, L.P.: MSDC Denali EIV, LLC MSD Partners Stockholders Total:	[ ] [ ] [ ]

SLP Stockholders:

c/o Silver Lake Partners

2775 Sand Hill Road

Suite 100

Menlo Park, CA 94025

Attention: Karen King

Facsimile: (650) 233-8125

and

c/o Silver Lake Partners

9 West 57th Street

32nd Floor

New York, NY 10019

Attention: Andrew J. Schader

Facsimile: (212) 981-3535

Class B DHI Common Stock

Silver Lake Partners III, L.P.:

Silver Lake Partners IV, L.P.:

Silver Lake Technology

Investors III, L.P.:

Silver Lake Technology

Investors IV, L.P.:

SLP Denali Co-Invest, L.P.:

SLP Stockholders Total:

[ ] [ ] [ ] [ ] [ ] [ ]

CAPITALIZATION TABLE

As of October 18, 2013

Name / Address	Type of Securities Beneficially Owned	Number of Securities Beneficially Owned
MD Stockholders: c/o Dell Inc. One Dell Way Round Rock, TX 78682 Attention: Michael S. Dell Facsimile: (512) 283-1469	Series A Common Stock	Michael S. Dell: Susan Lieberman Dell Separate Property Trust: MD Stockholders Total:	[ ] [ ] [ ]

MSD Partners Stockholders: MSD Partners, L.P. 645 Fifth Avenue 21st Floor New York, NY 10022-5910 Attention: Marc R. Lisker Marcello Liguori Facsimile: (212) 303-1772	Series A Common Stock	MSDC Denali Investors, L.P.: MSDC Denali EIV, LLC MSD Partners Stockholders Total:	[ ] [ ] [ ]

SLP Stockholders:

c/o Silver Lake Partners

2775 Sand Hill Road

Suite 100

Menlo Park, CA 94025

Attention: Karen King

Facsimile: (650) 233-8125

and

c/o Silver Lake Partners

9 West 57th Street

32nd Floor

New York, NY 10019

Attention: Andrew J. Schader

Facsimile: (212) 981-3535

Series B Common Stock

Silver Lake Partners III, L.P.:

Silver Lake Partners IV, L.P.:

Silver Lake Technology

Investors III, L.P.:

Silver Lake Technology

Investors IV, L.P.:

SLP Denali Co-Invest, L.P.:

SLP Stockholders Total:

[ ] [ ] [ ] [ ] [ ] [ ]

Annex A-1

FORM OF

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Amended and Restated Sponsor Stockholders Agreement, dated as of [●], 2016 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Sponsor Stockholders Agreement”) by and among Denali Holding Inc., Denali Intermediate Inc., Dell Inc., EMC, Denali Finance Corp., Dell International L.L.C., each other Specified Subsidiary that may become a party thereto in accordance with the terms thereof, Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, Silver Lake Partners III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Sponsor Stockholders Agreement.

By executing and delivering this Joinder Agreement to the Sponsor Stockholders Agreement, the undersigned hereby adopts and approves the Sponsor Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the transferee of DHI Securities, to become a party to, and to be bound by and comply with the provisions of, the Sponsor Stockholders Agreement applicable to a Stockholder [and] [an MD Stockholder / MD Co-Investor][MSD Partners Stockholder / MSD Partners Co-Investor][SLP Stockholder], respectively, in the same manner as if the undersigned were an original signatory to the Sponsor Stockholders Agreement.

[The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Sponsor Stockholders Agreement, it is a Permitted Transferee of [        ] and will be the lawful record owner of [        ] shares of [Insert description of series / type of Security] of the Company as of the date hereof. The undersigned hereby covenants and agrees that it will take all such actions as required of a Permitted Transferee as set forth in the Sponsor Stockholders Agreement, including but not limited to conveying its record and beneficial ownership of any DHI Securities and all rights, title and obligations thereunder back to the initial transferor Stockholder or to another Permitted Transferee of the original transferor Stockholder, as the case may be, immediately prior to such time that the undersigned no longer meets the qualifications of a Permitted Transferee as set forth in the Sponsor Stockholders Agreement.]

The undersigned acknowledges and agrees that Section 9.2 through Section 9.5 of the Sponsor Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of             ,         .

Signature

Print Name

Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED
as of the day of , .

DENALI HOLDING INC.

By:
Name:
Title:

Annex A-2

FORM OF

SPECIFIED SUBSIDIARY JOINDER AGREEMENT

The undersigned is executing and delivering this Specified Subsidiary Joinder Agreement pursuant to that certain Amended and Restated Sponsor Stockholders Agreement, dated as of [    ], 2016 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Sponsor Stockholders Agreement”) by and among Denali Holding Inc., Denali Intermediate Inc., Dell Inc., EMC, Denali Finance Corp., Dell International L.L.C., each other Specified Subsidiary that may become a party thereto in accordance with the terms thereof, Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, Silver Lake Partners III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Sponsor Stockholders Agreement.

By executing and delivering this Joinder Agreement to the Sponsor Stockholders Agreement, the undersigned hereby adopts and approves the Sponsor Stockholders Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Sponsor Stockholders Agreement applicable to a Specified Subsidiary, in the same manner as if the undersigned were an original signatory to the Sponsor Stockholders Agreement.

The undersigned acknowledges and agrees that Section 9.2 through Section 9.5 of the Sponsor Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

Accordingly, the undersigned has executed and delivered this Specified Subsidiary Joinder Agreement as of the      day of             ,         .

SPECIFIED SUBSIDIARY:

[ ]

By:
Name:
Title:

Annex B

FORM OF

SPOUSAL CONSENT

In consideration of the execution of that certain Amended and Restated Sponsor Stockholders Agreement, dated as of [    ], 2016 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Sponsor Stockholders Agreement”) by and among Denali Holding Inc., Denali Intermediate Inc., Dell Inc., EMC, Denali Finance Corp., Dell International L.L.C., each other Specified Subsidiary that may become a party thereto in accordance with the terms thereof, Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, Silver Lake Partners III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and any other Persons who become a party thereto in accordance with the thereof, I,                                         , the spouse of                                         , who is a party to the Sponsor Stockholders Agreement, do hereby join with my spouse in executing the foregoing Sponsor Stockholders Agreement and do hereby agree to be bound by all of the terms and provisions thereof, in consideration of the issuance, acquisition or receipt of DHI Securities and all other interests I may have in the shares and securities subject thereto, whether the interest may be pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Sponsor Stockholders Agreement.

Dated as of ,
(Signature of Spouse)

(Print Name of Spouse)

Annex C

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is dated as of [    ] (this “Agreement”) and is between Denali Holding Inc., a Delaware corporation (the “Company”), and [    ] (“Indemnitee”).

WHEREAS, Indemnitee is a director and/or officer of the Company and may also serve as a director, executive officer, employee, consultant, fiduciary or agent (collectively, the “Indemnifiable Positions”) of other corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other enterprises controlled by the Company (collectively, the “Controlled Entities”);

WHEREAS, in order to induce Indemnitee to continue to serve as a director and/or executive officer of the Company and/or in other Indemnifiable Positions of the Controlled Entities, the Company wishes to provide for the indemnification of, and the advancement of Expenses (as defined herein) to, Indemnitee to the maximum extent permitted by law;

WHEREAS, the certificate of incorporation of the Company (the “Charter”) provides for the indemnification of the Company’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”); and

WHEREAS, the Company and Indemnitee desire to enter into this Agreement to set forth their agreement regarding indemnification and the advancement of Expenses and to clarify the priority of the indemnification and advancement of Expenses with respect to certain Jointly Indemnifiable Claims (as defined herein).

NOW, THEREFORE, in consideration of Indemnitee’s service or continued service to the Company and/or the Controlled Entities and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

Section 1. Indemnification.

To the fullest extent permitted by the DGCL:

(a) The Company shall indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed Action, Suit or Proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals.

(b) The indemnification provided by this Section 1 shall be from and against all loss and liability suffered and Expenses (including attorneys’ fees), Judgments, Fines and Amounts Paid in Settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such Action, Suit or Proceeding, including any appeals.

Section 2. Payment of Expenses. To the fullest extent permitted by the DGCL, Expenses (including attorneys’ fees) incurred by Indemnitee in appearing at, participating in or defending any Action, Suit or Proceeding or in connection with an enforcement action as contemplated by Section 3(d), shall be paid by the Company in advance of the final disposition of such Action, Suit or Proceeding or such enforcement action within 15 days after receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time. The Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled under this Agreement to be indemnified by the Company in respect of such Action, Suit or Proceeding or such enforcement action as contemplated by Section 3(d). No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement. This Section 2 shall be subject to Section 3(a) and shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6(a).

Section 3. Procedure for Indemnification; Notification and Defense of Claim.

(a) Promptly after receipt by Indemnitee of actual notice of the commencement of any Action, Suit or Proceeding, Indemnitee shall, if a claim in respect thereof is to be made or could be made against the Company hereunder, notify the Company in writing of the commencement thereof. The failure to promptly notify the Company of the commencement of the Action, Suit or Proceeding, or of Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to Indemnitee hereunder, except to the extent the Company is actually and materially prejudiced (through the forfeiture of substantive rights or defenses) in its defense of such Action, Suit or Proceeding as a result of such failure. With respect to any Action, Suit or Proceeding of which the Company is so notified as provided in this Agreement, the Company shall, subject to the last two sentences of this paragraph and subject to the Company’s prior determination pursuant to Section 3(c) to grant Indemnitee’s indemnification request with respect to such Action, Suit or Proceeding prior to the final disposition of such Action, Suit or Proceeding or such enforcement action, be entitled to assume the defense of such Action, Suit or Proceeding, with counsel reasonably acceptable to Indemnitee (which acceptance shall not be unreasonably withheld or delayed), upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any subsequently-incurred fees of separate counsel engaged by or on behalf of Indemnitee with respect to the same Action, Suit or Proceeding unless the Company does not continue to retain such counsel to defend such Action, Suit or Proceeding. Notwithstanding the foregoing, if Indemnitee, based on the advice of his or her counsel, shall have reasonably concluded that, in the conduct of any such defense, there is or is reasonably likely to be a conflict of interest or position between the Company and Indemnitee with respect to a significant issue, then the Company will not be entitled, without the written consent of Indemnitee, to assume such defense. In addition, the Company will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

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(b) To obtain indemnification under this Agreement, upon final disposition of such Action, Suit or Proceeding or such enforcement action, in each case, contemplated in Section 1, Indemnitee shall submit to the Company a written request therefor including such documentation and information as is reasonably available to Indemnitee and, to the extent available, such documentation and information as is reasonably necessary to enable the Company to determine whether and to what extent Indemnitee is entitled to indemnification. In addition, Indemnitee shall reasonably cooperate with the Company and shall give the Company such additional information as the Company may reasonably require.

(c) The determination whether to grant Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Company’s receipt of a request for indemnification in accordance with Section 3(a) (the “Indemnity Review Period”). Prior to final disposition of the Action, Suit or Proceeding or enforcement action in respect of which the indemnification request is made, if (i) the Company’s determination of whether to grant Indemnitee’s indemnification request shall not have been made within the Indemnity Review Period or (ii) the Company denies the Indemnitee’s indemnification request during the Indemnity Review Period, then, in each case, the indemnification request shall be deemed to have been denied and the Indemnitee shall not be entitled to such indemnification during the pendency of such Action, Suit or Proceeding or enforcement action, without prejudice to any subsequent indemnification request made by the Indemnitee following final disposition of such Action, Suit or Proceeding or such enforcement action in respect of such Action, Suit or Proceeding or such enforcement action. Following final disposition of the Action, Suit or Proceeding or enforcement action in respect of which the indemnification request is made, if the Company’s determination of whether to grant Indemnitee’s indemnification request shall not have been made within the Indemnity Review Period, then the requisite determination of entitlement to indemnification shall, subject to Section 6, nonetheless be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. If the Company determines that Indemnitee is entitled to such indemnification within the Indemnity Review Period, the Company will make payments to Indemnitee of any indemnifiable amounts pursuant to Section 1, in each case within 30 days following any payment request from Indemnitee (for any such payment request, the applicable “Payment Request Period”).

(d) In the event that (i) the Company determines in accordance with this Section 3 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within the Indemnity Review Period, (iii) payment of any indemnifiable amounts pursuant to Section 1 is not made by the Company within the applicable Payment Request Period, (iv) advancement of Expenses is not timely made in accordance with Section 2, or (v) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. To the extent not already advanced pursuant to Section 2,

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Indemnitee’s Expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement of Expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Company; provided that to the extent Indemnitee is successful in part and unsuccessful in part in establishing Indemnitee’s right to indemnification or advancement of Expenses hereunder, Indemnitee shall be entitled to partial indemnification of Expenses in accordance with Section 20.

(e) Indemnitee shall be presumed to be entitled to advancement of Expenses and, following final disposition of the Action, Suit or Proceeding or enforcement action in respect of which the indemnification request is made, to indemnification, in each case, under this Agreement upon submission of a request therefor in accordance with Section 2 or Section 3 of this Agreement, as the case may be. The Company shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of Expenses unless the Company overcomes such presumption by clear and convincing evidence. Neither the failure of the Company to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

Section 4. Insurance and Subrogation.

(a) To the extent the Company maintains a policy or policies of insurance providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage provided to any other director or officer of the Company. If, at the time the Company receives from Indemnitee any notice of the commencement of an Action, Suit or Proceeding, the Company has such insurance in effect which would reasonably be expected to cover such Action, Suit or Proceeding, the Company shall give prompt notice of the commencement of such Action, Suit or Proceeding to the insurers in accordance with the procedures set forth in such policy or policies. The Company shall thereafter take all necessary or reasonably desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Action, Suit or Proceeding in accordance with the terms of such policy or policies.

(b) Subject to Section 9(b), in the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy. Indemnitee shall execute all papers reasonably required and take all action reasonably necessary to secure such rights, including execution of such documents as are necessary to enable the Company to effectively bring suit to enforce such rights in accordance with the terms of such insurance policy. The Company shall pay or reimburse all Expenses incurred by Indemnitee in connection with such subrogation.

(c) Subject to Section 9(b), the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, Judgments, Fines and Amounts Paid in Settlement, and ERISA excise taxes or penalties) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

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Section 5. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a) The term “Action, Suit or Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, arbitration, investigation, inquiry, alternative dispute mechanism or proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, in each case, by reason of the service of Indemnitee as a director and/or officer of the Company and/or in other Indemnifiable Positions of the Controlled Entities, or by reason of any action alleged to have been taken or omitted in any such capacity, and whether pursuant to any alleged breach of any fiduciary duty owed by, or failure to meet any standard of care applicable to, any such Indemnitee in respect of the Company or any Controlled Entity, or otherwise.

(b) The term “Expenses” shall include all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), in each case, actually and reasonably incurred by or on behalf of Indemnitee in connection with either the investigation, defense or appeal of an Action, Suit or Proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder.

(c) The term “Judgments, Fines and Amounts Paid in Settlement” shall be broadly construed and shall mean any direct or indirect payments of any type or nature whatsoever owing or paid in connection with an Action, Suit or Proceeding, including without limitation, all judgments, awards, fines, penalties and amounts in settlement, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

Section 6. Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to any threatened, pending or completed claim, action, suit, arbitration, investigation, inquiry, alternative dispute mechanism or proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, however denominated, initiated or brought voluntarily by Indemnitee whether by way of defense, counterclaim or cross claim or otherwise, other than (i) an action brought to establish or enforce a right to indemnification or advancement of Expenses under this Agreement (which shall be governed by the provisions of Section 6(b) of this Agreement), a claim, action, suit, arbitration, investigation, inquiry, alternative dispute mechanism or proceeding that was authorized or consented to by the Board of Directors of the Company, it being understood and agreed that such authorization or consent shall not be unreasonably withheld in connection with any compulsory counterclaim brought by Indemnitee in response to an Action, Suit or Proceeding otherwise indemnifiable under this Agreement or (ii) as otherwise required under the DGCL.

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(b) Action for Indemnification. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to an action instituted by Indemnitee to enforce or interpret this Agreement if Indemnitee is not successful in such enforcement action in establishing Indemnitee’s right, in whole or in part, to indemnification or advancement of Expenses hereunder; provided that to the extent Indemnitee is successful in part and unsuccessful in part in establishing Indemnitee’s right to indemnification or advancement of Expenses hereunder, Indemnitee shall be entitled to partial indemnification of Expenses in accordance with Section 20.

(c) Section 16(b) Matters. To indemnify Indemnitee on account of any Action, Suit or Proceeding in which judgment is rendered against Indemnitee for disgorgement of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (excluding any purchase or sale deemed to be made in connection with any merger, consolidation, reorganization or other transaction undertaken by the Company).

(d) Fraud or Willful Misconduct. To indemnify Indemnitee on account of conduct by Indemnitee where such conduct has been determined to have been knowingly fraudulent or constitute willful misconduct by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing. For the avoidance of doubt, each of the Company and Indemnitee acknowledge and agree that any actions or omissions by Indemnitee that are permitted by Section 6.2 of that Certain Sponsor Stockholders Agreement, dated October, 29, 2013, by and among the Company and the investors signatory thereto, and that do not otherwise constitute willful misconduct shall not be considered willful misconduct for purposes of this Agreement.

(e) Prohibited by Law. To indemnify Indemnitee in any circumstance where such indemnification has been determined to be prohibited by law by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing.

(f) Unauthorized Settlement. To indemnify Indemnitee for any amounts paid in settlement of any Action, Suit or Proceeding without the Company’s prior written consent; provided that the Company will not unreasonably withhold or delay its consent to any proposed settlement.

Section 7. Certain Settlement Provisions. The Company shall be permitted to settle any Action, Suit or Proceeding, except that it shall not settle any Action, Suit or Proceeding in any manner that would impose any penalty (unless the only penalty imposed is a monetary payment that will be paid in full by the Company (or its insurers)) or limitations or constitute any admission of wrongdoing or which may compromise, or may adversely affect, the defense of the Indemnitee in any other Action, Suit or Proceeding, whether civil or criminal, without Indemnitee’s prior written consent. Indemnitee will not unreasonably withhold or delay his or, her consent to any proposed settlement.

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Section 8. Savings Clause. If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed Action, Suit or Proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, from and against all loss and liability suffered and Expenses (including attorneys’ fees), Judgments, Fines and Amounts Paid in Settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such Action, Suit or Proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

Section 9. Contribution/Jointly Indemnifiable Claims.

(a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of all of Indemnitee’s loss and liability suffered and Expenses (including attorneys’ fees), Judgments, Fines and Amounts Paid in Settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any Action, Suit or Proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 4(c), 6, or 7 hereof.

(b) Given that certain Jointly Indemnifiable Claims by reason of the service of Indemnitee as a director of the Company and/or in other Indemnifiable Positions of the Controlled Entities, or by reason of any action alleged to have been taken or omitted in any such capacity, the Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of Expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) the DGCL, (ii) the Charter, (iii) this Agreement, (iv) any other agreement between the Company or any Controlled Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, (v) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (vi) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity ((i) through (vii) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from the Indemnitee-Related Entities. Under no circumstance shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, (i) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the

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extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (ii) to the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (i), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any Controlled Entity or under any insurance policy, as applicable, and (iii) Indemnitee and the Company and, as applicable, any Controlled Entity shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company and Indemnitee agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 9(b), entitled to enforce this Section 9(b) as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the Controlled Entities to perform the terms and obligations of this Section 9(b) as though each such Controlled Entity was a party to this Agreement. For purposes of this Section 9(b), the following terms shall have the following meanings:

(i) The term “Indemnitee-Related Entities” means any company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from whom an Indemnitee may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification or advancement obligation.

(ii) The term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Action, Suit or Proceeding for which the Indemnitee shall be entitled to indemnification or advancement of Expenses from both (i) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

Section 10. Form and Delivery of Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt or (d) sent by email or facsimile transmission, with receipt of oral confirmation that such transmission has been received. Addresses for notice to either party are shown on the signature page of this Agreement, or as subsequently modified by written notice.

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Section 11. Nonexclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, in any court in which a proceeding is brought, other agreements or otherwise, and Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of Indemnitee. No amendment or alteration of the Charter or the Company’s bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

Section 12. No Construction as Employment Agreement; Duration of Agreement. Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director and/or officer of the Company or in other Indemnifiable Positions of the Controlled Entities or in the employ of the Company or any of the Controlled Entities. For the avoidance of doubt, the indemnification and advancement of Expenses provided under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a director and/or officer of the Company and/or in other Indemnifiable Positions of the Controlled Entities.

Section 13. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by the DGCL notwithstanding that such indemnification may not be specifically authorized by the Charter or the Company’s bylaws, or by statute as of the date hereof. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, consultant, fiduciary or agent, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, consultant, fiduciary or agent, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

Section 14. Entire Agreement. Without limiting any of the rights of Indemnitee under the Charter and/or the Company’s bylaws, this Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 15. Modification and Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. For the avoidance of doubt, this Agreement may not be terminated by the Company without Indemnitee’s prior written consent.

Section 16. Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, spouses, heirs, executors, administrators and legal

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representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 17. Service of Process and Venue. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 19. Injunctive Relief. The parties hereto agree that each party hereto may enforce this Agreement by seeking specific performance hereof, without any necessity of showing irreparable harm or posting a bond, which requirements are hereby waived, and that by seeking specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled.

Section 20. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of loss and liability suffered and Expenses (including attorneys’ fees), Judgments, Fines and Amounts Paid in Settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with an Action, Suit or Proceeding, including any appeals, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such amounts otherwise payable hereunder.

Section 21. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, consultants, fiduciaries or agents under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right, under public policy, to indemnify Indemnitee.

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Section 22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 23. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

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This Indemnification Agreement has been duly executed and delivered to be effective as of the date stated above.

DENALI HOLDING INC.

By:
Name:
Title:

Address:

Attention:
Facsimile:

INDEMNITEE:

Name:

Address:

Attention:
Facsimile:

[Indemnification Agreement]

ANNUAL OPERATING PLAN LINE ITEMS

The Annual Operating Plan shall be prepared and presented using segment reporting (based on the segments of the Company and its Subsidiaries in effect as of the date hereof; provided, that the Company may from time to time change its segments in the ordinary course).

•	The Annual Operating Plan presented shall include the information, detail and line items consistent with customary reviews of the Annual Operating Plan presented by the Chief Financial Officer of the Company; provided, that such Annual Operating Plan shall include (i) historical consolidated financial information of the Company and its Subsidiaries for the immediately preceding four fiscal quarters ended plus the interim period ending on the immediately preceding fiscal quarter ended and thru the date the Annual Operating Plan is submitted to the Board and the SLP Stockholders and (ii) a forecast of such information, detail and line items for any fiscal quarters not yet completed for the then-applicable fiscal year.

•	Quarterly non-GAAP income statements and statements of cash flows for the immediately succeeding full fiscal year budget period.

•	By business unit (end-user computing (“EUC”), enterprise solutions group (“ESG”), software and peripherals (“S&P”), Services, Software) and by Geography

•	Non-GAAP revenue

•	If new reporting, breakout origination fee and S&P allocated

•	Memo: EUC desktops vs. mobility

•	Memo: ESG servers vs. storage vs. networking

•	Memo: Services S&D vs. Security vs. Apps vs. BPO

•	Memo: Software bookings

•	Gross profit

•	Memo: EUC desktops vs. mobility

•	Memo: ESG servers vs. storage vs. networking

•	Memo: Services S&D vs. Security vs. Apps vs. BPO

•	Memo: Software bookings

•	Direct R&D

•	Memo: EUC desktops vs. mobility

•	Memo: ESG servers vs. storage vs. networking

•	Memo: Services S&D vs. Security vs. Apps vs. BPO

•	Memo: Software bookings

•	Operating expenses (including cash Long Term Incentive (“LTI”), excluding non-cash LTI)

•	Roll-up R&D

•	Sales

•	Marketing

•	G&A

•	Memo: Gross Cash LTI

•	Depreciation & amortization

•	Adjusted EBITDA (per the Credit Agreement dated as of [ ], 2016 (as amended, supplemented or otherwise modified from time to time, among Denali Intermediate Inc., Dell Inc., Dell International L.L.C., the lenders party thereto and [ ], as Administrative Agent)

•	Capital expenditures

•	Change in working capital accounts (including deferred revenue)

•	Cash conversion cycle

•	Cash taxes

•	Cash flow from operations

•	Acquisitions / divestitures

•	Capitalization: cash by region / debt by tranche